                                                                  Rule 424(b)(5)
                                            Registration Statement No. 333-76047


       THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED.


SUBJECT TO COMPLETION, DATED MAY 8, 2001

Prospectus Supplement to Prospectus dated May 8, 2001

METRIS MASTER TRUST                                      [METRIS COMPANIES LOGO]
$559,392,000 CLASS A FLOATING RATE ASSET BACKED SECURITIES, SERIES 2001-2 $99,448,000 CLASS B FLOATING RATE ASSET BACKED SECURITIES, SERIES 2001-2
METRIS RECEIVABLES, INC.
Transferor
DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
Servicer

                                          CLASS A SECURITIES              CLASS B SECURITIES
                                          ------------------              ------------------
Principal Amount                     $559,392,000                    $99,448,000
Price                                $                (     %)       $                (     %)
Underwriters' Commissions            $                (     %)       $                (     %)
Proceeds to the Transferor           $                (     %)       $                (     %)
Interest Rate                        one-month LIBOR +      %        one-month LIBOR +      %
                                     p.a.                            p.a.
Interest Payment Dates               monthly on the 20th             monthly on the 20th
First Interest Payment Date          July 20, 2001                   July 20, 2001
Expected Final Payment Date          May 22, 2006                    June 20, 2006

The Class B securities are subordinated to the Class A securities. The Trust is also issuing an interest in the Trust called the excess collateral in the amount of $169,889,282. The excess collateral will be subordinated to both the Class A securities and the Class B securities.

These securities are interests in the Trust, and are backed only by the assets of the Trust. Neither these securities nor the assets of the Trust are obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any of their affiliates, or obligations insured by the FDIC.

These securities will have the benefits of interest rate caps to the limited extent described in this prospectus supplement.

THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

We will apply to have these securities listed on the Luxembourg Stock Exchange but we are not sure that they will be listed on the Luxembourg Stock Exchange or any other stock exchange.

These securities are offered subject to availability.

We expect that these securities will be delivered in book-entry form on
          , 2001 through The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

UNDERWRITERS OF THE CLASS A SECURITIES

DEUTSCHE BANC ALEX. BROWN
                  BANC OF AMERICA SECURITIES LLC
                                   BARCLAYS CAPITAL
                                                 CREDIT SUISSE FIRST BOSTON
                                                             JPMORGAN

UNDERWRITERS OF THE CLASS B SECURITIES

DEUTSCHE BANC ALEX. BROWN                         BANC OF AMERICA SECURITIES LLC

The date of this Prospectus Supplement is           , 2001

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS.........................      S-3
SUMMARY OF TERMS....................      S-4
STRUCTURAL SUMMARY..................      S-5
SELECTED TRUST PORTFOLIO SUMMARY
  DATA..............................      S-8
RISK FACTORS........................     S-10
  Potential Early Repayment or
     Delayed Payment due to Reduced
     Portfolio Yield................     S-10
  Potential Early Repayment due to
     Non-Performance under Interest
     Rate Caps......................     S-13
  Limited History of Direct
     Merchants Bank, the Trust and
     the Trust Portfolio............     S-13
  The Effect on Securityholders of
     Certain Litigation and
     Regulatory Action Against
     Direct Merchants Bank, Metris
     Companies Inc. and Their
     Affiliates is Unclear..........     S-14
  Limited Ability to Resell
     Securities.....................     S-15
  Certain Liens Could Be Given
     Priority Over Your
     Securities.....................     S-15
  Insolvency or Bankruptcy of Metris
     Receivables, Inc., Direct
     Merchants Bank or Metris
     Companies Inc. Could Result in
     Accelerated, Delayed or Reduced
     Payments to Securityholders....     S-16
  Negative Carry on Amounts on
     Deposit in Trust Accounts May
     Reduce Yield...................     S-17
  Issuance of Additional Series by
     the Trust May Affect the Timing
     of Payments....................     S-17
  Individual Securityholders Will
     Have Limited Control of Trust
     Actions........................     S-17
  Rating of Your Securities May be
     Reduced........................     S-18
  Class B Bears Additional Credit
     Risk...........................     S-18
  Certain Considerations Regarding
     Negative Carry in Connection
     with Funding Period............     S-18
TRUST CREDIT CARD PORTFOLIO.........     S-20
  General...........................     S-20
  Growing Credit Card Portfolio by
     Portfolio Acquisitions.........     S-20
  Assessment of Fees and Finance and
     Other Charges..................     S-21
  Delinquency and Loss Experience...     S-22
  Recoveries........................     S-23

                                        PAGE
                                        -----
THE RECEIVABLES.....................     S-23
  General...........................     S-23
MATURITY CONSIDERATIONS.............     S-26
  Accumulation Period...............     S-26
  Early Amortization Period.........     S-28
  Pay Out Events....................     S-28
  Payment Rates.....................     S-29
RECEIVABLE YIELD CONSIDERATIONS.....     S-30
USE OF PROCEEDS.....................     S-31
DESCRIPTION OF THE OFFERED
  SECURITIES........................     S-31
  General...........................     S-31
  Status of the Securities..........     S-33
  Previously Issued Series..........     S-33
  Interest Payments.................     S-33
  Principal Payments................     S-34
  Pre-Funding Account and Funding
     Period.........................     S-36
  Funding Period Reserve Account....     S-36
  Postponement of Accumulation
     Period.........................     S-37
  Subordination.....................     S-38
  The Interest Rate Caps............     S-39
  Interest Rate Cap Provider........     S-39
  Allocation Percentages............     S-40
  Redirected Cash Flows.............     S-42
  Redirected Principal
     Collections....................     S-43
  Application of Collections........     S-44
  Coverage of Interest Shortfalls...     S-50
  Shared Principal Collections......     S-50
  Defaulted Receivables; Dilution...     S-50
  Investor Charge-Offs..............     S-51
  Principal Funding Account.........     S-51
  Accumulation Period Reserve
     Account........................     S-52
  Paired Series.....................     S-53
  Defeasance........................     S-53
  Final Payment of Principal;
     Termination....................     S-54
  Pay Out Events....................     S-55
  Servicing Compensation and Payment
     of Expenses....................     S-56
  Reports to Securityholders........     S-57
LISTING AND GENERAL INFORMATION.....     S-57
ERISA CONSIDERATIONS................     S-58
  Class A Securities................     S-58
  Class B Securities................     S-59
  Consultation with Counsel.........     S-59
UNDERWRITING........................     S-60
INDEX OF TERMS FOR PROSPECTUS
  SUPPLEMENT........................     S-62
ANNEX I: PREVIOUSLY ISSUED SERIES...    A-I-1

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     The attached prospectus provides general information about Metris Master Trust, including terms and conditions that are generally applicable to the securities issued by the Trust. The specific terms of Series 2001-2 are described in this supplement.

     This supplement begins with several introductory sections describing your series and the Trust in abbreviated form:

     - Summary of Terms provides important amounts, dates and other terms of your series;

     - Structural Summary gives a brief introduction of the key structural features of your series and directions for locating further information;

     - Selected Trust Portfolio Summary Data gives certain financial information about the assets of the Trust; and

     - Risk Factors describes risks that apply to your series.

     As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents in this supplement and the attached prospectus.

TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS

Trust:                                     Metris Master Trust--"Trust"
Transferor:                                Metris Receivables, Inc.
Servicer:                                  Direct Merchants Credit Card Bank, National Association--
                                           "Direct Merchants Bank"
Trustee:                                   U.S. Bank National Association
Interest Rate Cap Provider:*
Pricing Date:                              , 2001
Closing Date:                              , 2001
Clearance and Settlement:                  DTC/Clearstream/Euroclear
Trust Assets:                              receivables originated in MasterCard and VISA accounts,
                                           including recoveries on charged-off receivables, and
                                           amounts in the pre-funding account
Pre-Funded Amount:                         up to $150,000,000
Scheduled End of Funding Period:           July 31, 2001

Series Structure:                Amount                           % of Total Series
Class A                          $559,392,000                     67.50%
Class B                          $99,448,000                      12.00%
Excess Collateral                $169,889,282                     20.50%
Annual Servicing Fee:            2.0%
                                 CLASS A                          CLASS B
Anticipated Ratings:             Aaa/AAA/AAA                      A1/A/A+
  (Moody's/Standard & Poor's/
  Fitch)
Enhancement:                     subordination of Class B and     subordination of the excess
                                 the excess collateral and        collateral and interest rate
                                 interest rate caps               caps
Interest Rate:                   one-month LIBOR +      % p.a.    one-month LIBOR +      % p.a.
Interest Accrual Method:         actual/360                       actual/360
Interest Payment Dates:          monthly on the 20th              monthly on the 20th
Interest Rate Index Reset        2 London business days before    2 London business days before
  Date:                          each interest payment date       each interest payment date
First Interest Payment Date:     July 20, 2001                    July 20, 2001
Expected Final Payment Date:     May 22, 2006                     June 20, 2006
Commencement of Accumulation
Period (subject to               Last day of April 2005           N/A
adjustment):
Series 2001-2 Legal Final
Maturity:                        November 20, 2009                November 20, 2009

------------
* The interest rate caps will have a limited notional amount that at no time will exceed a specified percentage of the excess collateral as described in this prospectus supplement.

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of Series 2001-2. To fully understand the terms of Series 2001-2 you will need to read both this supplement and the attached prospectus in their entirety.

THE SERIES 2001-2 SECURITIES

Your securities represent the right to a portion of collections on the underlying Trust assets and the portion of the proceeds from the sale of the securities to be deposited into a pre-funding account on the day of closing and used by the Trust to invest in receivables. Your securities will also be allocated a portion of losses on receivables, if any. Any collections allocated to your series will be used to make interest or principal payments, to pay a portion of the fees of Direct Merchants Credit Card Bank, N.A. as servicer and to cover losses allocated to your series. Any collections allocated to your series in excess of the amount owed to you or Direct Merchants Credit Card Bank, N.A. as servicer will be shared with other series of securities issued by Metris Master Trust, or returned to Metris Receivables, Inc. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement and the attached prospectus.

At the same time as the Class A securities and the Class B securities are issued, the trust will issue an interest in the trust called the excess collateral in the amount of $169,889,282 as part of Series 2001-2. The excess collateral will have certain rights as if the excess collateral were a subordinated class of securities. The excess collateral is not offered by this prospectus supplement.

For further information on allocations and payments, see "Description of the Offered Securities--Allocation Percentages" and "--Application of Collections" in this supplement. For further information about the receivables supporting your securities, see "The Receivables" and "Receivable Yield Considerations" in this supplement. For further information about the pre-funding account supporting your securities and related matters, see "Description of the Offered Securities--Pre-Funding Account and Funding Period" and "--Funding Period Reserve Account" in this supplement. For a more detailed discussion of the securities, see "Description of the Offered Securities" in this supplement and "Description of the Securities" in the attached prospectus.

ENHANCEMENT

Subordination: Your securities feature credit enhancement by means of the subordination of other interests, which are intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series' benefit only. Credit enhancement is provided to Class A by the following:

     - subordination of Class B; and

     - subordination of the excess collateral.

Credit enhancement is provided to Class B by the following:

     - subordination of the excess collateral.

The effect of subordination is that the more subordinated interests will absorb any losses allocated to Series 2001-2, and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date the excess collateral will be $169,889,282, or 20.50% of the sum of the initial Class A invested amount, the initial Class B invested amount and the initial excess collateral amount. If the cash flow and any subordinated interest do not cover all losses allocated to Series 2001-2, your payments of interest and principal will be reduced and you may suffer a loss of principal.

In addition to being subject to reduction as described in "Description of the Offered Securities--Subordination" and "--Redirected Principal Collections" in this supplement, if certain conditions are satisfied, the Excess Collateral Amount may be reduced to a minimum level with the consent of the rating agencies selected by Metris Receivables, Inc. to rate your securities.

For a more detailed description of the subordination provisions of Series 2001-2, see "Description of the Offered Securities--Subordination" in this supplement. For a discussion of losses, see "Description of the Offered Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 2001-2.

Interest Rate Caps: Your securities will have the benefits of enhancement by means of payments under interest rate caps to the limited extent described under "Description of the Offered Securities--The Interest Rate Caps" in this supplement. This enhancement is for your series' benefit only. The interest rate caps provide an additional resource for interest payments on the Class A securities, the Class B securities and the excess collateral, in that priority, if LIBOR is greater than 10.50%. The interest rate caps will, however, have a limited notional amount that at no time will exceed a specified percentage of the excess collateral.

METRIS MASTER TRUST

Metris Master Trust has previously issued eleven other series that Metris Receivables, Inc. expects will be outstanding on the date of issuance of your series. Metris Master Trust is expected to issue one additional series, Series 2001-A, prior to the date of issuance of your series. Metris Master Trust is maintained by the trustee for the benefit of:

     - securityholders of Series 2001-2;

     - securityholders of other series issued by Metris Master Trust;

     - providers of credit enhancements for Series 2001-2 and other series issued by Metris Master Trust; and

     - Metris Receivables, Inc.

For a summary of the terms of the previously issued series, see "Annex I:
Previously Issued Series."

Each series has a claim to a fixed or variable dollar amount of Metris Master Trust's assets, regardless of the total amount of receivables in the Trust at any time. Metris Receivables, Inc. holds the remaining claim to Metris Master Trust's assets, which fluctuates with the total amount of receivables in the Trust.

For more information on Metris Master Trust's assets, see "Trust Credit Card Portfolio" and "The Receivables" in this supplement and "Direct Merchants Credit Card Bank, N.A. Activities" and "The Receivables" in the attached prospectus.

SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL EARLIER OR LATER PAYMENTS

Prior to the commencement of an accumulation or early amortization period for Series 2001-2, principal collections will be paid to Metris Receivables, Inc. or shared with other series that are amortizing or in an accumulation period.

Metris Master Trust is expected to pay the entire principal amount of Class A in one payment on May 22, 2006 and the entire principal amount of Class B in one payment on June 20, 2006, in each case if the early amortization period has not begun. In order to accumulate the funds to pay Class A on its expected final payment date, the Trust will accumulate principal collections in a principal funding account during an "accumulation period." Prior to the Class A expected final payment date, the length of the accumulation period will be as many months as is expected to be necessary for the accumulation of the Class A payment amount, but will not be less than one month. On the Class A expected final payment date, funds on deposit in the Principal Funding Account will be paid to the Class A securityholders.

If Class A is not fully repaid on its expected final payment date, Class A will begin to amortize by means of monthly payments of all principal collections allocated to Series 2001-2 until it is fully repaid.

After Class A is fully repaid, Class B will receive a principal payment on its expected final payment date. If Class B is not fully repaid on its expected final payment date, Class B will begin to amortize by means of monthly payments of all principal collections allocated to Series 2001-2 until it is fully repaid.

For more information on expected principal payments and the accumulation period, see "Maturity Considerations," "Description of the Offered Securities--Principal Payments," "--Postponement of Accumulation Period" and "--Application of Collections--Payment of Principal" in this supplement and "Description of the Securities--Principal" and "--Accumulation Period" in the attached prospectus.

MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE EARLY PRINCIPAL REPAYMENT OF SERIES 2001-2

Your securities may be repaid earlier than their expected principal repayment date if collections on the underlying receivables, together with other amounts available for payment to securityholders, are too low. The minimum amount that must be available for payment to Series 2001-2 in any month, referred to as the "base rate," is the sum of the weighted average of the Class A interest rate, the Class B interest rate and the excess collateral minimum rate, in each case for the related interest accrual period, plus the servicing fee for the related month. If the average yield after reduction for receivable defaults for Series 2001-2 for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 2001-2 and the Trust will commence an "early amortization period" for Series 2001-2, and you may receive principal payments earlier than your expected final payment date.

Series 2001-2 is also subject to several other pay out events, which could cause Series 2001-2 to amortize, and which are summarized under the heading "Description of the Offered Securities--Pay Out Events" in this supplement. If Series 2001-2 begins to amortize, Class A will receive monthly payments of principal until it is fully repaid and, after Class A is fully repaid, Class B will receive monthly payments of principal until it is fully repaid. In that event, your securities may be repaid prior to your expected final payment date.

The final payment of principal and interest on Class A and Class B will be made no later than November 20, 2009, which is the Series 2001-2 legal final maturity date.

For more information on pay out events, the portfolio yield and base rate, early principal payment and early amortization, see "Maturity Considerations," "Description of the Offered Securities--Principal Payments," "--Final Payment of Principal; Termination" and "--Pay Out Events" in this supplement and "Description of the Securities--Principal," "--Early Amortization Period" and "--Final Payment of Principal; Termination" in the attached prospectus.

INCOME TAX STATUS OF CLASS A, CLASS B AND METRIS MASTER TRUST

Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to Metris Receivables, Inc., is of the opinion that:

     - under existing law the Class A and the Class B securities will be characterized as debt for U.S. federal income tax purposes; and

     - Metris Master Trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For more information regarding the application of U.S. federal income tax laws, see "Income Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

It is anticipated that the Class A securities will meet the criteria for treatment as "publicly-offered securities." If so, subject to important considerations described under "ERISA Considerations" in this supplement and "ERISA Considerations" in the attached prospectus, the Class A securities will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

The underwriters do not anticipate that the Class B securities will meet the criteria for treatment as "publicly-offered securities." As such, employee benefit and other plans subject to ERISA or Section 4975 of the U.S. Internal Revenue Code cannot acquire Class B securities. Prohibited investors include:

     - "employee benefit plans" as defined in Section 3(3) of ERISA;

     - any "plan" as defined in Section 4975 of the U.S. Internal Revenue Code; and

     - any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

By purchasing any Class B securities you certify that you are not within any of those categories.

For more information regarding the application of ERISA, see "ERISA Considerations" in this supplement and "ERISA Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

The mailing address of Metris Receivables, Inc. is 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, and the telephone number is (952) 417-5645.

                     SELECTED TRUST PORTFOLIO SUMMARY DATA

             GEOGRAPHIC DISTRIBUTION OF ACCOUNTS IN TRUST PORTFOLIO
                              AS OF MARCH 31, 2001
[PIE CHART]

CALIFORNIA                                     TEXAS                 NEW YORK               FLORIDA                 OTHER
----------                                     -----                 --------               -------                 -----
11.7                                            8.90                   7.80                   7.20                  64.40

The chart above shows the geographic distribution of the accounts in the Trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of the accounts in the Trust portfolio.

                RECEIVABLES IN TRUST PORTFOLIO BY AGE OF ACCOUNT
                              AS OF MARCH 31, 2001
[PIE CHART]

0-6 MONTHS                       7-12 MONTHS      13-24 MONTHS      25-36 MONTHS      37-48 MONTHS      49-60 MONTHS
----------                       -----------      ------------      ------------      ------------      ------------
0.5                                  7.4              16.4              22.9              15.7              18.4

0-6 MONTHS                       60+ MONTHS
----------                       ----------
0.5                                 18.7

The chart above shows the percentage of the receivables in the Trust portfolio arising under accounts within the age brackets shown. As of March 31, 2001, the average age of the Accounts in the Trust Portfolio was approximately 42 months.

[LINE GRAPH]

                                                       TOTAL YIELD                 CHARGE-OFFS                PAYMENT RATE
                                                       -----------                 -----------                ------------
Jan                                                       25.21                       10.42                       6.68
                                                          29.82                       12.26                       7.07
Mar                                                       30.45                       11.34                       8.04
                                                          27.17                       12.84                       7.16
May                                                       27.39                       11.62                       7.29
                                                          27.03                       12.12                       7.03
Jul                                                       25.99                       11.72                       7.09
                                                          26.80                       10.66                       7.52
Sep                                                       25.90                       10.93                       6.82
                                                          27.21                       10.56                       7.45
Nov                                                       28.02                       10.62                       7.27
                                                          26.54                       10.00                       7.07
Jan                                                       25.81                       10.37                       6.74
                                                          29.85                       11.39                       7.25
Mar                                                       28.75                       11.86                       7.81
                                                          27.21                       10.84                       7.03
May                                                       27.69                       11.07                       7.37
                                                          27.35                       11.25                       6.94
July                                                      25.46                       11.10                       6.77
                                                          27.48                       11.52                       7.16
                                                          26.88                       11.18                       6.76
Oct                                                       26.78                       12.15                       6.96

The chart above shows the total yield, charge-off rate and payment rate for the Trust portfolio for each month from January 2000 to March 2001.

"TOTAL YIELD" for any month means the total amount of collected finance charge receivables, including annual fees and other charges, allocated to the Trust for the month, expressed as a percentage of average outstanding principal receivables for the month.

The amount of "CHARGE-OFFS" for any month is the amount of charged-off principal receivables recorded in the month expressed as a percentage of average outstanding principal receivables for the month.

The "PAYMENT RATE" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Class A or Class B securities described in this supplement.

POTENTIAL EARLY REPAYMENT OR
DELAYED PAYMENT DUE TO REDUCED
PORTFOLIO YIELD                   If the average Trust portfolio yield after
                                  reduction for receivable defaults for Series
                                  2001-2 for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 2001-2 and the early amortization of Series 2001-2 will commence, and you may receive principal payments earlier than your expected final payment date. Moreover, if principal collections on receivables allocated to other series are available for application to an early amortization of any outstanding securities, the period during which that early amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 2001-2. Conversely, any reduction in collections may cause the period during which collections are retained for payment of your securities to be longer than otherwise would have been the case.

                                  The following factors could result in
                                  circumstances that tend to reduce collections:

                                  DIRECT MERCHANTS BANK MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS

                                  Direct Merchants Bank will transfer
                                  receivables arising under specified credit card accounts to Metris Companies Inc. which will sell those receivables to Metris Receivables, Inc. which will transfer those receivables to Metris Master Trust, but Direct Merchants Bank will continue to own those accounts. As the owner of those accounts, Direct Merchants Bank retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. Direct Merchants Bank may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                                  Direct Merchants Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series, unless Direct Merchants Bank is required by law to reduce those charges or determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                                  Direct Merchants Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                                  METRIS RECEIVABLES, INC. MAY ADD ACCOUNTS TO
                                  THE TRUST PORTFOLIO

                                  In addition to the accounts already designated for Metris Master Trust, Metris Receivables, Inc. is permitted to designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the Trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Credit card receivables purchased by Metris Receivables, Inc. generated in accounts not currently designated for the Trust may be included as additional accounts, if certain conditions are satisfied. The account originator's underwriting criteria may be less or more stringent than those applied to accounts currently designated for the Trust. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the Trust portfolio and could tend to reduce the amount of collections allocated to Series 2001-2.

                                  Also, if Metris Receivables, Inc.'s percentage interest in the accounts of the Trust falls to a minimum level, currently zero, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the Trust portfolio and transferring the receivables in those accounts to the Trust. If Metris Receivables, Inc. is required to add accounts to the Trust portfolio, it may not have any accounts available to be added to the Trust portfolio. If Metris Receivables, Inc. fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

                                  SECURITY AND RECEIVABLES INTEREST RATE RESET
                                  TERMS MAY DIFFER

                                  Finance charges on certain of the accounts in the Metris Master Trust accrue at a variable rate above a designated prime rate. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your securities and other amounts required to be funded out of collections of finance charge receivables.

                                  A decrease in the spread between collections of finance charge receivables and interest payments on your security could increase the risk of early repayment of your securities.

                                  CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE DIRECT MERCHANTS BANK'S COLLECTION EFFORTS

                                  Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that Direct Merchants Bank can charge on credit card account balances, resulting in reduced collections and the potential for reduced portfolio yield, which could result in a pay out event. See "Description of the Offered Securities--Pay Out Events" in this supplement and "Description of the Securities--Pay Out Events" in the attached prospectus.

                                  Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the Trust portfolio. Subject to certain conditions described in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions. See "Description of the Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                                  If a cardholder sought protection under
                                  federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Offered Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement and

                                  "Description of the Securities--Defaulted
                                  Receivables; Dilution" and "--Investor
                                  Charge-Offs" in the attached prospectus.

                                  SLOWER GENERATION OF RECEIVABLES COULD REDUCE COLLECTIONS

                                  The receivables transferred to the Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the Trust could result in reduced collections on those receivables. See "Maturity Considerations" in this supplement and in the attached prospectus.

POTENTIAL EARLY REPAYMENT DUE
TO NON-PERFORMANCE UNDER
INTEREST RATE CAPS                Metris Receivables, Inc. will obtain and
                                  pledge one or more interest rate caps to the trustee for the benefit of the holders of the Series 2001-2 securities. The interest rate caps provide an additional resource for interest payments on the Series 2001-2 securities if LIBOR is greater than 10.50%. If any provider of an interest rate cap does not make any required payment under the interest rate cap within 30 days of the date that payment was due, a pay out event for Series
                                  2001-2 will occur without any notice or other action on the part of the trustee or the holders of the Series 2001-2 securities. If a pay out event occurs, holders of the Series
                                  2001-2 securities will begin receiving
                                  payments of principal earlier than they
                                  otherwise would have, which may shorten the average life and maturity of the Series 2001-2 securities. See "Description of the Offered
                                  Securities--The Interest Rate Caps,"
                                  "--Interest Rate Cap Provider" and "--Pay Out
                                  Events" in this supplement.

LIMITED HISTORY OF DIRECT
MERCHANTS BANK, THE TRUST AND
THE TRUST PORTFOLIO               Direct Merchants Bank's predecessor began
                                  originating and servicing credit card accounts in March 1995. Direct Merchants Bank and its predecessor have had limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the accounts. See "Trust Credit Card
                                  Portfolio" in this supplement and "Direct
                                  Merchants Credit Card Bank, N.A. Activities" in the attached prospectus.

                                  The Trust and Metris Receivables, Inc. were formed in May 1995 and have no substantial assets other than their interests in the receivables and the proceeds from the receivables.

                                  The Trust assets consist primarily of
                                  receivables generated from accounts originated since March 1995. As of March 31, 2001, approximately 15.7% of the accounts in the Trust portfolio had been originated within the last 12 months and approximately 34.3% of the accounts in the Trust portfolio had been originated within the last 24 months. As a result, the current portfolio history may not be indicative of the portfolio performance as the receivables and accounts mature. See the "Receivables in Trust

                                  Portfolio by Age of Account" pie chart in "Selected Trust Portfolio Summary Data" in this supplement.

THE EFFECT ON SECURITYHOLDERS
OF CERTAIN LITIGATION AND
REGULATORY ACTION AGAINST
DIRECT MERCHANTS BANK, METRIS
COMPANIES INC. AND THEIR
AFFILIATES IS UNCLEAR             LITIGATION

                                  Metris Companies Inc. has developed and
                                  implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Metris Companies Inc. is a party to various legal proceedings resulting from ordinary business activities relating to its operations.

                                  In July 2000 an amended complaint was filed in Hennepin County Court in Minneapolis, Minnesota against Metris Companies Inc., Metris Direct, Inc. and Direct Merchants Bank. The complaint seeks damages in unascertained amounts and purports to be a class action on behalf of all cardholders who were issued a credit card by Direct Merchants Bank and were assessed fees or charges that the cardholder did not authorize. Specifically, the complaint alleges violations of the Minnesota Prevention of Consumer Fraud Act, the Minnesota Deceptive Trade Practices Act and breach of contract. We filed our answer to the complaint in August 2000. To date, the complaint has not been certified as a class action claim. We believe we have numerous substantive legal defenses to these claims and are prepared to vigorously defend the case. Because we are unable to estimate the damages at this time, there can be no assurance that defense or resolution of these matters will not have a material adverse effect on our financial position.

                                  REGULATORY ACTION

                                  Regulators are authorized to impose penalties for violations of various federal consumer protection laws and, in certain cases, to order Direct Merchants Bank to pay restitution to cardholders. Direct Merchants Bank's activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with these laws.

                                  On May 3, 2001, Direct Merchants Bank agreed to a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency (the "OCC"). The Consent Order requires Direct Merchants Bank to reimburse and make restitution to persons who applied for and received a credit card in connection with certain of its credit card solicitations from March 1999 to June 1, 2000. Under the terms of the Stipulation and Consent, Direct Merchants Bank consented to the issuance of the Consent Order but made no admission or agreement on the merits of the OCC's assertions. Direct Merchants Bank believes that neither its agreement to the Stipulation and Consent nor the issuance of the Consent Order will significantly affect its operations or capital position. However, we cannot assure you of this result.

                                  The OCC has also indicated that it is
                                  considering whether or not to pursue an
                                  assessment of civil money penalties and has given Direct Merchants Bank an opportunity to provide information to the OCC bearing on whether imposing a penalty would be appropriate and the severity of any penalty. The statutory provisions pursuant to which a civil money penalty could be assessed give the OCC broad discretion in determining whether or not a penalty will be assessed and, if so, the amount of the penalty. Because we are unable at this time to determine whether or not any civil money penalty will be assessed, we cannot assure you that the resolution of this matter will not have a material adverse effect on Direct Merchants Bank's operations or capital position.

LIMITED ABILITY TO RESELL
SECURITIES                        The underwriters may assist in resales of your
                                  securities but they are not required to do so.
                                  A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

CERTAIN LIENS COULD BE GIVEN
PRIORITY OVER YOUR SECURITIES     Direct Merchants Bank accounts for the
                                  transfer of the receivables to Metris
                                  Companies Inc. as a sale. Metris Companies
                                  Inc. accounts for the transfer of the
                                  receivables to Metris Receivables, Inc. as a sale. Metris Receivables, Inc. accounts for the transfer of the receivables to the Trust as a sale. However, a court could conclude that the Trust holds only a security interest.
                                  Direct Merchants Bank, Metris Companies Inc.
                                  and Metris Receivables, Inc. will take steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes
                                  Metris Receivables, Inc. or Metris Companies
                                  Inc. or Direct Merchants Bank still owns the receivables. If Direct Merchants Bank became insolvent and the Federal Deposit Insurance
                                  Corporation (the "FDIC") were appointed
                                  conservator or receiver of Direct Merchants
                                  Bank, the FDIC's administrative expenses might be paid from the receivables before the Trust received any payments on the receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the receivables, certain liens on Direct Merchants
                                  Bank's, Metris Companies Inc.'s or Metris
                                  Receivables, Inc.'s property arising before new receivables come into existence may get paid before the Trust's interest in those receivables. Those liens include a tax or governmental lien or other liens imposed under the law without the consent of Direct
                                  Merchants Bank, Metris Companies Inc. or
                                  Metris Receivables, Inc. See "Certain Legal
                                  Aspects of the Receivables--Transfer of
                                  Receivables" and "Description of the
                                  Securities--Representations and Warranties" in the attached prospectus.

INSOLVENCY OR BANKRUPTCY OF
METRIS RECEIVABLES, INC.,
DIRECT MERCHANTS BANK OR
METRIS COMPANIES INC. COULD
RESULT IN ACCELERATED, DELAYED
OR REDUCED PAYMENTS TO
SECURITYHOLDERS                   The Federal Deposit Insurance Act, as amended
                                  by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that a security interest granted by Direct Merchants Bank would be respected to the extent that--

                                  - the grant of the security interest and the
                                    related transaction documents comply with the regulatory requirements of the FDIA;

                                  - the security interest was perfected before
                                    the FDIC is appointed as conservator or
                                    receiver for Direct Merchants Bank; and

                                  - the security interest was not taken in
                                    contemplation of Direct Merchant Bank's
                                    insolvency or with the intent to hinder, delay or defraud Direct Merchant Bank or its creditors.

                                  Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by Direct Merchants Bank in the receivables. If the FDIC were to assert a contrary position, however, payments of outstanding principal and interest could be delayed or possibly reduced. Furthermore, the FDIC could--

                                  - require the trustee for the Trust to go
                                    through an administrative claims procedure to establish its right to payments collected on the receivables;

                                  - request a stay of any actions by the trustee
                                    to enforce the security interest, any
                                    transaction document or the securities
                                    against Direct Merchants Bank; or

                                  - repudiate the transaction documents to which
                                    Direct Merchants Bank is a party and limit the Trust's resulting claim to "actual direct compensatory damages" measured as of the date of conservatorship or receivership.

                                  See "Certain Legal Aspects of the
                                  Receivables--Certain Matters Relating to
                                  Bankruptcy or Receivership" in the attached prospectus.

                                  If the FDIC were to take any of those actions, your payments of outstanding principal and interest could be delayed and possibly reduced.

                                  If a conservator or receiver were appointed for Direct Merchants Bank, or in the event of a bankruptcy or other insolvency related events of Metris Companies Inc. or Metris Receivables, Inc., then a "pay out event" could occur for all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the Trust and the trustee would sell the receivables (unless holders of more than 50% of the invested amount of each class of outstanding securities gave the trustee other instructions). The Trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

                                  The conservator, receiver or bankruptcy court may nonetheless have the power, regardless of the terms of the pooling and servicing agreement or the instructions of holders of the securities, (a) to prevent or cause the beginning of an early amortization period, (b) to prevent or cause the early sale of the receivables and termination of the Trust or
                                  (c) to require or prohibit the transfer of new principal receivables to the Trust.

                                  In addition, a court overseeing the servicer's bankruptcy case may have the power to prevent either the trustee or the securityholders from appointing a new servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership" in the attached prospectus.

NEGATIVE CARRY ON AMOUNTS ON
DEPOSIT IN TRUST ACCOUNTS MAY
REDUCE YIELD                      Any amounts deposited in the excess funding
                                  account and the principal funding account may be invested in investments earning a rate less than the yield from collections of finance charge receivables, resulting in a reduction of amounts available to make payments to securityholders.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY AFFECT THE
TIMING OF PAYMENTS                Metris Master Trust, as a master trust, may
                                  issue series of securities from time to time.
                                  The Trust may issue additional series with terms that are different from your series without the prior review or consent of any securityholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                                  However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Securities--Exchanges" in the attached prospectus and "Description of the Offered Securities--Paired Series" in this supplement.

INDIVIDUAL SECURITYHOLDERS
WILL HAVE LIMITED CONTROL OF
TRUST ACTIONS                     Securityholders of any series or any class
                                  within a series may need the consent or
                                  approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after Direct Merchants
                                  Bank, as servicer, defaults on its obligations under the pooling and servicing agreement, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of Metris Receivables,

                                  Inc.'s representations and warranties. The interests of the securityholders of any such series may not coincide with yours, making it more difficult for any particular securityholder to achieve the desired results from such vote.

RATING OF YOUR SECURITIES MAY
BE REDUCED                        Your securities will only be issued if they
                                  are rated at least "AAA" in the case of the Class A securities, or at least "A" in the case of the Class B securities, or the equivalent by at least one nationally recognized rating agency. The ratings will be based primarily on an assessment of the receivables in the Trust, the amounts held in any trust account for your benefit, and the subordination of subordinated interests for the benefit of your securities.

CLASS B BEARS ADDITIONAL
CREDIT RISK                       If you purchase a Class B security, your right
                                  to receive principal payments is subordinated to the payment in full of the Class A securities. No principal will be paid to you until the full amount of principal has been paid on the Class A securities.

                                  In addition, if Class A's share of collections of finance charge receivables and certain other amounts allocated to Series 2001-2, excess finance charges, transferor finance charge collections and the excess collateral's share of principal collections are not sufficient to make all required payments for the Class A securities, collections of principal receivables allocated to Class B may be diverted to Class A. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

                                  Also, if Class A's share of losses on the receivables exceeds the collections and the credit enhancement available to cover those losses, and the excess collateral amount is reduced to zero, the Class B invested amount will be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

                                  As a result of the subordination, if you hold Class B securities you may receive payments of interest or principal later than you expect or you may not receive the full amount of expected principal and interest.

CERTAIN CONSIDERATIONS
REGARDING NEGATIVE CARRY IN
CONNECTION WITH FUNDING PERIOD    Initially your interest in the receivables in
                                  the Trust will be less than the outstanding principal amount of your securities to the extent of the pre-funded amount allocated to your securities. Investment earnings on the pre-funded amount will be used like finance charge collections allocated to your series to make interest and other payments, but the yield on those investments will probably be less than the yield on the receivables. As receivables are added to the Trust through July 31, 2001, the pre-funded amount will decrease and your interest in the receivables in the Trust will increase by a corresponding amount up to the full outstanding principal amount of Series 2001-2. If your interest in the receivables in the Trust does not equal the full outstanding principal amount of Series 2001-2 by the end of July
                                  2001, the amounts remaining on deposit in the pre-funding account will be deposited into the excess funding account. Investment earnings on amounts deposited in the excess funding account allocated to your series will be used like finance charge collections to make interest and other payments, but the yield on those investments will probably be less than the yield on the receivables. In each of these instances, the amounts available to make payments to securityholders would be reduced.

                          TRUST CREDIT CARD PORTFOLIO

     Capitalized items are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.

GENERAL

     The receivables (the "RECEIVABLES") conveyed or to be conveyed to the Trust pursuant to a pooling and servicing agreement (as the same may be amended from time to time, the "AGREEMENT"), among Metris Receivables, Inc. (the "TRANSFEROR"), Direct Merchants Bank, as Servicer of the Receivables, and U.S. Bank National Association (as successor to The Bank of New York (Delaware), the "TRUSTEE"), as supplemented by the supplement relating to the Securities (the "SERIES 2001-2 SUPPLEMENT") (the term "POOLING AND SERVICING AGREEMENT," unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the Series 2001-2 Supplement) have been or will be generated from transactions made by holders of certain designated MasterCard(R) and VISA(R) credit card accounts (the "ACCOUNTS") and, subject to certain conditions, may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Each Class A Floating Rate Asset Backed Security, Series 2001-2 (collectively, the "CLASS A SECURITIES"), each Class B Floating Rate Asset Backed Security, Series 2001-2 (collectively, the "CLASS B SECURITIES" and, together with the Class A Securities, the "OFFERED SECURITIES") and the Excess Collateral, Series 2001-2 (the "EXCESS COLLATERAL" and, together with the Offered Securities, the "SECURITIES" or the "SERIES 2001-2 SECURITIES") will represent the right to receive certain payments from the Metris Master Trust, created pursuant to the Pooling and Servicing Agreement. As used in this prospectus supplement, the term "SECURITYHOLDERS" refers to holders of the Securities, the term "CLASS A SECURITYHOLDERS" refers to holders of the Class A Securities, the term "CLASS B SECURITYHOLDERS" refers to holders of the Class B Securities and the term "EXCESS COLLATERAL HOLDER" refers to the holder of the Excess Collateral. As of March 31, 2001, the Metris Master Trust had approximately 3.0 million credit card accounts and approximately $6.9 billion in Receivables; Fingerhut customers represented approximately 36% of the accounts and approximately 40% of the Receivables.

GROWING CREDIT CARD PORTFOLIO BY PORTFOLIO ACQUISITIONS

     In the first quarter of 1997, Direct Merchants Bank acquired a credit card portfolio from a California based credit union which, as of August 31, 1997, had approximately 18,500 accounts with balances of approximately $36 million. In September 1997, Direct Merchants Bank acquired an approximately $317 million credit card portfolio consisting of approximately 260,000 accounts from Key Bank USA, National Association, of which approximately 197,000 accounts were active accounts. In June 1998, Direct Merchants Bank acquired a credit card portfolio from Huntington BancShares which had approximately 42,000 accounts with balances of approximately $100 million. Such accounts have been designated as Supplemental Accounts the Receivables of which have been transferred to the Trust.

     In October 1997, Direct Merchants Bank acquired a credit card portfolio consisting of approximately 460,000 accounts from Mercantile Bank National Association, of which approximately 240,000 accounts were active accounts. The Transferor designated approximately 177,000 of the accounts acquired from Mercantile Bank National Association as Supplemental Accounts and transferred the Receivables in those Supplemental Accounts to the Trust on October 27, 2000. Receivables in those Supplemental Accounts equaled approximately $200 million.

     On December 9, 1998, Direct Merchants Bank acquired a portion of the consumer credit card portfolio of PNC National Bank (the "PNC PORTFOLIO"). The Transferor designated approximately 30,861 accounts from the PNC Portfolio as Supplemental Accounts and transferred the Receivables in those Supplemental Accounts to the Trust on April 27, 2001. Receivables in those Supplemental Accounts equaled approximately $115 million. Within the next several weeks, the Transferor expects to designate, in one or more installments, substantially all of the remaining accounts comprising the PNC Portfolio as Supplemental Accounts and to transfer the Receivables in those Supplemental Accounts to the Trust. As of the end of the day on May 7, 2001, the portion of the PNC Portfolio not yet transferred to the Trust consisted of approximately 319,660 accounts with total receivables equal to approximately $229 million.

     In June 1999, Metris acquired a portfolio of approximately 485,000 active accounts and approximately $1.2 billion of credit card receivables from General Electric Capital Corporation, a unit of the General Electric Company (the "GE PORTFOLIO"). Within the next several weeks, the Transferor may determine to designate, in one or more installments, a portion of the accounts comprising the GE Portfolio as Supplemental Accounts and to transfer the Receivables in those Supplemental Accounts to the Trust. However, the Transferor is under no obligation to designate any of the accounts in the GE Portfolio to the Trust. As of the end of the day on May 7, 2001, the GE Portfolio consisted of approximately 1,045,245 accounts with total receivables equal to approximately $768 million.

     In August 2000, Direct Merchants Bank acquired a credit card portfolio consisting of approximately 282,000 accounts and approximately $186 million of credit card receivables from Banco Popular North America, of which approximately 184,000 accounts were active accounts. While none of these accounts has been designated as an Account, the Transferor may determine to add such accounts as Accounts designated to have their Receivables transferred to the Trust in the future.

     The accounts described above which the Transferor has not yet designated as Supplemental Accounts were originated using criteria different from those which were applied in originating the Accounts designated on the Initial Closing Date or to previously-designated Supplemental Accounts because such accounts were originated at different dates, under different underwriting criteria and by a different institution. Consequently, there can be no assurance that Supplemental Accounts designated in the future from such accounts or from other acquisitions of accounts, if any, will be of the same credit quality as previously designated Accounts.

ASSESSMENT OF FEES AND FINANCE AND OTHER CHARGES

     A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month for each account is equal to the greater of a minimum dollar amount or a minimum percentage of the outstanding balance shown on the statement, plus any amount past due, plus any amount over the cardholder's credit line. The Bank assesses an annual fee on some credit card accounts. The Bank may waive the annual membership fees, or a portion of those fees, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to solicitation or when the Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, the Bank charges accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line by at least $30 and (v) a card processing or application fee for some card offers. Unless otherwise arranged between the Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a purchase.

     Periodic Finance Charges are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is 25 days from the previous cycle billing date. Periodic Finance Charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in such monthly billing cycle. Such unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received prior to the due date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance. Periodic Finance Charges are applied to the average daily balance.

     Payments by cardholders on the accounts are processed and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.

DELINQUENCY AND LOSS EXPERIENCE

     The Bank considers an account delinquent if the minimum payment due under that account is not received by the Bank on or before the due date.

     Efforts to collect delinquent credit card receivables are primarily made internally through the collection facilities of the Bank. For a description of the Bank's collection practices and policies, see "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

     The Bank's policy is to charge off an account at the end of the month during which the account becomes contractually one hundred eighty (180) days past due. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such account upon the earlier of (a) receipt of such notice and (b) the time period set forth in the previous sentence.

     The following tables set forth the delinquency and loss experience as of the dates and for each of the periods shown for the Trust Portfolio. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth in the following table because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. In particular, reported loss and delinquency percentages for the portfolio may be reduced as a result of the addition of receivables in newly originated accounts. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Trust, is the denominator used to calculate the percentages set forth below. Newly originated or acquired accounts currently do not automatically become part of the Trust Portfolio but may be added from time to time at the option of Metris Receivables, Inc. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

                 DELINQUENCY EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                       AS OF DECEMBER 31,
                               AS OF MARCH 31,        -----------------------------------------------------
                                    2001                        2000                        1999
                          -------------------------   -------------------------   -------------------------
                                        PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                         OF TOTAL                    OF TOTAL                    OF TOTAL
                          RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                          -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding(1)........  $6,899,759      100.00%     $6,855,923      100.00%     $5,477,524      100.00%
Receivables Delinquent:
  30-59 Days............  $  173,043        2.51%     $  172,492        2.52%     $  128,542        2.35%
  60-89 Days............     133,488        1.93         130,077        1.90          92,035        1.68
  90 or More Days.......     297,680        4.32         282,101        4.11         202,212        3.69
                          ----------      ------      ----------      ------      ----------      ------
      Total.............  $  604,211        8.76%     $  584,670        8.53%     $  422,789        7.72%
                          ==========      ======      ==========      ======      ==========      ======

                             AS OF DECEMBER 31,
                          -------------------------
                                    1998
                          -------------------------
                                        PERCENTAGE
                                         OF TOTAL
                          RECEIVABLES   RECEIVABLES
                          -----------   -----------
Receivables
  Outstanding(1)........  $4,125,979      100.00%
Receivables Delinquent:
  30-59 Days............  $   99,840        2.42%
  60-89 Days............      67,959        1.65
  90 or More Days.......     149,361        3.62
                          ----------      ------
      Total.............  $  317,160        7.69%
                          ==========      ======

------------
(1) Receivables Outstanding consist of all amounts due from cardholders as posted to the Trust Accounts as of the date shown.

                   LOSS EXPERIENCE FOR THE TRUST PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                                       YEAR ENDED DECEMBER 31,
                                          THREE MONTHS ENDED    --------------------------------------
                                            MARCH 31, 2001         2000          1999          1998
                                          ------------------    ----------    ----------    ----------
Average Receivables Outstanding(2).......     $6,880,540        $5,911,181    $4,552,813    $3,231,883
Total Net Charge-Offs(3).................     $  192,068        $  582,341    $  453,199    $  355,279
Total Net Charge-Offs as a Percentage of
  Average Receivables Outstanding........           2.79%             9.85%         9.95%        10.99%
(Annualized).............................          11.32%             9.85%         9.95%        10.99%

------------
(1) The Trust reports charge-offs on a gross basis, not net of recoveries. Recoveries are treated as Finance Charge Collections and included in the calculation of Portfolio Yield.

(2) Average Receivables Outstanding is calculated by determining the daily average of outstanding balances for Trust Accounts for each month and then dividing the sum of such daily averages for such months by the number of months in such period.

(3) Total Net Charge-Offs are total charge-offs of Principal Receivables less Recoveries and do not include the amount of any reductions in total Principal Receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

RECOVERIES

     Pursuant to the terms of the Pooling and Servicing Agreement, the Bank will be required to transfer to the Trust all of the recoveries on charged-off Accounts in the Trust ("RECOVERIES"). In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as Finance Charge Collections. See "--Delinquency and Loss Experience" above and "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

                                THE RECEIVABLES

GENERAL

     The Receivables conveyed to the Trust arise in Accounts selected by Metris Receivables, Inc. from the Direct Merchants Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement as applied on or about May 30, 1995 (the "INITIAL CLOSING DATE") and, with respect to Supplemental Accounts, as of the related dates of their designations. On the Initial Closing Date, the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Purchase Agreement, FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement with respect to the Receivables. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement.

     Pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. has the right, subject to certain limitations and conditions set forth in that agreement, to designate from time to time Supplemental

Accounts or Automatic Additional Accounts and to transfer to the Trust all Receivables of such Supplemental Accounts or Automatic Additional Accounts, whether such Receivables are then existing or thereafter created. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the aggregate Principal Receivables after giving effect to such addition will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables" set forth in the attached prospectus. "MINIMUM TRANSFEROR INTEREST" for any period means the product of (a) the sum of (1) the aggregate Principal Receivables and (2) the amounts on deposit in the Excess Funding Account and (b) the highest Minimum Transferor Percentage for any Series. "MINIMUM TRANSFEROR PERCENTAGE" means, for Series 2001-2 and each previously issued Series, 0%; provided, however, that in certain circumstances each such percentage may be increased. "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Principal Collections for each Series then outstanding. Further, pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. will have the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "REMOVED ACCOUNTS") to Metris Receivables, Inc., whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by Metris Receivables, Inc. on the Initial Closing Date plus any Supplemental Accounts and Automatic Additional Accounts minus any Removed Accounts. As of the Initial Closing Date and, with respect to Receivables in Supplemental Accounts and Automatic Additional Accounts, as of the related date of their initial conveyance to the Trust, and on the date any new Receivables are created, Metris Receivables, Inc. will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Securities--Representations and Warranties" and "--Addition of Trust Assets" in the attached prospectus.

     The Receivables in the Trust Portfolio, as of the end of the day on March 31, 2001, included approximately $6,531,107,257 of Principal Receivables and approximately $368,637,248 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $2,190 and an average credit limit of $5,242. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was approximately 44%. The average age of the Accounts was approximately 42 months. As of the end of the day on March 31, 2001, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the Trust Portfolio by various criteria as of the close of business on March 31, 2001. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor has added, and expects to add, to the Trust, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts and Supplemental Accounts in addition to those reflected in the tables below, including (i) Receivables in Supplemental Accounts in an amount equal to approximately $115 million which the Transferor added to the Trust Portfolio on April 27, 2001, the accounts of which comprised a portion of the PNC Portfolio, and (ii) Receivables in Supplemental

Accounts comprising substantially all of the remaining portion of the PNC Portfolio, which the Transferor expects to add to the Trust in one or more installments over the course of the next several weeks. As of the end of the day on May 7, 2001, the portion of the PNC Portfolio not yet transferred to the Trust consisted of approximately 319,660 accounts with total receivables equal to approximately $229 million. In addition, the Transferor may determine to designate a portion of the accounts comprising the GE Portfolio as Supplemental Accounts and to transfer the Receivables in those Supplemental Accounts to the Trust in one or more installments over the course of the next several weeks. However, the Transferor is under no obligation to designate any of the accounts in the GE Portfolio to the Trust. As of the end of the day on May 7, 2001, the GE Portfolio consisted of approximately 1,045,245 accounts with total receivables equal to approximately $768 million.

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                            PERCENTAGE                         PERCENTAGE
                                                             OF TOTAL                           OF TOTAL
                                               NUMBER OF    NUMBER OF        RECEIVABLES       RECEIVABLES
            CREDIT LIMIT RANGE                 ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
            ------------------                 ---------    ----------    -----------------    -----------
$0.00 -- $500.00...........................      105,488        3.5%      $   36,465,767.89         0.5%
$500.01 -- $1,000.00.......................      120,105        4.0           79,812,777.01         1.2
$1,000.01 -- 1,500.00......................      164,565        5.5          139,658,828.56         2.0
$1,500.01 -- $3,000.00.....................      502,713       16.9          661,660,898.81         9.6
$3,000.01 -- $5,000.00.....................      676,624       22.7        1,300,031,996.24        18.8
$5,000.01 -- $10,000.00....................    1,130,444       37.9        3,373,965,390.45        48.9
$10,000.01 & Greater.......................      282,009        9.5        1,308,148,846.33        19.0
                                               ---------      -----       -----------------       -----
       Total...............................    2,981,948      100.0%      $6,899,744,505.29       100.0%
                                               =========      =====       =================       =====

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                            PERCENTAGE                         PERCENTAGE
                                                             OF TOTAL                           OF TOTAL
                                               NUMBER OF    NUMBER OF        RECEIVABLES       RECEIVABLES
           ACCOUNT BALANCE RANGE               ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
           ---------------------               ---------    ----------    -----------------    -----------
Credit Balance.............................       40,132        1.3%      $   (3,188,381.59)        0.0%
No Balance.................................      777,514       26.1                    0.00         0.0
$0.01 -- $500.00...........................      296,338        9.9           62,389,135.01         1.0
$500.01 -- $1,000.00.......................      195,752        6.6          147,609,303.07         2.1
$1,000.01 -- $1,500.00.....................      176,107        5.9          220,486,496.12         3.2
$1,500.01 -- $3,000.00.....................      480,307       16.1        1,072,153,011.80        15.5
$3,000.01 -- $5,000.00.....................      502,923       16.9        1,982,777,054.52        28.7
$5,000.01 & Greater........................      512,875       17.2        3,417,517,886.36        49.5
                                               ---------      -----       -----------------       -----
       Total...............................    2,981,948      100.0%      $6,899,744,505.29      100.0%
                                               =========      =====       =================       =====

           COMPOSITION BY GEOGRAPHIC DISTRIBUTION IN TRUST PORTFOLIO

                                                            PERCENTAGE                         PERCENTAGE
                                                             OF TOTAL                           OF TOTAL
                                               NUMBER OF    NUMBER OF        RECEIVABLES       RECEIVABLES
                 LOCATION                      ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
                 --------                      ---------    ----------    -----------------    -----------
California.................................      349,704       11.7%      $  805,207,290.05        11.7%
Texas......................................      265,293        8.9          606,351,554.04         8.8
New York...................................      231,295        7.8          541,541,710.72         7.8
Florida....................................      214,295        7.2          510,744,479.32         7.4
Ohio.......................................      115,265        3.9          282,511,265.80         4.1
Illinois...................................      107,991        3.6          254,363,356.13         3.7
Pennsylvania...............................      105,691        3.5          245,265,017.97         3.6
Michigan...................................       81,570        2.7          194,373,165.69         2.8
New Jersey.................................       85,485        2.9          189,573,922.02         2.7
Georgia....................................       79,586        2.7          186,609,142.70         2.7
Virginia...................................       79,043        2.7          184,262,421.81         2.7
North Carolina.............................       75,348        2.5          171,887,886.62         2.5
Missouri...................................       73,084        2.5          165,591,577.78         2.4
Indiana....................................       62,329        2.1          154,126,396.67         2.2
Tennessee..................................       62,922        2.1          143,473,235.70         2.1
Maryland...................................       58,133        1.9          135,932,267.52         2.0
Massachusetts..............................       61,648        2.1          135,015,333.77         2.0
Other......................................      873,266       29.2        1,992,914,480.98        28.8
                                               ---------      -----       -----------------       -----
     Total.................................    2,981,948      100.0%      $6,899,744,505.29       100.0%
                                               =========      =====       =================       =====

                            MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement provides that Class A Securityholders will not receive payments of principal until the May 2006 Distribution Date (the "CLASS A EXPECTED FINAL PAYMENT DATE"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. The Pooling and Servicing Agreement also provides that the Class B Securityholders will not receive payments of principal until the June 2006 Distribution Date (the "CLASS B EXPECTED FINAL PAYMENT DATE"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period (in either case, only after the Class A Invested Amount has been paid in full). The Pooling and Servicing Agreement also provides that the Excess Collateral Holder will not receive payments of principal until the June 2006 Transfer Date (the "EXCESS COLLATERAL EXPECTED FINAL PAYMENT DATE"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period (in either case, only after the Class A Invested Amount has been paid in full and if the Class B Invested Amount will be paid in full on the related Distribution Date).

ACCUMULATION PERIOD

     The accumulation period (the "ACCUMULATION PERIOD") with respect to the Securities is scheduled to begin at the close of business on the last day of the April 2005 Monthly Period. Subject to the conditions set forth in this supplement under "Description of the Offered Securities--Postponement of Accumulation Period," the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on the last day of the March 2006 Monthly Period. Unless a Pay Out Event has occurred, the Accumulation Period will end on the earliest to occur of (a) the commencement of the Early Amortization Period, (b) payment of the Invested Amount in full and (c) the Series 2001-2 Termination Date.

     Each Monthly Period during the Accumulation Period prior to the payment of the Class A Invested Amount in full, an amount equal to, for each Monthly Period, the least of (a) the Available Series 2001-2 Principal Collections for such Monthly Period, (b) the "CONTROLLED DEPOSIT AMOUNT" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account until the principal amount on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING ACCOUNT BALANCE") equals the Class A Invested Amount. After the Class A Invested Amount has been paid in full, Available Series 2001-2 Principal Collections, to the extent required, will be distributed to the Class B Securityholders on each Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Series 2001-2 Termination Date. On the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and on each subsequent Transfer Date, Available Series 2001-2 Principal Collections, to the extent required, will be distributed to the Excess Collateral Holder until the earlier of the date the Excess Collateral Amount has been paid in full and the Series 2001-2 Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Invested Amount in full on the Class A Expected Final Payment Date. Also, after the payment of the Class A Invested Amount in full, Available Series 2001-2 Principal Collections are expected to be available to pay the Class B Invested Amount in full on the Class B Expected Final Payment Date, and, after amounts have been applied to the payment of the Class B Invested Amount in full. Available Series 2001-2 Principal Collections are expected to be available to pay the Excess Collateral Amount in full on the Excess Collateral Expected Final Payment Date. Although it is anticipated that Available Series 2001-2 Principal Collections will be available during each Monthly Period in the Accumulation Period to make a deposit to the Principal Funding Account of the applicable Controlled Deposit Amount, that on the Class A Expected Final Payment Date the Class A Invested Amount will be paid to the Class A Securityholders, that on the Class B Expected Final Payment Date the Class B Invested Amount will be paid to the Class B Securityholders and that on the Excess Collateral Expected Final Payment Date the Excess Collateral Amount will be paid to the Excess Collateral Holder, no assurance can be given in that regard. If the amount required to pay the Class A Invested Amount, the Class B Invested Amount or the Excess Collateral Amount in full is not available on the Class A Expected Final Payment Date, the Class B Expected Final Payment Date or the Excess Collateral Expected Final Payment Date, as applicable, or if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the next Distribution Date and an amount equal to the Available Series 2001-2 Principal Collections will be paid to the Class A Securityholders on each succeeding Distribution Date until the earlier of the Distribution Date on which the Class A Invested Amount has been paid in full and the Series 2001-2 Termination Date. After the Class A Invested Amount has been paid in full, Available Series 2001-2 Principal Collections will be paid to the Class B Securityholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Series 2001-2 Termination Date. On and after the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount has been paid in full, Available Series 2001-2 Principal Collections will be paid to the Excess Collateral Holder on each Transfer Date until the earlier of the date on which the Excess Collateral Amount has been paid in full and the Series 2001-2 Termination Date. If the Available Series 2001-2 Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "ACCUMULATION SHORTFALL" for the succeeding Monthly Period. See "Description of the Offered Securities--Application of Collections--Payment of Principal" in this supplement.

     Other Series offered by the Trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and such periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described in this supplement. Thus, certain Series may be in their revolving periods while others are in periods during which Principal Collections are distributed to or accumulated for such other Series. In addition, other Series may allocate Principal Collections based upon different investor percentages. See "Description of the Securities--Exchanges" in the attached prospectus for a discussion of the potential terms of other Series. See "Annex I: Previously Issued Series" at the end of this supplement for a description of the terms of the previously issued Series.

EARLY AMORTIZATION PERIOD

     If a Pay Out Event occurs, then the Early Amortization Period will commence and the amounts on deposit in the Principal Funding Account or the Pre-Funding Account will be paid to the Class A Securityholders on the Distribution Date in the month following the commencement of such Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A Securityholders will be entitled to monthly payments of principal equal to the Available Series 2001-2 Principal Collections on each Distribution Date with respect to such Early Amortization Period until the earlier of the date on which the Class A Invested Amount has been paid in full and the Series 2001-2 Termination Date. After the Class A Invested Amount has been paid in full and if the Series 2001-2 Termination Date has not occurred, Available Series 2001-2 Principal Collections will be paid to the Class B Securityholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Series 2001-2 Termination Date. On and after the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and if the Series 2001-2 Termination Date has not occurred, Available Series 2001-2 Principal Collections will be paid to the Excess Collateral Holder on each Transfer Date until the earlier of the date on which the Excess Collateral Amount has been paid in full and the Series 2001-2 Termination Date.

     "EARLY AMORTIZATION PERIOD" means the period beginning on the earliest of
(a) the date on which a Pay Out Event occurs or is deemed to have occurred with respect to the Series 2001-2 Securities, (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on such date, (c) the Class B Expected Final Payment Date if the Class B Invested Amount has not been paid in full on such date and (d) the Excess Collateral Expected Final Payment Date if the Excess Collateral Amount has not been paid in full on such date, and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount have been paid in full and (ii) the Series 2001-2 Termination Date.

PAY OUT EVENTS

     A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Securityholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after the grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to Metris, the Transferor or Direct Merchants Bank, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Securityholders, (e) (w) the Transferor Interest being less than the Minimum Transferor Interest, (x) (i) the sum of the amount on deposit in the Pre-Funding Account plus the Series 2001-2 Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account being less than (ii) the sum of the aggregate outstanding principal amounts of the Class A Securities, the Class B Securities and the Excess Collateral, (y) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account, the Pre-Funding Account, the Principal Account and the Principal Funding Account being less than the Minimum Aggregate Principal Receivables, or (z) the Retained Percentage being equal to or less than 2 percent, in each case as of any Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act, (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods or (h) failure of any Interest Rate Cap Provider to make any payment required under any Interest Rate Cap within 30 days of the date such payment was due. See "Description of the Offered Securities--Pay Out Events" in this supplement and "Description of the Securities--Pay Out Events" in the attached prospectus. In the event of an early payment of principal on the Securities, Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds.

     The "BASE RATE" means, with respect to any Monthly Period, the sum of (i) the weighted average of the Class A Interest Rate, the Class B Interest Rate and the Excess Collateral Minimum Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of such Monthly Period) plus (ii) the product of 2 percent per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period.

     The term "ADJUSTED INVESTED AMOUNT" means, as of any business day, the Invested Amount minus the sum of the amount then on deposit in the Principal Account, the amount then on deposit in the Principal Funding Account and the Series 2001-2 Percentage of the amount then on deposit in the Excess Funding Account.

     The term "PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate amount of Available Series 2001-2 Finance Charge Collections for such Monthly Period (not including the amounts on deposit in the Payment Reserve Account and Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any) plus, (ii) the Principal Funding Investment Proceeds plus,
(iii) investment earnings on amounts on deposit in the Pre-Funding Account plus,
(iv) amounts withdrawn from the Funding Period Reserve Account with respect to such Monthly Period plus, (v) amounts withdrawn from the Accumulation Period Reserve Account with respect to such Monthly Period, such sum calculated on a cash basis after subtracting the Series Default Amount and the Series 2001-2 Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for such Monthly Period, and the denominator of which is the sum of (i) the average daily Invested Amount during the preceding Monthly Period plus, (ii) the average Pre-Funded Amount during the preceding Monthly Period; provided, however, that Excess Finance Charge Collections applied for the benefit of the Securityholders may be added to the numerator if the Rating Agency Condition is satisfied.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Trust Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

          CARDHOLDER MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO(1)

                                                                                      YEAR ENDED
                                                                THREE MONTHS         DECEMBER 31,
                                                                   ENDED         --------------------
                                                               MARCH 31, 2001    2000    1999    1998
                                                               --------------    ----    ----    ----
Highest Month..............................................         7.4%         7.8%    8.0%    7.4%
Lowest Month...............................................         6.4%         6.7%    6.7%    6.1%
Monthly Average(2).........................................         6.9%         7.0%    7.2%    6.6%

------------
(1) The monthly payment rate for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

(2) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month for the period indicated.

     The Bank generally determines the minimum monthly payment with respect to the Accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by a minimum percentage of the outstanding balance. If the amount so calculated is less than a minimum dollar amount, it is increased to such minimum dollar amount. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of Receivables may vary from month to month due to various factors, including seasonal variations, general economic conditions, payment habits of individual cardholders, the Credit Card Originator's monthly minimum payment requirements and acts of God. There can be no assurance that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Securities could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Securities and the Class B Securities to the Class A Expected Final Payment Date and the Class B Expected Final Payment Date, respectively, will equal the expected number of months. As described under "Description of the Offered Securities--Postponement of Accumulation Period" in this supplement, the Servicer may shorten the Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date or to collect all amounts necessary to pay the Class B Invested Amount on the Class B Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Shared Principal Collections allocable to the Offered Securities. See "Risk Factors" in this supplement and "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Trust Portfolio for each of the three calendar years contained in the period ended December 31, 2000 and for the three-month period ended March 31, 2001, are set forth in the following table. The historical yield figures in the following table are calculated and reported on a billed basis. The Portfolio Yield on Receivables included in the Trust are calculated and reported on a cash basis. Portfolio Yields calculated on a billed basis may differ from Portfolio Yields calculated on a cash basis due to (a) a lag between when finance charges and fees are billed to cardholder accounts and when such finance charges and fees are collected, (b) finance charges and fees that are not ultimately collected from the cardholder and (c) growth in the Trust Portfolio. The Portfolio Yield calculated on both a billed and a cash basis will also be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the Accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the Receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations" above. Revenues vary for each account based on the type and volume of activity for each account. Interchange fees are not included in the Trust assets and are not included in the yield numbers for the Trust Portfolio in the following table.

              REVENUE YIELD EXPERIENCE FOR THE TRUST PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                 THREE MONTHS            YEAR ENDED DECEMBER 31,
                                                    ENDED         --------------------------------------
                                                MARCH 31, 2001       2000          1999          1998
                                                --------------    ----------    ----------    ----------
Average Receivables Outstanding.............      $6,891,029      $5,945,538    $4,632,272    $3,611,436
Total Finance Charges and Fees Billed(2)....      $  413,134      $1,424,045    $1,144,510    $  858,196
Average Revenue Yield (Annualized)..........           24.31%          23.95%        24.71%        23.76%

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(1) The amounts presented in the above table include a small amount of receivables and fees billed in accounts that were newly originated and had not yet been included in the Trust for the periods shown. Those receivable balances were generally added to the Trust in subsequent periods in account additions approved by the Rating Agencies.

(2) Total Finance Charges and Fees Billed include finance charges, cash advance fees, annual membership fees, late fees, and other charges. It does not include interchange fees. Total Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

                                USE OF PROCEEDS

     Metris Receivables, Inc. will apply the net proceeds from the sale of the
Offered Securities, which is expected to be approximately $          , (a) to
repay a portion of the Series 1998-1 Variable Funding Securities, (b) to fund the Pre-Funding Account to the extent of the Pre-Funded Amount, (c) to make a deposit to the Funding Period Reserve Account and (d) to pay the purchase price of Receivables, including Receivables in Supplemental Accounts, the accounts of which may comprise a portion of one or both of the PNC Portfolio and the GE Portfolio.

                     DESCRIPTION OF THE OFFERED SECURITIES

     The Offered Securities will be issued pursuant to the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. and the Trustee may execute further Supplements in order to issue additional Series. The following summary of the Offered Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement. See "Description of the Securities" in the attached prospectus for additional information concerning the Securities and the Pooling and Servicing Agreement.

GENERAL

     The Offered Securities will represent the right to cash flow from certain assets of the Trust, including the right to the applicable allocation percentage of all obligor payments on the Receivables in the Trust. Each Offered Security represents the right to receive payments of interest at the Class A Interest Rate or the Class B Interest Rate, as applicable, funded from Available Series 2001-2 Finance Charge Collections and certain other sources designated herein and the right to receive payments of principal on the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, as applicable, or, to the extent of the Class A Invested Amount or the Class B Invested Amount, as applicable, on each Distribution Date during the Early Amortization Period, funded from Principal Collections allocated to Series 2001-2.

     The Transferor will own the Exchangeable Transferor Security. The Exchangeable Transferor Security represents an undivided interest in the Trust, including the right to receive certain payments from the assets of the Trust, including the right to a percentage of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of securities then outstanding. See "Description of the Securities--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus. During the portion of the Revolving Period that follows the Funding Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement and "Description of the Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in the attached prospectus. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the previously issued Series or another Series absorb such change. During the Accumulation Period, the Adjusted Invested Amount will decline as Principal Collections are deposited into the Principal Account or the Principal Funding Account for distribution to the Securityholders. During the Early Amortization Period, the Invested Amount will decline as Principal Collections are distributed to the related Securityholders. As a result, unless and to the extent that the previously issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during the Accumulation Period or the Early Amortization Period to reflect the reductions in the Adjusted Invested Amount or the Invested Amount of the Securities and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "Description of the Securities--Exchanges" in the attached prospectus.

     In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Offered Security also represents the right to receive payments from funds on deposit in the Funding Period Reserve Account, the Principal Funding Account and the Accumulation Period Reserve Account and certain investment earnings thereon, Redirected Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Securityholders in whose names the Securities were registered on the business day preceding such Distribution Date, or with respect to any Definitive Securities, the fifth day of the Monthly Period during which such Distribution Date occurs (each, a "RECORD DATE"). Series 2001-2 will also be allocated a portion of the amount of Defaulted Receivables each month.

     Beneficial interests in each Class of the Offered Securities will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

     We will apply to have the Offered Securities listed on the Luxembourg Stock Exchange. We cannot assure you that the Offered Securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when such listing would occur. Purchasers of the Offered Securities should not rely upon the Offered Securities being listed on the Luxembourg Stock Exchange or any other stock exchange. If the Offered Securities are listed on the Luxembourg Stock Exchange, the Trustee will maintain a paying agent in Luxembourg for so long as the Offered Securities are outstanding and listed on the Luxembourg Stock Exchange. The Luxembourg paying agent is Deutsche Bank Luxembourg S.A., Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21.

     Each Class of the Offered Securities initially will be represented by securities registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). Unless and until Definitive Securities are issued, all references herein to actions by Securityholders of any Class of Offered Securities shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Securityholders of any Class of Offered Securities shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Securities of such Class, for distribution to Security Owners of such Class in accordance with DTC procedures. With respect to each Class of Offered Securities, Securityholders may hold their Securities through DTC in the United States or Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede & Co., as nominee for DTC, will hold the global certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective Depositories which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. See "Description of the Securities--General," "--Book-Entry Registration" and "--Definitive Securities" in the attached prospectus.

STATUS OF THE SECURITIES

     Upon issuance, Series 2001-2 will rank pari passu with all other outstanding Series.

PREVIOUSLY ISSUED SERIES

     The Trust has previously issued eleven other Series that will remain outstanding on the date of issuance of the Securities. These Series bear the various rates of interest and have the outstanding principal amounts and other characteristics set forth in "Annex I: Previously Issued Series" in this supplement. The Trust is expected to issue one additional series, Series 2001-A, prior to the date of issuance of the Securities. Because the principal characteristics of Series 2001-A have not been determined, no information with respect to that Series is set forth in Annex I in this supplement.

INTEREST PAYMENTS

     The Class A Securities will accrue interest at a rate equal to      % per
annum above LIBOR, determined as set forth below, for the period from
          , 2001 (the "CLOSING DATE") through June 19, 2001, from June 20, 2001 through July 19, 2001 and with respect to each Interest Accrual Period thereafter (the "CLASS A INTEREST RATE"). The Class B Securities will accrue
interest at a rate equal to      % per annum above LIBOR, determined as set
forth below, for the period from the Closing Date through June 19, 2001, from June 20, 2001 through July 19, 2001 and with respect to each Interest Accrual Period thereafter (the "CLASS B INTEREST RATE").

     The Trustee will determine LIBOR on           , 2001 for the period from
the Closing Date through June 19, 2001, on June 18, 2001 for the period from June 20, 2001 through July 19, 2001 and, for each Interest Accrual Period thereafter, on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR DETERMINATION DATE"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business.

     The Interest Accrual Period, with respect to any Distribution Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Accrual Period will be the period from and including the Closing Date through July 19, 2001.

     "LIBOR" means, as of any LIBOR Determination Date, the offered rate for deposits in United States dollars for one month (commencing on the first day of the relevant Interest Accrual Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period). The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in United States dollars to leading European banks for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period).

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "REFERENCE BANKS" means four major banks in the London interbank market selected by the Servicer.

     The Class A Interest Rate and the Class B Interest Rate applicable to the then current and immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 934-6802.

     Interest on the Offered Securities will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     Interest will be distributed on July 20, 2001 and on the 20th day of each following month (or, if such 20th day is not a business day, the next succeeding business day) (each, a "DISTRIBUTION DATE").

     Interest payments on the Class A Securities and the Class B Securities on any Distribution Date will be calculated on the outstanding principal balance for the related Interest Accrual Period of the Class A Securities or Class B Securities, as applicable, at the close of business on the first day of the related Interest Accrual Period.

     Interest payments on the Offered Securities on any Distribution Date will be funded from Available Series 2001-2 Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds allocated as set forth in the Pooling and Servicing Agreement to the Offered Securities and deposited on each business day during such Monthly Period in the Interest Funding Account.

     "AVAILABLE SERIES 2001-2 FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, an amount equal to the sum of (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of Collections of Finance Charge Receivables and the amount of overdue Adjustment Payments made by the Transferor or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of Collections of Finance Charge Receivables and the amount of overdue Adjustment Payments made by the Transferor, (b) investment earnings on amounts on deposit in the Payment Reserve Account, the Principal Funding Account, the Accumulation Period Reserve Account, the Pre-Funding Account and the Funding Period Reserve Account, (c) amounts on deposit in the Cap Proceeds Account, if any, and (d) amounts on deposit in the Payment Reserve Account, if any, if and to the extent the Transferor designates that such amounts are to be so applied. Net investment earnings on amounts in the Excess Funding Account are treated as Finance Charge Collections.

     The Class A Interest Rate and the Class B Interest Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Accrual Period will be included in a statement to the Class A and the Class B Securityholders of record prepared by the Servicer. In addition, in the event that the Offered Securities are listed on the Luxembourg Stock Exchange, the Trustee will cause the Class A Interest Rate and the Class B Interest Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Accrual Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period. See "Description of the Securities--Reports to Securityholders" in the attached prospectus.

PRINCIPAL PAYMENTS

     On each Distribution Date relating to the period which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period (the "REVOLVING PERIOD"), Principal Collections allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, will be treated as Shared Principal Collections.

     On each Distribution Date during the Accumulation Period prior to the payment in full of the Class A Invested Amount, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Series 2001-2 Principal Collections with respect to such Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Invested Amount prior to any such deposit. Amounts in the Principal Funding Account will be paid to the Class A Securityholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, an amount equal to, for each Monthly Period, the lesser of (a) the Available Series 2001-2 Principal Collections for such Monthly Period and (b) the Class B Invested Amount will be distributed to the Class B Securityholders until the Class B Invested Amount has been paid in full. Such amounts will be paid to the Class B Securityholders on the Class B Expected Final Payment Date. On the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and on each subsequent Transfer Date, an amount equal to, for each Monthly Period, the lesser of (a) the Available Series 2001-2 Principal Collections for such Monthly Period and (b) the Excess Collateral Amount will be distributed to the Excess Collateral Holder until the Excess Collateral Amount has been paid in full. Such amounts will be paid to the Excess Collateral Holder on the Excess Collateral Expected Final Payment Date. During the Accumulation Period, the portion of Available Series 2001-2 Principal Collections not required to be deposited in the Principal Funding Account or distributed to the Securityholders or the Excess Collateral Holder will generally be treated as Shared Principal Collections.

     "AVAILABLE SERIES 2001-2 PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, or portion thereof, commencing on or after the Amortization Period Commencement Date, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Percentage of all Principal Collections (less the amount of Redirected Principal Collections) received during such Monthly Period, (ii) any amount on deposit in the Pre-Funding Account or in the Excess Funding Account allocated to the Securities with respect to such Monthly Period, (iii) the aggregate Series Default Amount and the Series 2001-2 Percentage of overdue Adjustment Payments paid from Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to such Monthly Period and any reimbursements from Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs, Class B Charge-Offs and Excess Collateral Charge-Offs, (iv) Shared Principal Collections allocated to the Securities and (v) the proceeds of the sale of all or a portion of an Interest Rate Cap with respect to such Monthly Period.

     On each Distribution Date during the Early Amortization Period, the Class A Securityholders will be entitled to receive Available Series 2001-2 Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Series 2001-2 Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the Distribution Date following the Monthly Period in which the Early Amortization Period commences. After payment in full of the Class A Invested Amount, the Class B Securityholders will be entitled to receive Available Series 2001-2 Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Series 2001-2 Termination Date. On each Transfer Date during the Early Amortization Period (other than the Transfer Date immediately prior to the Series 2001-2 Termination Date), beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full, the Excess Collateral Holder will be entitled to receive Available Series 2001-2 Principal Collections until the earlier of the date the Excess Collateral Amount is paid in full and the Series 2001-2 Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Early Amortization Period.

     In the event of a sale of the Receivables and an early termination of the Trust due to a Trigger Event, the breach of certain representations and warranties, an optional repurchase of the Receivables by the Transferor, a repurchase of the Receivables in connection with a Servicer Default or a sale of the

Receivables in connection with the Termination Date distributions of principal will be made to the Securityholders upon surrender of their Securities. See "--Pay Out Events" and "--Final Payment of Principal; Termination" below and "Description of the Securities--Pay Out Events," "--Servicer Default" and "--Final Payment of Principal; Termination" in the attached prospectus. The proceeds of any such sale or repurchase of Receivables will be allocated first to pay amounts due with respect to the Class A Securities, then to pay amounts due with respect to the Class B Securities and then to pay amounts due with respect to the Excess Collateral as described in this supplement.

PRE-FUNDING ACCOUNT AND FUNDING PERIOD

     During the period from and including the Closing Date to but excluding the earliest of (x) the first day for which the Invested Amount equals the Full Invested Amount, (y) the first day on which a Pay Out Event is deemed to occur and (z) the first business day of the August 2001 Monthly Period (the "FUNDING PERIOD"), the Pre-Funded Amount will be maintained in a trust account to be established with the Trustee (the "PRE-FUNDING ACCOUNT"). The "PRE-FUNDED AMOUNT" will equal the amount of the initial deposit to the Pre-Funding Account, less the amounts of any increases in the Invested Amount pursuant to the Series 2001-2 Supplement in connection with an increase in the amount of Receivables in the Trust or the deposit of the amount in the Pre-Funding Account into the Excess Funding Account at the end of the Funding Period. On the Closing Date a cash deposit will be made to the Pre-Funding Account such that the amount of Principal Receivables plus the amount of such cash deposit on such date will at least equal the sum of the initial outstanding principal balances of the Class A Securities, the Class B Securities, the Excess Collateral and the then current outstanding principal amount of the previously issued Series. Funds on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents. On each Transfer Date with respect to the Funding Period, all investment income (net of investment losses and expenses) earned on amounts in the Pre-Funding Account since the preceding Transfer Date will be applied as if such amounts were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period.

     During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount as a result of the increase in the amount of Receivables in the Trust. The Transferor expects that the funds on deposit in the Pre-Funding Account will be fully invested in Receivables by the end of the July 2001 Monthly Period. In the event of the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable as principal, first to the Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full, and then to the Excess Collateral Holder until the Excess Collateral Amount is paid in full. Should the Pre-Funded Amount be greater than zero on the first day of the August 2001 Monthly Period, such amount will be deposited in the Excess Funding Account and the Invested Amount will be increased in an amount equal to such deposit. Amounts on deposit in the Excess Funding Account are treated as assets of the Trust allocated to all Series then outstanding and the Exchangeable Transferor Security and will be applied as described in "Description of the Securities--Excess Funding Account" in the attached prospectus.

FUNDING PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2001-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Securityholders (the "FUNDING PERIOD RESERVE ACCOUNT"). The Funding Period Reserve Account is established to assist with the distribution of interest on the Securities during the Funding Period. On the Closing Date, a cash deposit will be made to the Funding Period Reserve Account in an amount which is equal to the product of (a) 0.65 percent, (b) the Pre-Funded Amount on that date and (c) the actual number of days from and including the Closing Date through but excluding the first day of the August 2001 Monthly Period divided by 360.

     On the Closing Date and on each Transfer Date, provided that the Funding Period Reserve Account has not terminated as described below, all amounts on deposit in the Funding Period Reserve Account (in the case of a Transfer Date, after giving effect to any withdrawals from the Funding Period Reserve

Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be applied on each Transfer Date as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period.

     On each Transfer Date with respect to the Funding Period, a withdrawal will be made from the Funding Period Reserve Account and the amount of such withdrawal will be applied as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of (a) the amount on deposit in the Funding Period Reserve Account on that Transfer Date (before giving effect to any withdrawal to be made from the Funding Period Reserve Account on such Transfer Date) and (b) the excess, if any, of (i) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360, (y) the weighted average of the Class A Interest Rate, the Class B Interest Rate and the Excess Collateral Minimum Rate, in each case as in effect for the related Interest Accrual Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of the preceding Monthly Period) and
(z) the sum of the Pre-Funded Amount at the close of business on each day during the preceding Monthly Period divided by the actual number of days in such Monthly Period over (ii) the investment income (net of investment losses and expenses) earned on amounts in the Pre-Funding Account since the Closing Date (in the case of the first Transfer Date) or the preceding Transfer Date (in the case of each subsequent Transfer Date).

     The Funding Period Reserve Account will be terminated following the earlier to occur of (a) the completion of the Funding Period and (b) the termination of the Trust pursuant to the Pooling and Servicing Agreement. Upon the termination of the Funding Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Funding Period Reserve Account on such date as described above) will be applied as if they were Available Series 2001-2 Finance Charge Collections.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2005 Monthly Period. Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date beginning in February 2005 and ending when the Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH," which is the number of whole months expected to be required to fully fund the Principal Funding Account to an amount equal to the Class A Invested Amount no later than the Class A Expected Final Payment Date, based on (a) the monthly Principal Collections expected to be distributable to the securityholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to securityholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement date of the Accumulation Period, it is probable that Securityholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

SUBORDINATION

     The Class B Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Securityholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Securityholders will be reduced. In addition, the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities and Class B Securities. To the extent the Excess Collateral Amount is reduced, the percentage of Finance Charge Collections allocated to the Excess Collateral Holder in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Excess Collateral Amount is not reimbursed, the amount of principal distributable to the Excess Collateral Holder will be reduced. In general, principal will not be paid to the Excess Collateral Holder until the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full. In addition to being subject to reduction as described in "Description of the Offered Securities--Subordination" and "--Redirected Principal Collections" in this supplement, if certain conditions are satisfied, the Excess Collateral Amount may be reduced to a minimum level with the consent of the Rating Agencies.

     If, on any Determination Date, the aggregate Series Default Amount and the unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series 2001-2 Finance Charge Collections applied to the payment thereof as described below in clauses (v) and (vi) of "--Application of Collections--Payment of Fees, Interest and Other Items," (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described below in "--Redirected Cash Flows," and (c) the amount of Redirected Principal Collections allocated with respect thereto as described below in "--Redirected Principal Collections," the Excess Collateral Amount (following the reduction thereof in an amount equal to the amount of any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the amount by which the sum of the aggregate Series Default Amount and the unpaid Adjustment Payments exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Excess Collateral Amount will thereafter be reimbursed and the Excess Collateral Amount increased on each business day by the amount, if any, of Available Series 2001-2 Finance Charge Collections, Excess Finance Charge Collections and Transferor Finance Charge Collections for such business day allocated and available for that purpose.

     In the event that any such reduction of the Excess Collateral Amount would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero, but not more than the sum of the remaining Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series 2001-2 Finance Charge Collections, Excess Finance Charge Collections and Transferor Finance Charge Collections for such business day allocated and available for that purpose.

     In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series 2001-2 Finance Charge Collections, Excess Finance Charge Collections and Transferor Finance Charge Collections for such business day allocated and available for that purpose.

THE INTEREST RATE CAPS

     The Transferor will obtain and at all times prior to and including the June 2008 Distribution Date maintain one or more interest rate caps ("INTEREST RATE CAPS") whose notional amounts singly or taken as a group equal or exceed an amount equal to the product of (i) the Excess Collateral Initial Amount less the aggregate amount of principal payments made to the Excess Collateral Holder and
(ii) the Excess Collateral Notional Percentage. On each Distribution Date following the June 2008 Distribution Date until the Interest Rate Caps terminate, the notional amount of the Interest Rate Caps will reduce in an amount equal to the quotient of the initial notional amount for that Interest Rate Cap divided by 8. The Transferor will pledge to the Trustee for the benefit of the Securityholders all of the Transferor's right, title and interest in and to the interest rate cap agreements and the Interest Rate Caps arising thereunder, together with the Cap Proceeds Account and all other proceeds thereof, as collateral security for the benefit of the Securityholders. Pursuant to the Interest Rate Caps, on each Transfer Date on which LIBOR for the related Interest Accrual Period exceeds 10.50%, the provider of the Interest Rate Caps will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360.

     The Interest Rate Caps will terminate on the February 2009 Distribution Date; provided, however, that the Interest Rate Caps may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of the Offered Securities or the securities secured by the Excess Collateral (such substitute interest rate cap, a "REPLACEMENT INTEREST RATE CAP"; such alternative arrangement, a "QUALIFIED SUBSTITUTE ARRANGEMENT").

     In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Servicer will use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

     The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the notional amount over an amount not less than zero equal to the product of (i) the Excess Collateral Initial Amount less the aggregate amount of principal payments made to the Excess Collateral Holder times (ii) the Excess Collateral Notional Percentage, subject to (among other things) Rating Agency confirmation of the rating of the Offered Securities and the securities secured by the Excess Collateral. Funds from any such sale will be applied as Principal Collections allocable in accordance with the allocations described below in "--Application of Collections--Payment of Principal." Each Interest Rate Cap will provide for payments to the Trustee and the Trust's interest in respect of such payments will be deposited into the Cap Proceeds Account.

     The Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Securityholders, a segregated trust account into which all amounts paid pursuant to the Interest Rate Caps or any Qualified Substitute Arrangement are deposited (the "CAP PROCEEDS ACCOUNT," and collectively with the Interest Funding Account, the Principal Account and the Excess Funding Account, the "TRUST ACCOUNTS"), which shall be considered a Trust Account for all purposes under this supplement and the attached prospectus.

     "EXCESS COLLATERAL NOTIONAL PERCENTAGE" means 53.66%.

INTEREST RATE CAP PROVIDER

     The "INTEREST RATE CAP PROVIDER" will be a third party cap provider having a short-term rating of at least "A-1+" from Standard & Poor's and at least "P-1" from Moody's and, if the Interest Rate Cap Provider is rated by Fitch, Inc., at least "F1+" from Fitch or any other rating acceptable to the Rating Agencies. The identity and description of the Interest Rate Cap Provider will be included in the final prospectus supplement.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Securityholders' Interest, the Class B Securityholders' Interest, the Excess Collateral Holder's Interest, the interest of Metris Receivables, Inc. (the "TRANSFEROR INTEREST") and the holders of all other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the amount of all Defaulted Receivables. Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Class A Securityholders' Interest, the Class B Securityholders' Interest and the Excess Collateral Holder's Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount, the Class B Invested Amount or the Excess Collateral Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "CLASS A FLOATING PERCENTAGE," the "CLASS B FLOATING PERCENTAGE" and the "EXCESS COLLATERAL FLOATING PERCENTAGE," respectively; the sum of all such percentages, the "FLOATING PERCENTAGE"). During the Revolving Period, all Principal Collections allocable to the Securities will be allocated and paid to the Transferor (except for Collections applied as Redirected Principal Collections and Shared Principal Collections for the benefit of the holders of securities of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after an Amortization Period Commencement Date, Principal Collections will be allocated to the Securityholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount, the Class B Invested Amount, or the Excess Collateral Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used for all classes of all Series to calculate the applicable allocation percentages with respect to Principal Collections for all Series (the "CLASS A FIXED/FLOATING PERCENTAGE," the "CLASS B FIXED/FLOATING PERCENTAGE" and the "EXCESS COLLATERAL FIXED/FLOATING PERCENTAGE," respectively; the sum of all such percentages, the "FIXED/FLOATING PERCENTAGE"). Finance Charge Collections will be allocated on and after the date on which a Pay Out Event is deemed to occur to the Securityholders' Interest based on the Fixed/Floating Percentage; provided, however, that the numerator used in calculating the Fixed/Floating Percentage will be the Adjusted Invested Amount as of the end of the day preceding the date on which a Pay Out Event is deemed to occur. On and after the date on which a Defeasance occurs with respect to the Securities, each of the allocation percentages specified above with respect to the Securities will be zero. See "--Defeasance" below.

     Finance Charge Collections, Principal Collections and the amount of all Defaulted Receivables will be allocated to the Transferor based on the Transferor Percentage. The term "TRANSFEROR PERCENTAGE" means (a) when used with respect to (i) Principal Collections during the Revolving Period, (ii) Finance Charge Collections prior to the date on which a Pay Out Event occurs and (iii) the amount of Defaulted Receivables at all times, 100 percent minus the sum of the Floating Percentage and the applicable Investor Percentages used for all other Series and (b) when used with respect to (i) Principal Collections during an Amortization Period and (ii) Finance Charge Collections on and after the date on which a Pay Out Event occurs, 100 percent minus the sum of the applicable Fixed/Floating Percentage and the Investor Percentages used with respect to Principal Collections or Finance Charge Collections, as applicable, for all other Series.

     As used in this supplement, the term "AMORTIZATION PERIOD COMMENCEMENT DATE" means the earlier of (a) the first day of the Accumulation Period and (b) the date on which a Pay Out Event occurs or is deemed to have occurred.

     As used in this supplement, the term "CLASS A INVESTED AMOUNT" for any date means an amount equal to (a) the Class A Initial Invested Amount less the Class A Percentage of the initial deposit to the Pre-Funding Account, plus the Class A Percentage of the amount of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class A Securityholders through and including such date, minus
(c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," plus
(d) the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c); provided, however, that the Class A Invested Amount may not be reduced below zero. The "CLASS A PERCENTAGE" means for any business day during a Monthly Period a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     As used in this supplement, the term "CLASS A ADJUSTED INVESTED AMOUNT," for any date of determination, means an amount not less than zero equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the Principal Account and the Principal Funding Account Balance on such date.

     As used in this supplement, the term "CLASS A INITIAL INVESTED AMOUNT" means $559,392,000.

     As used in this supplement, the term "CLASS B INVESTED AMOUNT" for any date means an amount equal to (a) the Class B Initial Invested Amount less the Class B Percentage of the initial deposit to the Pre-Funding Account, plus the Class B Percentage of the amount of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class B Securityholders through and including such date, minus
(c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Class B Principal Collections for which the Excess Collateral Amount has not been reduced for all prior Distribution Dates, plus (e) the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Excess Collateral Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Class B Invested Amount may not be reduced below zero. The "CLASS B PERCENTAGE" means for any business day during a Monthly Period a fraction the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     As used in this supplement, the term "CLASS B INITIAL INVESTED AMOUNT" means $99,448,000.

     As used in this supplement, the term "EXCESS COLLATERAL AMOUNT" for any date means an amount equal to (a) the Excess Collateral Initial Amount less the Excess Collateral Percentage of the initial deposit to the Pre-Funding Account, plus the Excess Collateral Percentage of the amount of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus
(b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to the Excess Collateral Holder through and including such date, minus (c) the aggregate amount of Excess Collateral Charge-Offs for all prior Distribution Dates, equal to the amount by which the Excess Collateral Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Excess Collateral Principal Collections for all prior Distribution Dates, plus (e) the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Excess Collateral Amount may not be reduced below zero. The "EXCESS COLLATERAL PERCENTAGE" means for any business day during a Monthly Period a fraction the numerator of which is the Excess Collateral Initial Amount and the denominator of which is the Initial Invested Amount.

     As used in this supplement, the term "EXCESS COLLATERAL INITIAL AMOUNT" means $169,889,282.

     As used in this supplement, the term "INVESTED AMOUNT" means the sum of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount.

     As used in this supplement, the term "INITIAL INVESTED AMOUNT" means the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Excess Collateral Initial Amount.

     As used in this supplement, the term "CLASS A SECURITYHOLDERS' INTEREST" means the interest in the assets of the Trust allocated to the Class A Securityholders.

     As used in this supplement, the term "CLASS B SECURITYHOLDERS' INTEREST" means the interest in the assets of the Trust allocated to the Class B Securityholders.

     As used in this supplement, the term "EXCESS COLLATERAL HOLDER'S INTEREST" means the interest in the assets of the Trust allocated to the Excess Collateral Holder.

     The Invested Amount will, except as otherwise provided herein, increase up to a maximum amount of $828,729,282 (the "FULL INVESTED AMOUNT") during the Funding Period, remain fixed at the Full Invested Amount during the Revolving Period and decline thereafter during any Early Amortization Period as principal is paid on the Securities. The Invested Amount is subject to increase during the Funding Period to the extent amounts are withdrawn from the Pre-Funding Account and paid to the Transferor in connection with the addition of Principal Receivables to the Trust or, at the end of the Funding Period, deposited in the Excess Funding Account.

     As a result of the Floating Percentage, Finance Charge Collections (prior to the commencement of the Early Amortization Period) and the portion of Defaulted Receivables allocated to the Class A Securityholders, the Class B Securityholders and the Excess Collateral Holder will change each business day based on the relationship of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Excess Collateral Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the allocation percentages of Principal Collections allocable to the Class A Securityholders, the Class B Securityholders and the Excess Collateral Holder, however, will remain fixed during an Amortization Period. Principal Collections allocable to the Class B Securities are subject to possible redirection for the benefit of the Class A Securityholders and principal collections allocable to the Excess Collateral are subject to possible redirection for the benefit of the Class A Securityholders and the Class B Securityholders. See "--Redirected Principal Collections" below.

REDIRECTED CASH FLOWS

     On each business day, to the extent that any amounts are on deposit in the Excess Funding Account, the Servicer will determine the amount (the "NEGATIVE CARRY AMOUNT"), if any, equal to the excess of (x) the product of (a) the Base Rate, (b) the amount on deposit in the Excess Funding Account allocated to Series 2001-2 and (c) the number of days elapsed since the previous business day divided by the actual number of days in such year over (y) the aggregate amount of all earnings since the previous business day available from the Cash Equivalents in which funds on deposit in the Excess Funding

Account are invested. The Servicer will apply an amount equal to the lesser of
(i) the Series 2001-2 Percentage of Finance Charge Collections allocable to the Exchangeable Transferor Security ("TRANSFEROR FINANCE CHARGE COLLECTIONS") on such business day and (ii) the Negative Carry Amount for such business day in the manner specified for application of Available Series 2001-2 Finance Charge Collections.

     As used in this supplement, "SERIES 2001-2 PERCENTAGE" means the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

     On each Distribution Date, the Servicer will determine the amount (the "REQUIRED AMOUNT"), if any, by which the full amount to be paid pursuant to clauses (i) through (x) in "--Application of Collections--Payment of Fees, Interest and Other Items" below exceeds the portion of Available Series 2001-2 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses. To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Series 2001-2 Securities in an amount equal to the remaining Required Amount. Excess Finance Charge Collections from other Series allocable to the Series 2001-2 Securities for any business day will be equal to the product of (a) Excess Finance Charge Collections available from all other Series for such business day and (b) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the second preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge Collections for all Series for such business day.

     "EXCESS FINANCE CHARGE COLLECTIONS" means any Collections of Finance Charge Receivables allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

REDIRECTED PRINCIPAL COLLECTIONS

     On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Excess Collateral Amount, equal to the product of
(a)(i) during the Revolving Period, the Excess Collateral Floating Percentage or
(ii) during an Amortization Period, the Excess Collateral Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "REDIRECTED EXCESS COLLATERAL PRINCIPAL COLLECTIONS"):

          (a) an amount equal to the sum of (i) the Class A Required Amount with respect to such business day and (ii) the Class B Required Amount with respect to such business day, will be applied first to the components of the Class A Required Amount and then to the components of the Class B Required Amount in the same priority as such components are applied from Available Series 2001-2 Finance Charge Collections, as described in "--Application of Collections--Payment of Fees, Interest and Other Items" below; and

          (b) during the Revolving Period, any such collections not applied in the foregoing manner (and therefore not constituting Redirected Excess Collateral Principal Collections) will be applied as Shared Principal Collections and during an Amortization Period such collections will be included in Available Series 2001-2 Principal Collections.

     On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of
(a)(i) during the Revolving Period, the Class B Floating Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "REDIRECTED

CLASS B PRINCIPAL COLLECTIONS" and the sum of Redirected Excess Collateral Principal Collections and Redirected Class B Principal Collections is called "REDIRECTED PRINCIPAL COLLECTIONS"):

          (a) an amount equal to the Class A Required Amount with respect to such business day, will be applied to the components of the Class A Required Amount, as described in "--Application of Collections--Payment of Fees, Interest and Other Items" below; and

          (b) during the Revolving Period, any such collections not applied in the foregoing manner (and therefore not constituting Redirected Class B Principal Collections) will be applied as Shared Principal Collections and during an Amortization Period such collections will be included in Available Series 2001-2 Principal Collections.

     On each Distribution Date, the Excess Collateral Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period. In the event such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that the reallocation of Principal Collections would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Redirected Class B Principal Collections on such Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

     "CLASS A REQUIRED AMOUNT" means for any business day during a Monthly Period the amount, if any, by which (a) the sum of (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class A Floating Percentage of the amount of Principal Receivables in Defaulted Accounts for such Monthly Period (to date), (iii) the Class A Percentage of the Monthly Servicing Fee for the related Monthly Period and (iv) the Class A Floating Percentage of the Series 2001-2 Percentage of the Adjustment Payment required to be made by the Transferor but not made on such business day and on each previous business day during such Monthly Period exceeds (b) the Available Series 2001-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections, in each case allocated with respect thereto.

     "CLASS B REQUIRED AMOUNT" means for any business day during a Monthly Period the amount, if any, by which (a) the sum of (i) the Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class B Floating Percentage of the amount of Principal Receivables in Defaulted Accounts for such Monthly Period (to date), (iii) the Class B Percentage of the Monthly Servicing Fee for the related Monthly Period, (iv) the Class B Floating Percentage of the Series 2001-2 Percentage of the Adjustment Payment required to be made by the Transferor but not made on such business day and on each previous business day during such Monthly Period and (v) the unreimbursed amount by which the Class B Invested Amount has been reduced on prior business days because of unreimbursed Class B Charge-Offs and Redirected Class B Principal Collections exceeds (b) the Available Series 2001-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections, in each case allocated with respect thereto.

APPLICATION OF COLLECTIONS

     Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "TRANSFER DATE") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of

Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of securities then outstanding or (b) the Servicer has and maintains a short-term credit rating of "P-1" by Moody's and "A-1" by Standard & Poor's.

     If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied cash collections held by the Servicer may be commingled and used for the benefit of the Servicer prior to each Transfer Date and, in the event of the insolvency or bankruptcy of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a first-priority perfected security interest in such collections. In such an event, the amount payable to you could be lower than the outstanding principal amount and accrued interest on the Securities, thus resulting in losses to you. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.

     The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

          (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor;

          (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Security to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;

          (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Percentage, of the sum of the aggregate amount of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (b) certain Transferor Finance Charge Collections allocable to the Securities and (c) Excess Finance Charge Collections of other Series allocable to Series 2001-2, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items;"

          (iv) during the Revolving Period, an amount equal to the Floating Percentage of Principal Collections (less the amount thereof which may be applied as Redirected Principal Collections) will be applied as Shared Principal Collections;

          (v) during an Amortization Period, an amount equal to the Fixed/Floating Percentage of Principal Collections (less the amount thereof applied as Redirected Principal Collections), any amount on deposit in the Excess Funding Account allocated to the holders of Series 2001-2 Securities and any amount on deposit in the Pre-Funding Account, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs, Excess Collateral Charge-Offs and any amount of Shared Principal Collections allocated to the Class A Securities, the Class B Securities and the Excess Collateral on such business day, up to (a) during the Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;

          (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Securities. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Security; and

          (vii) Excess Finance Charge Collections will be allocated as set forth below in "--Payment of Fees, Interest and Other Items."

     Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding Account, and on an amortization period commencement date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of securities of such Series have been paid in full. See "Description of the Securities--Excess Funding Account" in the attached prospectus.

     On each business day the Transferor, at its discretion, will direct that amounts on deposit in the Payment Reserve Account be (a) retained therein, (b) applied as Available Series 2001-2 Finance Charge Collections or (c) paid to the Excess Collateral Holder.

     Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the amount of Available Series 2001-2 Finance Charge Collections and will apply such amount in the following priority:

          (i) an amount equal to the lesser of (A) the Available Series 2001-2 Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Securityholders;

          (ii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the excess of (a) the sum of
     (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, which will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Securityholders;

          (iii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the excess of (a) the sum of
     (1) the Excess Collateral Minimum Monthly Interest and (2) the amount of any Excess Collateral Minimum Monthly Interest previously due but not distributed to the Excess Collateral Holder in prior Monthly Periods over
     (b) the amount which has already been distributed to the Excess Collateral Holder with respect thereto in the current Monthly Period, will be distributed to the Excess Collateral Holder on such business day;

          (iv) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;

          (v) an amount equal to the lesser of (A) the sum of any Available Series 2001-2 Finance Charge Collections remaining and, if such day is a Default Recognition Date, an amount equal to the aggregate amount paid to the Transferor pursuant to the Transfer and Administration Agreement on each business day other than a Default Recognition Date to be treated as "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS" for each prior business day during the related Monthly Period and (B) the sum of (1) the aggregate Series Default Amount for such business day and (2) the unpaid

     Series Default Amount for any prior business day during the then current Monthly Period, will be (x) during the Revolving Period, treated as Shared Principal Collections and (y) during an Amortization Period, treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (vi) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the Series 2001-2 Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during an Amortization Period, treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (vii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and
     (x) during the Revolving Period, be treated as Shared Principal Collections and (y) during an Amortization Period, be treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (viii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses
     (c) and (d) of the definition thereof on prior business days, if any, will be applied to reimburse such reduced amount and (x) during the Revolving Period, be treated as Shared Principal Collections and (y) during an Amortization Period, be treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (ix) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the unreimbursed amount by which the Excess Collateral Amount has been reduced pursuant to clauses (c) and (d) of the definition thereof on prior business days, if any, will be applied to reimburse such reduced amount and (x) during the Revolving Period, be treated as Shared Principal Collections and (y) during an Amortization Period, be treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (x) on and after the Reserve Account Funding Date, but prior to the date on which the Accumulation Period Reserve Account terminates, an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the Accumulation Period Reserve Account; and

          (xi) any Available Series 2001-2 Finance Charge Collections remaining will be distributed to the Excess Collateral Holder.

     On each business day during a Monthly Period, any amount distributed to the Trustee pursuant to the Transfer and Administration Agreement to be deposited in the Payment Reserve Account shall be deposited in the Payment Reserve Account. The "PAYMENT RESERVE ACCOUNT" means an account established with a Qualified Institution for the benefit of Securityholders into which the Transferor may, at its option, retain amounts referred to in the preceding sentence on any business day for application, at its option, as Available Series 2001-2 Finance Charge Collections on any subsequent business day.

     On each business day during a Monthly Period, any amount distributed to the Trustee pursuant to the Transfer and Administration Agreement (i) to cover shortfalls, if any, in amounts payable from Finance Charge Collections to securityholders of other Series shall be applied as Excess Finance Charge Collections and (ii) to pay the reasonable costs and expenses of a successor Servicer shall be paid to such Servicer.

     Notwithstanding the foregoing, if on any Default Recognition Date the sum of the amount of Available Series 2001-2 Finance Charge Collections (including all amounts on deposit in the Payment Reserve Account) remaining after application pursuant to clause (iv) above and Transferor Retained

Finance Charge Collections is less than the amount of the aggregate Series Default Amount for such business day, the Servicer will apply (i) amounts deposited in the Accumulation Period Reserve Account during the then current Monthly Period and (ii) any amount distributed to the Trustee pursuant to the Transfer and Administration Agreement for application in accordance with the instructions of the Servicer in respect of such shortfall, in accordance with clause (v) above to the extent of such shortfall.

     On each Transfer Date, all investment income (net of investment losses and expenses) on funds on deposit in the Principal Funding Account, the Principal Account, the Pre-Funding Account, the Funding Period Reserve Account and the Accumulation Period Reserve Account will be applied as if such amounts were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period.

     "CLASS A MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (i) the Class A Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Securities at the close of business on the first day of the related Interest Accrual Period and
(iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

     "CLASS B MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (i) the Class B Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal amount of the Class B Securities at the close of business on the first day of the related Interest Accrual Period and
(iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

     "EXCESS COLLATERAL MINIMUM MONTHLY INTEREST" with respect to any Transfer Date will equal the product of (i) the Excess Collateral Minimum Rate for the related Interest Accrual Period, (ii) the Excess Collateral Initial Amount less the aggregate amount distributed to the Excess Collateral Holder in respect of Excess Collateral Monthly Principal for all prior Transfer Dates and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

     "EXCESS COLLATERAL MINIMUM RATE" means a rate per annum specified in the agreement between the Transferor and the Excess Collateral Holder relating to the transfer of the Excess Collateral to the Excess Collateral Holder (the "TRANSFER AND ADMINISTRATION AGREEMENT") not to exceed the product of the Excess
Collateral Notional Percentage times LIBOR plus      %.

     Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described above in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described above in clause (vi) of "--Allocations." On each Transfer Date during an Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will apply Principal Collections on deposit in the Principal Account in the following priority:

          (i) an amount equal to the Class A Principal will be deposited on each Transfer Date in the Principal Funding Account for distribution to the Class A Securityholders on the Class A Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class A Securityholders on each Distribution Date until the Class A Invested Amount is paid in full (with respect to the Early Amortization Period);

          (ii) for each Transfer Date after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date with respect to the Early Amortization Period), an amount equal to Class B Principal will be distributed to the Class B Securityholders on each Distribution Date until the Class B Invested Amount is paid in full;

          (iii) for each Transfer Date after the Class B Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to

     Excess Collateral Monthly Principal will be distributed to the Excess Collateral Holder on each Transfer Date until the Excess Collateral Amount is paid in full; and

          (iv) on each Transfer Date with respect to the Accumulation Period, the balance of Available Series 2001-2 Principal Collections not applied pursuant to (i) through (iii) above, if any, on each Transfer Date with respect to the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described above in clause (vi) of "--Allocations."

     In addition to being subject to reduction as described in "Description of the Offered Securities--Subordination" and "--Redirected Principal Collections" in this supplement, if certain conditions are satisfied the Excess Collateral Amount may be reduced to a minimum level with the consent of the Rating Agencies.

     "CLASS A PRINCIPAL" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Series 2001-2 Principal Collections on deposit in the Principal Account with respect to the related Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class A Adjusted Invested Amount on such Transfer Date.

     "CLASS B PRINCIPAL" with respect to each Transfer Date relating to the Accumulation Period beginning with the Transfer Date following the Monthly Period in which the Class A Invested Amount has been paid in full, or with respect to each Transfer Date relating to the Early Amortization Period beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Class B Invested Amount, will equal the lesser of (i) the Available Series 2001-2 Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Principal, if any, and (ii) the Class B Invested Amount on such Transfer Date.

     "EXCESS COLLATERAL MONTHLY PRINCIPAL" with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B Securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Excess Collateral Amount, will equal the lesser of (i) the Available Series 2001-2 Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Principal and Class B Principal, if any, and (ii) the Excess Collateral Amount on such Transfer Date.

     "CONTROLLED ACCUMULATION AMOUNT" means (a) for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $46,616,000; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods during the Accumulation Period, and (b) for any Transfer Date with respect to the Accumulation Period after the payment in full of the Class A Invested Amount, an amount equal to the sum of the Class B Invested Amount and the Excess Collateral Amount on such Transfer Date.

     "ACCUMULATION SHORTFALL" initially means zero and thereafter means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account for the previous Monthly Period.

COVERAGE OF INTEREST SHORTFALLS

     To the extent of any shortfall in the amount of Available Series 2001-2 Finance Charge Collections due to the accumulation of principal in the Excess Funding Account or the Pre-Funding Account, the Transferor Finance Charge Collections will be made available to cover the Negative Carry Amount.

     Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("EXCESS FINANCE CHARGE COLLECTIONS") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Finance Charge Collections arising from Available Series 2001-2 Finance Charge Collections and remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the Excess Collateral Holder.

SHARED PRINCIPAL COLLECTIONS

     To the extent that Principal Collections and other amounts that are initially applied for the benefit of the securityholders' interest of any class of any Series are not needed to make payments to the securityholders of such class or required to be deposited in the Principal Account, they may be applied to cover principal payments due to or for the benefit of securityholders of another Series, including principal payments which the Transferor elects to make with respect to any Variable Funding Securities (such collections, "SHARED PRINCIPAL COLLECTIONS"). Any such redirection will not result in a reduction in the Securityholders' Interest. In addition, Principal Collections and certain other amounts initially applied for the benefit of other Series, to the extent such collections are not needed to make payments to the securityholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Securities. See "--Application of Collections" above and "Description of the Securities--Application of Collections" and "--Shared Principal Collections" in the attached prospectus.

DEFAULTED RECEIVABLES; DILUTION

     Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in this supplement. On each business day, the Servicer will allocate to the Securityholders the Series Default Amount. The term "SERIES DEFAULT AMOUNT" means a portion of all Defaulted Receivables in an amount equal to (i) on any business day other than a Default Recognition Date, an amount equal to the product of (a) the Floating Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date.

     If on any business day the Servicer reduces the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such reduction, a "DILUTION"), then the amount of the Transferor Interest in the Trust will be reduced by the amount of the Dilution on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "ADJUSTMENT PAYMENT") out of its own funds or, to the extent not paid by the Transferor, out of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 2001-2, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

     If on the second business day preceding each Distribution Date (the "DETERMINATION DATE"), the aggregate Series Default Amount and the Series 2001-2 Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, Principal Funding Investment Proceeds, investment earnings on amounts on deposit in the Pre-Funding Account, any amounts withdrawn from the Funding Period Reserve Account and any amounts withdrawn from the Accumulation Period Reserve Account, and applied with respect to the Series Default Amount and the Series 2001-2 Percentage of unpaid Adjustment Payments with respect to such Monthly Period, then the Excess Collateral Amount will be reduced by the aggregate amount of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-2 Percentage of unpaid Adjustment Payments for such Monthly Period (an "EXCESS COLLATERAL CHARGE-OFF"). The Excess Collateral Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Excess Collateral) on any business day by the amounts allocated and available for that purpose as described above under clause (ix) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     In the event that any such reduction of the Excess Collateral Amount would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-2 Percentage of unpaid Adjustment Payments with respect to such Monthly Period (a "CLASS B CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the Class B Securityholders. The Class B Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class B Securities) on any business day by the amounts allocated and available for that purpose as described above under clause (viii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the aggregate of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-2 Percentage of unpaid Adjustment Payments with respect to such Monthly Period (a "CLASS A CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the Class A Securityholders. The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Securities) on any business day by the amounts allocated and available for that purpose as described above under clause (vii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 2001-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a principal funding account as a segregated trust account held for the benefit of the Securityholders (the "PRINCIPAL FUNDING ACCOUNT"). During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to the Principal Funding Account Collections in respect of Principal Receivables (other than Redirected Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Securities as described above under "--Application of Collections."

     Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be applied on each Transfer Date to the extent of the Covered Amount as if such amounts were Available Series 2001-2

Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest Accrual Period, the Principal Funding Investment Proceeds are less than an amount equal to the Covered Amount, the amount of such deficiency will be paid from the Accumulation Period Reserve Account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if such amount were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period.

ACCUMULATION PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2001-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Securityholders (the "ACCUMULATION PERIOD RESERVE ACCOUNT"). The Accumulation Period Reserve Account is established to assist with the subsequent distribution of interest on the Securities during the Accumulation Period. On each business day from and after the Reserve Account Funding Date, but prior to the termination of the Accumulation Period Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series 2001-2 Finance Charge Collections allocated to the Securities (to the extent described above under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Accumulation Period Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "RESERVE ACCOUNT FUNDING DATE" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine in accordance with the Pooling and Servicing Agreement. The "REQUIRED RESERVE ACCOUNT AMOUNT" for any date on or after the Reserve Account Funding Date will be equal to (a) 0.75 percent of the Class A Invested Amount or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2001-2.

     "RATING AGENCY CONDITION" means the notification in writing by each Rating Agency that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor securities of any outstanding Series or class with respect to which it is a Rating Agency.

     Provided that the Accumulation Period Reserve Account has not terminated as described below, all amounts on deposit in the Accumulation Period Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Accumulation Period Reserve Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Accumulation Period Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or applied on each Transfer Date as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period.

     On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Accumulation Period Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the excess, if any, of
(i) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360,
(y) the Class A Interest Rate as in effect for the related Interest Accrual Period and (z) the Principal Funding Account Balance as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Accrual Periods ends (the "COVERED AMOUNT") over (ii) the Principal Funding Investment Proceeds with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Accumulation Period Reserve Account (the "AVAILABLE RESERVE ACCOUNT AMOUNT") will be equal to the lesser of the amount on deposit in the Accumulation Period Reserve Account (before giving effect to any withdrawal to be made from the Accumulation Period Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Accumulation Period Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Class A Invested Amount is paid in full, (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Securities and (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date. Upon the termination of the Accumulation Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Accumulation Period Reserve Account on such date as described above) will be applied as if they were Available Series 2001-2 Finance Charge Collections.

PAIRED SERIES

     Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Securities may be paired with one or more other Series or a portion of one or more other Series issued by the Trust (each, a "PAIRED SERIES"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Securityholders. As amounts are deposited in the Principal Funding Account for the benefit of the Securityholders either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Securities--Exchanges" in the attached prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A Securities and the Class B Securities may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Principal Collections and Finance Charge Collections allocated to Series 2001-2 if such event required reliance by Series 2001-2 on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of Principal Collections, allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages" above.

DEFEASANCE

     On the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balance of the Class A Securities, which amount shall be invested in Cash Equivalents, (y) in the Principal Account an amount equal to the sum of the outstanding principal balances of the Class B Securities and the Excess Collateral and (z) in the Accumulation Period Reserve Account an amount equal to or greater than the Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Accumulation Period Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and
(iv) a Ratings Event will not occur as a result of such events; then, the Securities will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("DEFEASANCE"), and the percentages applicable to the allocation to the Securityholders of Principal Collections, Finance Charge Collections and amounts of Defaulted Receivables will be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Class A Securities, the Class B Securities and the Excess Collateral will be subject to optional repurchase by the Transferor (so long as the Transferor is the Servicer or an affiliate thereof) on any Distribution Date if on such Distribution Date the sum of the Class A Invested Amount, Class B Invested Amount and Excess Collateral Amount would be reduced to an amount less than or equal to 10 percent of the Initial Invested Amount, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to the unpaid Invested Amount plus accrued and unpaid interest on the Securities, in each case after giving effect to any payments on such date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

     The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Securities will be made on the November 2009 Distribution Date (the "SERIES 2001-2 TERMINATION DATE"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Series 2001-2 Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Securities until paid in full, then to the Class B Securities until paid in full, and then to the Excess Collateral to the extent necessary to pay such remaining amounts to all Securityholders pro rata within each Class as final payment of the Securities) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 2001-2 Supplement, in an amount up to 110 percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 2001-2 Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Securities, will be paid on the Series 2001-2 Termination Date first to the Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full and then to the Excess Collateral Holder until the Excess Collateral Amount is paid in full.

     Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date which shall not be later than May 26, 2095. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

     As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" refers to any of the following events:

          (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a material adverse effect on the Securityholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Securityholders representing more than 50 percent of the Invested Amount and continues to materially and adversely affect the interests of the Securityholders for such period;

          (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period; provided, however, that a Pay Out Event pursuant to this clause (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

          (iii) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris;

          (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average Base Rates for such three consecutive Monthly Periods;

          (v) the Trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act;

          (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest, (b) (I) the sum of the amount on deposit in the Pre-Funding Account plus the Series 2001-2 Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account shall be less than (II) the sum of the aggregate outstanding principal amounts of the Class A Securities, the Class B Securities and the Excess Collateral, (c) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account, the Pre-Funding Account, the Principal Account and the Principal Funding Account shall be less than the Minimum Aggregate Principal Receivables or
     (d) the Retained Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date;

          (vii) any Servicer Default shall occur which would have a material adverse effect on the Securityholders; or

          (viii) failure of any Interest Rate Cap Provider to make any payment required under an Interest Rate Cap within 30 days of the date such payment was due.

     In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Securities only if, after any applicable grace period, the Securityholders evidencing undivided interests aggregating more than 50 percent of the Invested Amount, by written notice to the Trustee, the Transferor, and the Interest Rate Cap Provider pursuant to the Series 2001-2 Supplement and the Servicer declare that a Pay Out Event has occurred with respect to the Securities as of the date of such notice. In the case of any event described in clause (iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv), (vi) or (viii) a Pay Out Event with respect only to the Securities, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Securityholders or all securityholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Securityholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Securities.

     In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor or Metris voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor or Metris (an "INSOLVENCY EVENT"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "TRIGGER EVENT"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor, the Trustee shall use its best efforts to sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the Trustee. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Securityholders and will be distributed to the applicable Securityholders as provided above in "--Application of Collections."

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period (the "MONTHLY SERVICING FEE") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) the applicable Servicing Fee Percentage and (iii) the Adjusted Invested Amount as of the beginning of the day on the first day of such Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount. The Monthly Servicing Fee will be funded from Finance Charge Collections allocated to the Securityholders' Interest, and will be paid from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above and "Description of the Securities--Application of Collections" in the attached prospectus. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Securityholders will have any obligation to pay such portion of the servicing fee.

     "SERVICING FEE PERCENTAGE" means 2.00 percent per annum, or for so long as Direct Merchants Bank is the Servicer, a lesser rate if so specified in the Series 2001-2 Supplement.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Securityholders other than federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS TO SECURITYHOLDERS

     On or after each Distribution Date, the Trustee will forward to each Securityholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Securities--Reports to Securityholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, (b) the Transferor Interest, if any, for such Transfer Date, (c) the aggregate Interest Rate Caps notional amount and the amount deposited in the Cap Proceeds Account during the related Monthly Period and (d) the Pre-Funded Amount. In the event that Definitive Securities are issued, notices to Securityholders will also be given by mail to their addresses as they appear on the register maintained by the Trustee.

                        LISTING AND GENERAL INFORMATION

     We will attempt to apply to have the Offered Securities listed on the Luxembourg Stock Exchange. We cannot assure you that the application will be accepted or that the Offered Securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when such listing would occur. Purchasers of the Offered Securities should not rely upon the Offered Securities being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Offered Securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether our listing application has been accepted and whether the Offered Securities are listed on the Luxembourg Stock Exchange. If the listing application is accepted, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Offered Securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. If the Offered Securities are listed, trading of the Offered Securities may be effected on the Luxembourg Stock Exchange. The Class A Securities and the Class B Securities have been accepted for clearance through the facilities of DTC, Clearstream and Euroclear.

     The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by Metris Receivables, Inc.'s Board of Directors on March 19, 1999.

     If the Offered Securities are listed on the Luxembourg Stock Exchange, copies of the Pooling and Servicing Agreement, the Series 2001-2 Supplement, the annual report of independent certified public accountants described in "Description of the Securities--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Securityholders referred to under "Reports to Securityholders" and "Description of the Securities--Reports to Securityholders" in the attached prospectus will be available free of charge at the office of Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Offered Securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of Metris Companies Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, also available at the office of the listing agent in Luxembourg. For so long as the Offered Securities are outstanding and are listed on the Luxembourg Stock Exchange, copies of each Annual Report on Form 10-K for subsequent fiscal years will also be available at the office of the listing agent in Luxembourg.

     The Transferor confirms that there has been no material adverse change in the performance of the Trust since March 31, 2001, the date of the information with respect to the Trust set forth in this supplement under "The Receivables."

     In the event that the Offered Securities are listed on the Luxembourg Stock Exchange and Definitive Securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg Transfer Agent, the Luxembourg Paying Agent will be appointed as a Transfer Agent.

     The Pooling and Servicing Agreement provides that the Trustee shall pay to the Transferor upon request any monies held by the Trustee for the payment of principal and interest which remains unclaimed for two years. After payment to the Transferor, Securityholders entitled to the money must look to the Transferor for payment as general creditors unless an abandoned property law designates otherwise.

     The Securities, the Pooling and Servicing Agreement and the Series 2001-2 Supplement are governed by the laws of the State of Delaware.

                              ERISA CONSIDERATIONS

     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "PLANS") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A SECURITIES

     A violation of the prohibited transaction rules could occur if the Class A Securities were to be purchased with assets of any Plan if the Transferor, the Trustee, any underwriters of Series 2001-2 or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "PLAN ASSET REGULATION") issued by the Department of Labor ("DOL"). The Transferor, the Trustee, any underwriters of Series 2001-2 and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Securities, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, and underwriters of Series 2001-2 or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying prospectus.

     Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Securities will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Security Owners to treat the Class A Securities as debt instruments, the Class A Securities are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and
Section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the accompanying prospectus. It is anticipated that the Class A Securities will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A Securities. It is expected that the Class A Securities will be held by at least 100 or more investors who were independent of the issuer and of one another at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

     If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving the Trust and Parties in Interest with respect to a Plan that purchases or holds Class A Securities might be prohibited under
Section 406 of ERISA and/or Section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Security by a Plan.

CLASS B SECURITIES

     The Underwriters do not expect that the Class B Securities will be held by at least 100 investors who are independent of the issuer and of one another and, therefore, do not expect that such Class B Securities will qualify as "publicly-offered securities." See "ERISA Considerations" in the attached prospectus. Accordingly, the Class B Securities may not be acquired or held by
(a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Security, each Class B Securityholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

CONSULTATION WITH COUNSEL

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Class A Securities on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Class A Securities would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement
dated           , 2001 (the "UNDERWRITING AGREEMENT") among Metris Receivables,
Inc., Metris Companies Inc. and the underwriters named below (the
"UNDERWRITERS"), Metris Receivables, Inc. has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Securities set forth opposite its name:

                                                                 PRINCIPAL
                                                                 AMOUNT OF
                                                                  CLASS A
                    CLASS A UNDERWRITERS                         SECURITIES
                    --------------------                        ------------
Deutsche Banc Alex. Brown Inc. .............................    $
Banc of America Securities LLC..............................
Barclays Capital Inc........................................
Credit Suisse First Boston Corporation......................
J.P. Morgan Securities Inc..................................
                                                                ------------
       Total................................................    $559,392,000
                                                                ============

                                                                 PRINCIPAL
                                                                 AMOUNT OF
                                                                  CLASS B
                    CLASS B UNDERWRITERS                        SECURITIES
                    --------------------                        -----------
Deutsche Banc Alex. Brown Inc. .............................    $
Banc of America Securities LLC..............................
                                                                -----------
       Total................................................    $99,448,000
                                                                ===========

     In the Underwriting Agreement, the Underwriters of the Class A Securities (the "CLASS A UNDERWRITERS") have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Securities offered hereby if any of the Class A Securities are purchased. In the Underwriting Agreement, the Underwriters of the Class B Securities (the "CLASS B UNDERWRITERS") have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Securities offered hereby if any of the Class B Securities are purchased.

     The Class A Underwriters propose initially to offer the Class A Securities
to the public at      % of their principal amount and to certain dealers at such
price less concessions not in excess of      % of the principal amount of the
Class A Securities. The Class A Underwriters may allow, and such dealers may
reallow, concessions not in excess of      % of the principal amount of the
Class A Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriters propose initially to offer the Class B Securities
to the public at      % of their principal amount and to certain dealers at such
price less concessions not in excess of      % of the principal amount of the
Class B Securities. The Class B Underwriters may allow, and such dealers may
reallow, concessions not in excess of      % of the principal amount of the
Class B Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

     Metris Receivables, Inc. will receive proceeds of approximately $
from the sale of Offered Securities (representing      % of the principal amount
of each Class A Security and      % of the principal amount of each Class B
Security) after paying the underwriting discount of $          (representing
     % of the principal amount of each Class A Security and      % of the
principal amount of each Class B Security). Additional offering expenses are estimated to be approximately $865,000.

     Each Underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986

(Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and (c) if the Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     Metris Receivables, Inc. and Metris Companies Inc. will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     Any Underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

     - over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

     - stabilizing transactions, which permit bids to purchase the Offered Securities so long as the stabilizing bids do not exceed a specified maximum; and

     - syndicate covering transactions, which involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Such over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of business, one or more of the Underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris Companies Inc. and its affiliates.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

              TERM                     PAGE
              ----                  ----------
Accounts........................          S-20
Accumulation Period.............          S-26
Accumulation Period Length......          S-37
Accumulation Period Reserve
  Account.......................          S-52
Accumulation Shortfall..........    S-27, S-49
Adjusted Invested Amount........          S-29
Adjustment Payment..............          S-50
Agreement.......................          S-20
Amortization Period Commencement
  Date..........................          S-40
Available Reserve Account
  Amount........................          S-53
Available Series 2001-2 Finance
  Charge Collections............          S-34
Available Series 2001-2
  Principal Collections.........          S-35
Base Rate.......................          S-29
Cap Proceeds Account............          S-39
Class A Adjusted Invested
  Amount........................          S-41
Class A Charge-Off..............          S-51
Class A Expected Final Payment
  Date..........................          S-26
Class A Fixed/Floating
  Percentage....................          S-40
Class A Floating Percentage.....          S-40
Class A Initial Invested
  Amount........................          S-41
Class A Interest Rate...........          S-33
Class A Invested Amount.........          S-41
Class A Monthly Interest........          S-48
Class A Percentage..............          S-41
Class A Principal...............          S-49
Class A Required Amount.........          S-44
Class A Securities..............          S-20
Class A Securityholders.........          S-20
Class A Securityholders'
  Interest......................          S-42
Class A Underwriters............          S-60
Class B Charge-Off..............          S-51
Class B Expected Final Payment
  Date..........................          S-26
Class B Fixed/Floating
  Percentage....................          S-40
Class B Floating Percentage.....          S-40
Class B Initial Invested
  Amount........................          S-41
Class B Interest Rate...........          S-33
Class B Invested Amount.........          S-41
Class B Monthly Interest........          S-48
Class B Percentage..............          S-41
Class B Principal...............          S-49
Class B Required Amount.........          S-44
Class B Securities..............          S-20
Class B Securityholders.........          S-20

              TERM                     PAGE
              ----                  ----------
Class B Securityholders'
  Interest......................          S-42
Class B Underwriters............          S-60
Clearstream.....................          S-32
Closing Date....................          S-33
Code............................          S-58
Controlled Accumulation
  Amount........................          S-49
Controlled Deposit Amount.......          S-26
Covered Amount..................          S-52
Defeasance......................          S-54
Determination Date..............          S-51
Dilution........................          S-50
Distribution Date...............          S-34
DOL.............................          S-58
DTC.............................          S-32
Early Amortization Period.......          S-28
ERISA...........................          S-58
Euroclear.......................          S-32
Excess Collateral...............          S-20
Excess Collateral Amount........          S-41
Excess Collateral Charge-Off....          S-51
Excess Collateral Expected Final
  Payment Date..................          S-26
Excess Collateral Fixed/Floating
  Percentage....................          S-40
Excess Collateral Floating
  Percentage....................          S-40
Excess Collateral Holder........          S-20
Excess Collateral Holder's
  Interest......................          S-42
Excess Collateral Initial
  Amount........................          S-42
Excess Collateral Minimum
  Monthly Interest..............          S-48
Excess Collateral Minimum
  Rate..........................          S-48
Excess Collateral Monthly
  Principal.....................          S-49
Excess Collateral Notional
  Percentage....................          S-39
Excess Collateral Percentage....          S-42
Excess Finance Charge
  Collections...................    S-43, S-50
FDIA............................          S-16
FDIC............................          S-15
Fixed/Floating Percentage.......          S-40
Floating Percentage.............          S-40
Full Invested Amount............          S-42
Funding Period..................          S-36
Funding Period Reserve
  Account.......................          S-36
GE Portfolio....................          S-21
Initial Closing Date............          S-23
Initial Invested Amount.........          S-42
Insolvency Event................          S-56
Interest Rate Cap Provider......          S-39

              TERM                     PAGE
              ----                  ----------
Interest Rate Caps..............          S-39
Invested Amount.................          S-42
LIBOR...........................          S-33
LIBOR Determination Date........          S-33
Minimum Aggregate Principal
  Receivables...................          S-24
Minimum Transferor Interest.....          S-24
Minimum Transferor Percentage...          S-24
Monthly Servicing Fee...........          S-56
Negative Carry Amount...........          S-42
OCC.............................          S-14
Offered Securities..............          S-20
Paired Series...................          S-53
Parties in Interest.............          S-58
Pay Out Event...................          S-55
Payment Reserve Account.........          S-47
Plans...........................          S-58
Plan Asset Regulation...........          S-58
PNC Portfolio...................          S-20
Pooling and Servicing
  Agreement.....................          S-20
Portfolio Yield.................          S-29
Pre-Funded Amount...............          S-36
Pre-Funding Account.............          S-36
Principal Funding Account.......          S-51
Principal Funding Account
  Balance.......................          S-27
Principal Funding Investment
  Proceeds......................          S-51
Qualified Substitute
  Arrangement...................          S-39
Rating Agency Condition.........          S-52
Receivables.....................          S-20
Record Date.....................          S-32
Recoveries......................          S-23
Redirected Class B Principal
  Collections...................          S-43
Redirected Excess Collateral
  Principal Collections.........          S-43

              TERM                     PAGE
              ----                  ----------
Redirected Principal
  Collections...................          S-44
Reference Banks.................          S-34
Removed Accounts................          S-24
Replacement Interest Rate Cap...          S-39
Required Amount.................          S-43
Required Reserve Account
  Amount........................          S-52
Reserve Account Funding Date....          S-52
Revolving Period................          S-34
Securities......................          S-20
Securityholders.................          S-20
Series 2001-2 Percentage........          S-43
Series 2001-2 Securities........          S-20
Series 2001-2 Supplement........          S-20
Series 2001-2 Termination
  Date..........................          S-54
Series Default Amount...........          S-50
Servicing Fee Percentage........          S-57
Shared Principal Collections....          S-50
Telerate Page 3750..............          S-34
Transfer and Administration
  Agreement.....................          S-48
Transfer Date...................          S-44
Transferor......................          S-20
Transferor Finance Charge
  Collections...................          S-43
Transferor Interest.............          S-40
Transferor Percentage...........          S-40
Transferor Retained Finance
  Charge Collections............          S-46
Trigger Event...................          S-56
Trust Accounts..................          S-39
Trustee.........................          S-20
Underwriters....................          S-60
Underwriting Agreement..........          S-60

                                    ANNEX I
                            PREVIOUSLY ISSUED SERIES

     The Trust has previously issued eleven other Series that the Transferor anticipates will be outstanding on the Closing Date. The table below sets forth the principal characteristics of such Series. The Transferor also expects to issue one Series, Series 2001-A, prior to the Closing Date. Because the principal characteristics of Series 2001-A have not been determined, no information with respect to that Series is set forth in the table below. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (952) 525-5094. The Servicer will provide, without charge, to any prospective purchaser of the Offered Securities, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1997-1

Class A Certificates
Initial Invested Amount......................    $616,250,000
Interest Rate................................    6.87%
Commencement of Accumulation Period..........    Last day of March 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Certificates, Class
                                                 C Certificates and Class D Certificates
Series 1997-1 Termination Date...............    October 2005 Distribution Date
Series Issuance Date.........................    May 8, 1997

Class B Certificates
Initial Invested Amount......................    $106,250,000
Interest Rate................................    7.11%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class C Certificates and
                                                 Class D Certificates
Series 1997-1 Termination Date...............    Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................    $72,250,000
Interest Rate................................    LIBOR + 0.850%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class D Certificates and
                                                 Class C Reserve Account
Series 1997-1 Termination Date...............    Same as above for Class A Certificates

Class D Certificates
Invested Amount..............................    $55,250,000
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Series 1997-1 Termination Date...............    Same as above for Class A Certificates

SERIES 1997-2

Class A Certificates
Initial Invested Amount......................    $455,000,000
Interest Rate................................    LIBOR + 0.20%
Commencement of Accumulation Period..........    Last day of October 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Certificates, Class
                                                 C Certificates and Class D Certificates
Series 1997-2 Termination Date...............    May 2006 Distribution Date
Series Issuance Date.........................    November 20, 1997

                                      A-I-1

Class B Certificates
Initial Invested Amount......................    $101,500,000
Interest Rate................................    LIBOR + 0.43%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class C Certificates and
                                                 Class D Certificates
Series 1997-2 Termination Date...............    Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................    $98,000,000
Interest Rate................................    LIBOR + 1.05%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class D Certificates and
                                                 Class C Reserve Account
Series 1997-2 Termination Date...............    Same as above for Class A Certificates

Class D Certificates
Invested Amount..............................    $45,500,000
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Series 1997-2 Termination Date...............    Same as above for Class A Certificates

SERIES 1998-1

Class A Securities
Invested Amount as of May 8, 2001............    $407,014,665.14
Expected Invested Amount as of Closing
  Date.......................................    $0
Maximum Permitted Invested Amount............    $600,000,000
Interest Rate................................    A1/P1 Commercial Paper/LIBOR + 0.75% Blended
Commencement of Amortization Period..........    August 20, 2001 (extendible)
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities,
                                                 Collateralized Trust Obligations and Class D
                                                 Securities
Series 1998-1 Termination Date...............    August 20, 2005 (extendible)
Series Issuance Date.........................    July 30, 1998

Class B Securities
Initial Invested Amount......................    $56,376,000
Interest Rate................................    LIBOR + 0.45%
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Collateralized Trust
                                                 Obligations and Class D Securities
Series 1998-1 Termination Date...............    Same as above for Class A Securities

Collateralized Trust Obligations
Initial Invested Amount......................    $96,645,000
Interest Rate................................    LIBOR + 0.85%
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Class D Securities
Series 1998-1 Termination Date...............    Same as above for Class A Securities

Class D Securities
Invested Amount as of May 8, 2001............    $38,934,000
Expected Invested Amount as of Closing
Date.........................................    $10,638,000
Maximum Permitted Invested Amount............    $52,350,000
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1998-1 Termination Date...............    Same as above for Class A Securities

                                      A-I-2

SERIES 1998-3

Class A Securities
Initial Invested Amount......................    $500,000,000
Interest Rate................................    LIBOR + 0.65%
Commencement of Accumulation Period..........    Last day of January 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1998-3 Termination Date...............    April 2006 Distribution Date
Series Issuance Date.........................    December 4, 1998

Class B Securities
Initial Invested Amount......................    $49,450,550
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1998-3 Termination Date...............    Same as above for Class A Securities

SERIES 1999-1

Class A Securities
Initial Invested Amount......................    $500,000,000
Interest Rate................................    LIBOR + 0.35%
Commencement of Accumulation Period..........    Last day of May 2003 Monthly Period or later
                                                 date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1999-1 Termination Date...............    October 2007 Distribution Date
Series Issuance Date.........................    July 7, 1999

Class B Securities
Initial Invested Amount......................    $49,450,550
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1999-1 Termination Date...............    Same as above for Class A Securities

SERIES 1999-2

Class A Securities
Initial Invested Amount......................    $500,000,000
Interest Rate................................    LIBOR + 0.52%
Commencement of Accumulation Period..........    Last day of June 2005 Monthly Period or later
                                                 date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1999-2 Termination Date...............    July 2006 Distribution Date (extendible)
Series Issuance Date.........................    September 22, 1999

Class B Securities
Initial Invested Amount......................    $49,450,550
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1999-2 Termination Date...............    Same as above for Class A Securities

                                      A-I-3

SERIES 1999-3

Class A Securities
Initial Invested Amount......................    $300,000,000
Interest Rate................................    LIBOR + 0.42%
Commencement of Accumulation Period..........    Last day of October 2004 Monthly Period or
                                                 later as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1999-3 Termination Date...............    April 2009 Distribution Date
Series Issuance Date.........................    December 9, 1999

Class B Securities
Initial Invested Amount......................    $29,670,330
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1999-3 Termination Date...............    Same as above for Class A Securities

SERIES 2000-1

Class A Securities
Initial Invested Amount......................    $447,514,000
Interest Rate................................    LIBOR + 0.30%
Commencement of Accumulation Period..........    Last day of January 2004 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2000-1 Termination Date...............    August 2008 Distribution Date
Series Issuance Date.........................    March 20, 2000

Class B Securities
Initial Invested Amount......................    $67,956,000
Interest Rate................................    LIBOR + 0.68%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2000-1 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $147,513,425

SERIES 2000-2

Class A Securities
Initial Invested Amount......................    $447,514,000
Interest Rate................................    LIBOR + 0.21%
Commencement of Accumulation Period..........    Last day of July 2002 Monthly Period or later
                                                 as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2000-2 Termination Date...............    January 2007 Distribution Date
Series Issuance Date.........................    July 27, 2000

                                      A-I-4

Class B Securities
Initial Invested Amount......................    $67,956,000
Interest Rate................................    LIBOR + 0.60%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2000-2 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $147,513,425

SERIES 2000-3

Class A Securities
Initial Invested Amount......................    $372,928,000
Interest Rate................................    LIBOR + 0.26%
Commencement of Accumulation Period..........    Last day of September 2004 Monthly Period or
                                                 later as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2000-3 Termination Date...............    September 2009 Distribution Date
Series Issuance Date.........................    October 27, 2000

Class B Securities
Initial Invested Amount......................    $66,298,000
Interest Rate................................    LIBOR + 0.68%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2000-3 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $113,260,188

SERIES 2001-1

Class A Securities
Initial Invested Amount......................    $454,972,000
Interest Rate................................    LIBOR + 0.22%
Commencement of Accumulation Period..........    Last day of April 2002 Monthly Period or
                                                 later as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2001-1 Termination Date...............    December 2007 Distribution Date
Series Issuance Date.........................    February 13, 2001

Class B Securities
Initial Invested Amount......................    $80,884,000
Interest Rate................................    LIBOR + 0.80%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2001-1 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $138,177,149

                                      A-I-5

PROSPECTUS

                            [METRIS COMPANIES LOGO]

                              METRIS MASTER TRUST
                                     ISSUER

                            METRIS RECEIVABLES, INC.
                                   TRANSFEROR

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    SERVICER

                            ASSET BACKED SECURITIES

                                    THE TRUST--
                                    - may periodically issue asset backed securities in one or more series with one or more classes; and
                                    - will own--
                                    - receivables in a portfolio of consumer revolving credit
                                      card accounts;
                                    - payments due on those receivables; and
                                    - other property described in this prospectus and in the
                                    prospectus supplement.

                                    THE SECURITIES--
                                    - will represent interests in the trust and will be paid
                                    only from the assets of the trust;
                                    - offered by this prospectus will be rated in one of the
                                    four highest rating categories by at least one nationally
                                      recognized rating organization;
                                    - may have one or more forms of enhancement; and
                                    - will be issued as part of a designated series which may
                                    include one or more classes of securities and enhancement.

                                    THE SECURITYHOLDERS--
                                    - will receive interest and principal payments from a
                                    varying percentage of credit card collections.

A security is not a deposit and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The securities will represent interests in the trust only and will not represent interests in or recourse obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any affiliate thereof.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is May 8, 2001

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
OVERVIEW OF THE INFORMATION IN THIS
  PROSPECTUS AND THE PROSPECTUS SUPPLEMENT...      3
THE TRUST....................................      4
DIRECT MERCHANTS CREDIT CARD BANK, N.A.
  ACTIVITIES.................................      4
  General....................................      4
  New Account Underwriting...................      5
  Solicitation...............................      6
  Pricing....................................      6
  Credit Lines...............................      6
  Servicing, Billing and Payment.............      6
  Delinquency, Collections and Charge-Offs...      7
  Recoveries.................................      8
  Acquisition of Credit Card Accounts........      8
THE RECEIVABLES..............................      8
MATURITY CONSIDERATIONS......................      9
USE OF PROCEEDS..............................     10
METRIS COMPANIES INC.........................     10
THE TRANSFEROR...............................     10
DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL
  ASSOCIATION................................     11
DESCRIPTION OF THE SECURITIES................     11
  General....................................     11
  Book-Entry Registration....................     13
  Definitive Securities......................     16
  Interest...................................     17
  Principal..................................     17
  Revolving Period...........................     18
  Controlled Amortization Period.............     18
  Principal Amortization Period..............     18
  Accumulation Period........................     18
  Early Amortization Period..................     19
  Discount Option............................     19
  Transfer and Assignment of Receivables.....     20
  Exchanges..................................     21
  Representations and Warranties.............     23
  Certain Covenants..........................     25
  Eligible Accounts..........................     25
  Eligible Receivables.......................     26
  Addition of Trust Assets...................     26
  Collection and Other Servicing
    Procedures...............................     29
  Trust Accounts.............................     29
  Deposits in Collection Account.............     31
  Investor Percentage and Transferor
    Percentage...............................     31
  Application of Collections.................     31
  Shared Principal Collections...............     32
  Shared Excess Finance Charge Collections...     32
  Excess Funding Account.....................     33
  Paired Series..............................     33
  Funding Period.............................     34
  Defaulted Receivables; Dilution............     34
  Investor Charge-Offs.......................     35
  Defeasance.................................     35
  Final Payment of Principal; Termination....     36
  Pay Out Events.............................     36

                                               PAGE
                                               ----
  Servicing Compensation and Payment of
    Expenses.................................     37
  Certain Matters Regarding the Transferor
    and the Servicer.........................     38
  Servicer Default...........................     39
  Reports to Securityholders.................     40
  Evidence as to Compliance..................     41
  Amendments.................................     41
  List of Securityholders....................     42
  The Trustee................................     42
ENHANCEMENT..................................     43
  General....................................     43
  Subordination..............................     44
  Letter of Credit...........................     44
  Cash Collateral Guaranty or Account........     44
  Collateral Interest........................     44
  Surety Bond or Insurance Policy............     45
  Spread Account.............................     45
  Reserve Account............................     45
DESCRIPTION OF THE PURCHASE AGREEMENTS.......     45
  Purchases of Receivables...................     45
  Representations and Warranties.............     46
  Certain Covenants..........................     47
  Purchase Termination Date..................     48
SECURITY RATINGS.............................     48
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.....     49
  Transfer of Receivables....................     49
  Certain Matters Relating to Bankruptcy or
    Receivership.............................     50
  Consumer Protection Laws...................     52
  Industry Litigation........................     53
  Claims and Defenses of Obligors Against the
    Trust....................................     53
INCOME TAX MATTERS...........................     53
  General....................................     53
  Treatment of the Securities as Debt........     54
  Treatment of the Trust.....................     54
  Treatment of the Trust as a FASIT..........     56
  Taxation of Interest Income of U.S.
    Security Owners..........................     56
  Sale or Exchange of Securities.............     57
  Foreign Security Owners....................     57
  Backup Withholding and Information
    Reporting................................     58
  State and Local Taxation...................     58
ERISA CONSIDERATIONS.........................     59
PLAN OF DISTRIBUTION.........................     61
LEGAL MATTERS................................     61
REPORTS TO SECURITYHOLDERS...................     62
OTHER INFORMATION............................     62
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING
  STATEMENTS.................................     62
WHERE YOU CAN FIND MORE INFORMATION..........     62
INDEX OF TERMS FOR PROSPECTUS................     64
ANNEX I......................................  A-I-1

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of securities, including:

     - the timing and amount of interest and principal payments;

     - information about the receivables;

     - information about credit enhancement for each offered class;

     - credit ratings; and

     - the method for selling the securities.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 64 in this prospectus.

                                   THE TRUST

     Metris Master Trust (the "TRUST") was formed pursuant to a pooling and servicing agreement in accordance with the laws of the State of Delaware (the "POOLING AND SERVICING AGREEMENT") among Metris Receivables, Inc. as transferor (the "TRANSFEROR"), Direct Merchants Credit Card Bank, National Association (the "BANK" or "DIRECT MERCHANTS BANK"), as servicer (the "SERVICER"), and U.S. Bank National Association (as successor to The Bank of New York (Delaware)), as trustee (the "TRUSTEE"), relating to the Asset Backed Securities (collectively, the "SECURITIES") of one or more series (each, a "SERIES") representing undivided interests in the Trust in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). The Trust has not and will not engage in any business activity other than acquiring and holding the receivables (the "RECEIVABLES") that arise under certain MasterCard(R) and VISA(R)* accounts and may arise under other revolving credit consumer credit card accounts (the "ACCOUNTS") and the proceeds thereof arising under the Accounts from time to time, issuing Series of Securities and the related security that evidences the Transferor Interest (the "EXCHANGEABLE TRANSFEROR SECURITY"), making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

     Collections on the Receivables are deposited into the Collection Account maintained in the name of the Trust and allocated on each business day between Collections of Finance Charge Receivables ("FINANCE CHARGE COLLECTIONS") and Collections received with respect to Principal Receivables ("PRINCIPAL COLLECTIONS"). Finance Charge Collections and Principal Collections are allocated on each business day among the Transferor Interest and the respective interests of the securityholders of each Series issued and outstanding from time to time in accordance with the Pooling and Servicing Agreement and applicable Supplements. In general, in accordance with such allocations and the provisions of the Pooling and Servicing Agreement and the applicable Supplements, (a) Finance Charge Collections and certain other amounts are applied on each business day to fund interest on the Securities of any Series then outstanding, to pay certain fees and expenses, to cover Series default amounts, to reimburse investor charge-offs and to make required payments to the Transferor, and (b) Principal Collections and certain other amounts are applied on each business day to fund principal on the Securities of any Series then outstanding, except that during any revolving period applicable to a Series, Principal Collections otherwise allocable to the securityholders of such Series may be paid to the holder of the Exchangeable Transferor Security or paid to the securityholders of any other Series then outstanding. See "Description of the Securities--Application of Collections" in this Prospectus and "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items" in the related Prospectus Supplement.

               DIRECT MERCHANTS CREDIT CARD BANK, N.A. ACTIVITIES

GENERAL

     The portfolio of credit card accounts serviced by Direct Merchants Bank (the "DIRECT MERCHANTS BANK PORTFOLIO") currently consists of MasterCard(R) credit card and VISA(R) credit card accounts. The Receivables which the Bank will convey to the Trust have been and will be generated by holders of these accounts through purchases of merchandise or services, or through cash advances via checks, automated teller machines or from banks. Subject to certain conditions, receivables may also be generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Metris Direct, Inc., a subsidiary of Metris Companies Inc. and an affiliate of the Bank, services these accounts at its facilities in Tulsa, Oklahoma, Baltimore, Maryland, Scottsdale, Arizona and Jacksonville, Florida under an agency contract with the Bank. Certain data processing,

------------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA USA Incorporated, respectively.

administrative and other functions associated with the servicing of the Receivables are performed on behalf of Direct Merchants Bank through First Data Resources, Inc. ("FDR"). See "--Servicing, Billing and Payment."

NEW ACCOUNT UNDERWRITING

     Direct Merchants Bank targets moderate-income consumers whom it believes are underserved by other providers of bankcard credit. The Bank's primary sources of prospects to solicit for credit card offers are obtained from credit bureau queries and third party customer lists and databases. Currently, the Bank's most significant source is credit bureau inquiries.

     A significant third party customer source in the past for the Bank has been a database maintained by the Fingerhut Corporation ("FINGERHUT"), a wholly owned subsidiary of Federated Department Stores, Inc. Fingerhut is a database marketing firm that sells a broad range of products and services via catalogs, telemarketing, the internet, and other media. Substantially all of Fingerhut's sales are made using closed-end and revolving credit card loans. As customers make payments and order new products, Fingerhut enters a variety of payment, behavioral and other data into its database (the "FINGERHUT DATABASE"). Fingerhut uses information in the Fingerhut Database, along with sophisticated proprietary credit scoring models, to produce its proprietary credit scores for Fingerhut customers. The Fingerhut Database also includes Fingerhut's Suppress File, which contains information on individuals about whom it has information relating to indicators of unacceptably high risk. Fingerhut periodically updates the information in the Fingerhut Database. Fingerhut does not report its credit information to the credit bureaus, which means this information is not publicly available. Metris Companies Inc. has an agreement that grants to it exclusive access to use Fingerhut's customer database to market financial service products through October 31, 2001. As of December 31, 2000, Fingerhut customers represented approximately 30 percent of the Bank's accounts and managed loans. However, the Fingerhut Database currently generates less than 5 percent of new customers booked.

     The Bank uses internally and externally developed proprietary models to enhance the evaluation of prospects. These models help segment these prospects into narrower ranges within each standard risk score provided by Fair, Isaac and Co., allowing the Bank to better evaluate individual credit risk. The Bank uses these models, along with the Fingerhut Suppress File, to exclude certain individuals from the Bank's marketing solicitations.

     The Bank generates external prospects from lists obtained from the major credit bureaus based on criteria established by the Bank as well as from other third-party sources. The Bank uses proprietary models and additional analysis in conjunction with the files obtained from the credit bureaus to further segment prospects based upon their likelihood of delinquency.

     The Bank believes that its methods are effective in further segmenting and evaluating risk within risk score bands. The Bank has and will continue to use the results of its analysis of prospects to adjust the proprietary models to determine the pricing for various segments and to exclude certain segments from subsequent direct marketing efforts. While the Bank believes that the proprietary models and additional analysis are valuable tools in analyzing relative risks, it is not possible to accurately predict which consumers will default or the overall level of defaults.

     The Bank has used the Fingerhut Database to identify potential customers. The Bank has effectively applied its experience gained from Fingerhut customers in developing its proprietary models and additional analysis to develop credit scores for its proprietary prospect database. This allows the Bank to better evaluate credit risk and to tailor its risk-based pricing accordingly. The Bank believes that both the proprietary models and its internal credit score give the Bank a competitive advantage in evaluating the credit risk of moderate-income consumers. Therefore, the Bank has been willing to solicit certain consumers who have lower Fair, Isaac and Co. scores if they also have an appropriate internal score. After every marketing campaign, the Bank monitors the performance of the proprietary models and continually re-evaluates the effectiveness of these models in segmenting credit risk, resulting in further refinements to its selection criteria for prospects. Over time, the Bank believes that it will capture additional credit information on the behavioral characteristics of prospects which will allow the Bank to further increase the effectiveness of its proprietary models.

SOLICITATION

     Prospects for solicitation include both external prospects and customers of third parties. Prospects are contacted on a nationwide basis primarily through pre-screened direct mail and telephone solicitations. The Bank receives responses to its solicitations, performs fraud screening, verifies name and address changes and obtains any information which may be missing from the application. Applications are sent to third party data entry providers which key the application information and process the applications based on the criteria provided by the Bank. The Bank then makes the credit decisions and approves, denies or begins exception processing. The Bank processes exceptions for--among other things--derogatory credit bureau information and fraud warnings. Exception applications are processed manually by credit analysts based on policies approved by the Bank's credit committee.

PRICING

     Through risk-based pricing, the Bank periodically prices credit card offers based upon a prospect's risk profile prior to solicitation and upon receipt of an application. The Bank evaluates a prospect to determine credit needs, credit risk, and existing credit availability and then develops a customized offer that includes the most appropriate product, brand, pricing and credit line. The Bank currently offers over 100 different pricing structures on its credit card products, with annual fees ranging from $0 to $75 and annual interest rates up to 29.99%. After credit accounts are opened, the Bank periodically monitors customers' internal and external credit performance and recalculates delinquency, profitability, attrition and bankruptcy predictors. As customers evolve through the credit life cycle and are regularly re-scored, the lending relationship may evolve to include more or less restrictive pricing and product configurations. The Bank rewards its rate rewards customers with consistently lower interest rates for every six months of consecutive on-time payment, and the Bank offers interest rate reduction in an attempt to reduce customer attrition.

CREDIT LINES

     Once an account is approved, an initial credit line is established based on the individual's risk profile using automated screening and credit scoring techniques. This process results in a portfolio (excluding portfolio acquisitions) with average credit lines that are below the industry average due to the Bank's risk assessment methods and higher average risk inherent in its target market. The Bank may elect, at any time and without prior notice to a cardholder, to prevent or restrict further credit card use by the cardholders, usually as a result of poor payment performance or the Bank's concern over the creditworthiness of the cardholders. Credit lines are managed based on the results of the behavioral scoring analysis in accordance with criteria established by the Bank. These analysis models automatically and regularly assign credit line increases and decreases to individual customers, as well as to determine the systematic collection steps to be taken at the various stages of delinquency. The models also manage the authorization of each cardholder transaction, as well as the collections strategies used for non-delinquent accounts with balances above their assigned credit line.

SERVICING, BILLING AND PAYMENT

     The Bank has established a relationship with FDR for cardholder processing services. FDR is a subsidiary of First Data Corporation, a provider of information processing and related services including cardholder processing (services for financial institutions which issue credit cards to cardholders), and merchant processing (services for financial institutions which make arrangements with merchants for the acceptance of credit cards as methods of payment). FDR provides data processing, credit card reissuance, monthly statements and interbank settlement for the Bank. The Bank's processing services agreement with FDR expires in 2006. Applications processing and back office support for mail inquiries and fraud management are handled internally by the Bank. In addition the Bank handles all in-bound customer service telephone calls for its customer base through Metris Direct.

     The Bank generally assesses periodic finance charges ("PERIODIC FINANCE CHARGES") on an account if the cardholder has not paid the balance in full from the previous billing cycle. These finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. Payments by cardholders to the Bank on the accounts are processed by FDR, the third-party servicer for the Bank, and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. If a payment in full is not received prior to 25 days after the statement cycle date (the "PAY BY DATE"), finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. The finance charge is applied to the average daily balance. For most cardholders, if the entire balance on the account is paid by the due date a finance charge on purchases is not imposed.

     The Bank assesses an annual fee on some credit card accounts. The Bank may waive the annual membership fees, or a portion thereof, in connection with the solicitation of new accounts depending on the credit terms offered, determined by the prospect's risk profile prior to solicitation, or when the Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, the Bank charges accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the Pay by Date, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line by at least $30 and (v) a card processing or application fee for some card offers.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, the Bank reserves the right to change or terminate certain terms, conditions, services and features of the account (including Periodic Finance Charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

     Monthly billing statements are sent to cardholders by FDR on behalf of the Bank. When an account is established, it is assigned a billing cycle. Currently, there are 20 billing cycles and each such cycle has a separate monthly billing date based on the respective business day the cycle represents in each calendar month. Each month, a statement is sent to all accounts with an outstanding balance greater than $1. All cardholders with open accounts must make a minimum monthly payment generally of the greater of $15, 2.5% of the outstanding balance, the finance charge or the balance of the account if the balance is less than $15. If the minimum payment is not collected by the Pay by Date, the account is considered delinquent.

     Most merchant transactions by cardholders are authorized online. The remaining transactions generally are low dollar amounts, typically below $50. All authorizations are handled through FDR's adaptive control and fraud detection system.

DELINQUENCY, COLLECTIONS AND CHARGE-OFFS

     The Bank considers an account delinquent if a payment due is not received by the Bank within 25 days from the closing date of the statement. Collection activities are determined by the adaptive control system, which continually monitors all delinquent accounts. The collections function is handled internally. Accounts that become 60 days contractually delinquent are closed, but not necessarily charged off. Accounts are charged off and taken as a loss either within 60 days after formal notification of bankruptcy or at the end of the month during which they become contractually 180 days past due. Accounts identified as fraud losses are immediately reserved for and charged off no later than 90 days after the last activity. Charged-off accounts are referred to the Bank's recovery unit for coordination of collection efforts to recover the amounts owed. When appropriate, accounts are placed with external collection agencies or attorneys. The Bank periodically sells a portion of its charged-off portfolio to third parties.

RECOVERIES

     Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be required to transfer all amounts received by the Servicer with respect to Receivables in Accounts that previously became Defaulted Accounts to the Trust ("RECOVERIES"). In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as Finance Charge Collections.

ACQUISITION OF CREDIT CARD ACCOUNTS

     Direct Merchants Bank has made portfolio acquisitions in the past and such acquisitions are possible in the future. Prior to acquiring a portfolio, Direct Merchants Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by Direct Merchants Bank. There can be no assurance that acquired credit card accounts were originated in a manner consistent with Direct Merchants Bank's policies as described above under "--New Account Underwriting" or that the underwriting and qualification of such credit card accounts conformed to any given standards. The Accounts include credit card accounts previously acquired by Direct Merchants Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "Description of the Securities--Addition of Trust Assets."

                                THE RECEIVABLES

     The Receivables consist of amounts owing on MasterCard(R) credit cards and VISA(R) credit cards and may include amounts owing on other revolving credit cards (see "Description of the Securities--Eligible Receivables"). The Receivables in the Trust are divided into two components: Principal Receivables and Finance Charge Receivables. At any time, "FINANCE CHARGE RECEIVABLES" means all amounts billed from time to time to the obligors on any Account (the "OBLIGORS") in respect of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual membership fees and annual service charges, if any, transaction charges, cash advance fees and similar fees and charges (excluding fees and charges for insurance and insurance type products and interchange fees), plus Recoveries, investment earnings on amounts credited to the Excess Funding Account and Discount Option Receivables, if any. "PRINCIPAL RECEIVABLES" equals all other Eligible Receivables.

     All new Receivables arising in the Accounts are purchased by Metris from Direct Merchants Bank pursuant to the Amended and Restated Bank Receivables Purchase Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris, as such document may be amended from time to time in accordance with its terms, and, if the context requires, the prior versions thereof, including the Amended and Restated Bank Receivables Purchase Agreement dated as of May 26, 1995 (the "BANK PURCHASE AGREEMENT," and together with the Purchase Agreement, the "PURCHASE AGREEMENTS"), and subsequently are purchased by the Transferor from Metris pursuant to the Purchase Agreement and thereafter will be automatically transferred to the Trust. Accordingly, the amount of Receivables fluctuates from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible, or otherwise adjusted.

     The Servicer deposits all collections of Receivables in the Collection Account ("COLLECTIONS"). The Collections on the Receivables received on any business day are allocated by the Servicer between Principal Collections and Finance Charge Collections in accordance with the definitions thereof. All such amounts are then applied in accordance with the respective interests of the Securityholders, any provider of Enhancement, the securityholders of any other Series, and the holder of the Exchangeable Transferor Security in the Principal Receivables and in the Finance Charge Receivables in the Trust. See "Description of the Securities--Investor Percentage and Transferor Percentage" in this Prospectus and "Description of the Offered Securities--Allocation Percentages" in the related Prospectus Supplement.

                            MATURITY CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, Principal Collections are expected to be distributed to the Securityholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Securityholders of such Series or any specified Class thereof during the Accumulation Period and distributed on the date specified in the related Prospectus Supplement (the "EXPECTED FINAL PAYMENT DATE"); provided, however, that, if the Early Amortization Period commences, Principal Collections will be paid to Securityholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date or the method for determining the date on which the Controlled Amortization Period, the Principal Amortization Period or a controlled Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or controlled Accumulation Period, or on the Expected Final Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Securities and the Pay Out Events which, if any were to occur, would lead to the commencement of an Early Amortization Period or, if so specified in the related Prospectus Supplement, a rapid Accumulation Period.

     The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Direct Merchants Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

     The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which the related Securityholders could expect to receive or accumulate payments of principal on their Securities during an Amortization Period, or on any Expected Final Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Securities could be significantly reduced.

     Because, for any Series of Securities, there may be a slowdown in the payment rate below the payment rate used to determine the amount of Principal Collections scheduled or available to be distributed or accumulated for later payment to Securityholders or a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Expected Final Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Early Amortization Period or, if so specified in the related Prospectus Supplement, the Accumulation Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Securities to the final Distribution Date with respect to the Securities will equal the expected number of months, that yield to maturity will be as anticipated or that Securityholders will be able to reinvest funds in an instrument with a comparable interest rate in the event the Securities are paid sooner than anticipated.

     "AMORTIZATION PERIOD" shall mean, with respect to any Series, the period following the Revolving Period for such Series, which shall be the Accumulation Period, the Controlled Amortization Period, the Principal Amortization Period, the Early Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Securities offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                             METRIS COMPANIES INC.

     Metris Companies Inc. ("METRIS") is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate-income consumers. Metris' consumer credit products are primarily unsecured and secured credit cards issued by its indirect subsidiary, Direct Merchants Credit Card Bank, National Association. Metris' customers and prospects include individuals for whom credit bureau information is available and other third party sources including customer lists and databases. Metris markets its fee-based services, including debt waiver programs, membership clubs, extended service plans and third party insurance, to its credit card customers, and customers of third parties.

     Metris is a Delaware corporation incorporated on August 20, 1996. Metris became a publicly held company in October 1996 after completing an initial public offering. Metris' principal subsidiaries are Direct Merchants Bank and Metris Direct, Inc. ("METRIS DIRECT"). During the third quarter of 1998, Fingerhut Companies, Inc ("FCI"), which held approximately 83% of Metris' common stock, received written approval from the Internal Revenue Service to distribute its interest in Metris to FCI's shareholders in a tax free spin-off.

     On November 13, 1998, Metris entered into agreements with affiliates of the Thomas H. Lee Company to invest $300 million in Metris. The terms of the transaction provided that the Thomas H. Lee Company investment would convert into 0.8 million shares of Series C Perpetual Convertible Preferred Stock upon shareholder approval and receipt of notice that there was no regulatory objection to the transaction. Metris determined that this conversion might result in a "CHANGE OF CONTROL" as defined in certain agreements between Metris and Fingerhut, which would permit Fingerhut to terminate any or all of the agreements. Therefore, on December 8, 1998, Metris obtained an agreement (the "WAIVER AGREEMENT") from Fingerhut to waive its right to terminate the agreements if a Change of Control occurred as a result of the conversion.

     Pursuant to the Waiver Agreement, Metris and Fingerhut amended certain of their other agreements. The most significant change occurred in the database access agreement. Metris' exclusive license to use Fingerhut's customer database to market financial service products will become non-exclusive after October 31, 2001.

     Metris' principal executive offices are located at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, telephone number (952) 525-5020. As of March 31, 2001, Metris had total owned assets of approximately $3,764,461,000, total liabilities of approximately $2,835,483,000, and stockholders' equity of approximately $928,978,000.

                                 THE TRANSFEROR

     Metris Receivables, Inc., formerly known as Fingerhut Financial Services Receivables, Inc., the Transferor, was incorporated under the laws of the State of Delaware on May 23, 1995. All of its outstanding capital stock is owned by Metris Direct. The Transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes, and has no material assets other than such receivables. Neither Metris Direct, as stockholder of the Transferor, nor the Transferor's board of directors, intends to change its business purpose. The Transferor's executive offices are located at 10900 Wayzata

Boulevard, Room 723, Minnetonka, Minnesota 55305. The Transferor's telephone number is (952) 417-5645.

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION

     Direct Merchants Bank, a wholly owned indirect subsidiary of Metris, is a special-purpose credit card bank, established under Section 2(c)(2)(F) of the Bank Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, as amended. Direct Merchants Credit Card Bank, National Association, located in Salt Lake City, Utah (the "UTAH BANK") was chartered as a national banking association on February 14, 1995. On July 13, 1998, the Utah Bank was merged into Interim National Bank, a national banking association located in Phoenix, Arizona, and an indirect subsidiary of Metris. The name of the surviving entity was changed to Direct Merchants Credit Card Bank, National Association. Its principal executive offices are located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (480) 375-4000. Any references to Direct Merchants Credit Card Bank, National Association, prior to July 13, 1998 are references to the Utah Bank.

     On a managed basis, Direct Merchants Bank maintained loan accounts with aggregate outstanding balances of approximately $1,391,397,000 as of March 31, 2001. Of this amount, approximately $1,391,397,000 were MasterCard(R) and VISA(R) credit card loans originated in accounts of United States cardholders. As of March 31, 2001, Direct Merchants Bank had total assets of approximately $2,591,932,000, total liabilities of approximately $2,364,586,000, deposits of approximately $2,076,698,000 and total equity capital of approximately $227,346,000. The Bank is a national bank insured through the FDIC and is regulated by the Office of the Comptroller of the Currency.

                         DESCRIPTION OF THE SECURITIES

     The Securities will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Securities issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Security. Each Series will be issued pursuant to the Pooling and Servicing Agreement among the Transferor, Direct Merchants Bank, as Servicer, and the Trustee, and a supplement (each, a "SUPPLEMENT") to the Pooling and Servicing Agreement. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Securities or which may be applicable to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and relevant Supplement.

GENERAL

     The assets of the Trust will be allocated among the Securityholders of each Series (the "SECURITYHOLDERS' INTEREST") and the holder of the Exchangeable Transferor Security and, in certain circumstances, the related Enhancement providers. The aggregate principal amount of the interest of the Securityholders of a Series in the Trust is referred to herein as the "INVESTED AMOUNT" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. The aggregate principal amount of the interest of the Transferor in the Trust is referred to herein as the "TRANSFEROR INTEREST," and is based on the aggregate amount of Principal Receivables (the "TRANSFEROR AMOUNT") in the Trust not allocated to the Securityholders or any Enhancement provider.

     The Securities will represent interests in certain assets of the Trust, including the right to the Investor Percentage of all Obligor payments on the Receivables in the Trust.

     The Transferor currently owns the Exchangeable Transferor Security. The Exchangeable Transferor Security represents an undivided interest in the Trust, including the right to the Transferor Percentage of all Obligor payments on the Receivables in the Trust equal to 100 percent minus the sum of the applicable investor allocation percentages (which shall not exceed 100 percent) for all Series of Securities then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer." Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period, following the Funding Period, if any, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid or charged off. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the previously issued Series or another Series absorb such change. When a Series is amortizing, the Invested Amount will decline as Obligor payments of Principal Receivables are collected and distributed to the related Securityholders. As a result, unless and to the extent that the previously issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of the Securities and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be also reduced as the result of an Exchange. See "--Exchanges."

     Each Series of Securities may consist of one or more classes (each, a "CLASS"), one or more of which may be senior Securities and one or more of which may be subordinated Securities. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Securities of a Class may differ from Securities of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Security Rate and the availability of Enhancement. If so specified in the Prospectus Supplement relating to a Series, a Series of Securities ("VARIABLE FUNDING SECURITIES") may be issued pursuant to the Pooling and Servicing Agreement and a related supplement, in one or more Classes.

     For each Series of Securities, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Securityholders in whose names the Securities were registered on the record dates (each, a "RECORD DATE") specified in the related Prospectus Supplement. Interest will be distributed to Securityholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, Securities of each Series initially will be represented by securities registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "DEPOSITORY"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, beneficial interests in the Securities will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Securities. Unless and until Definitive Securities are issued under the limited circumstances described herein, no owner of a beneficial interest in the Securities (a "SECURITY OWNER") acquiring an interest in the Securities will be entitled to receive a certificate representing such Security Owner's interest in such Securities. Until such time, all references herein to actions by Securityholders will refer to actions taken by the Depository upon instructions from its participating organizations ("PARTICIPANTS") and all references herein to distributions, notices, reports and statements to Securityholders will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered holder of the Securities, for distribution to Security Owners in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Securities."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Securities of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities in book-entry form, Securityholders may hold their Securities through DTC (in the United States) or Clearstream or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede & Co., as nominee for DTC, will hold the global securities. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC holds securities for its participants ("DTC PARTICIPANTS") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of any Series of Securities. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (the "SEC").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Security Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Security

Owners will not receive written confirmation from DTC of their purchases, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners. Security Owners will not receive Securities representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

     Clearstream Banking, societe anonyme ("CLEARSTREAM") is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers ("CLEARSTREAM CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in

Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Securities. Clearstream's U.S. Customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     The Euroclear System (the "EUROCLEAR SYSTEM") was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR" or "EUROCLEAR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Customer or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC and Euroclear and customers of Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     Unless specified in the related Prospectus Supplement, the Securities for each Series will not be issued in fully registered, certificated form to the Security Owners or their nominees ("DEFINITIVE SECURITIES"), rather than to the Depository or its nominee, unless (i) the Transferor advises the Trustee for each Series in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or
(iii) after the occurrence of a Servicer Default, Security Owners representing not less than 50 percent (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Securities. Upon surrender by the Depository of the definitive certificate representing the Securities and instructions for registration, the Trustee will issue the Securities as Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Pooling and Servicing Agreement.

     Distribution of principal and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to securityholders in whose names the Definitive Securities were registered at the close of business on the related Record Date ("SECURITYHOLDERS"). Distributions will be made by check mailed to the address of such Securityholder as it appears on the register maintained by the Trustee. The final payment on any Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to Securityholders. The Trustee will provide such notice to registered Securityholders mailed not later than the fifth day of the month of such final distributions.

     Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "TRANSFER AGENT AND REGISTRAR"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Securities for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Securities.

     If any Securities are listed on the Luxembourg Stock Exchange, upon surrender by the Depository of the definitive certificates representing the Securities and instructions for registration, the Trustee will also issue and make available the Securities as Definitive Securities to all holders thereof through the office of the listing agent in Luxembourg and the Trustee will recognize such holders of Definitive Securities as Securityholders pursuant to the Pooling and Servicing Agreement. The final payment of any Security may also be made upon presentation and surrender of such Security at the office of the listing agent in Luxembourg as specified in the notice of final distribution to Securityholders. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Definitive Securities will also be transferable and exchangeable at the offices of the listing agent in Luxembourg. With respect to any transfer of Definitive Securities in part, the new Definitive Securities registered in the names specified by the transferee and the original transferor will be available at the offices of the listing agent in Luxembourg.

INTEREST

     For each Series of Securities and Class thereof, interest will accrue from the relevant Closing Date on the applicable principal balance of the Securities (or other amount specified in the related Prospectus Supplement), at the applicable rate, which may be a fixed, floating or variable rate as specified in the related Prospectus Supplement (the "SECURITY RATE"). Interest will be distributed to Securityholders on the dates (which may be monthly, quarterly, semiannual or otherwise as specified in the related Prospectus Supplement) (each, a "DISTRIBUTION DATE"). Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Securityholders' Interest during the preceding fiscal month of the Transferor (each, a "MONTHLY PERIOD") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Securityholders' Interest of such Class) may be deposited in one or more trust accounts (each, an "INTEREST FUNDING ACCOUNT") pending distribution to the Securityholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Securities, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Securities and each Class thereof will describe the amounts and sources of interest payments to be made, the Security Rate, and, for a Series or Class thereof bearing interest at a floating or a variable Security Rate, the initial Security Rate, the dates and the manner for determining subsequent Security Rates, and the formula, index or other method by which such Security Rates are determined.

PRINCIPAL

     Except to the extent specified in the related Prospectus Supplement, during the Revolving Period (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins) for each Series of Securities offered hereby, no principal payments will be made to the Securityholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or controlled Accumulation Period, as applicable, which will be scheduled to begin on the date specified or determined as described in the related Prospectus Supplement, and during the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the related Prospectus Supplement, following a rapid Accumulation Period, principal will be paid to the Securityholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Account for later distribution to Securityholders on the Expected Final Payment Date in the amounts specified in the related Prospectus Supplement. During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to one or more applicable segregated trust accounts held for the benefit of the Securityholders (each, a "PRINCIPAL FUNDING ACCOUNT") Collections in respect of Principal Receivables (other than redirected Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Securities as described below under "--Application of Collections." Principal payments for any Series or Class thereof will be funded from Principal Collections received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to the Securityholders' Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Securities, the Securityholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Securityholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a specified rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Securities or Class thereof at the end of an Accumulation Period, such Series of Securities or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

REVOLVING PERIOD

     Unless otherwise specified in the related Prospectus Supplement, for the period beginning on the Closing Date and ending with the commencement of an Amortization Period or an Accumulation Period (the "REVOLVING PERIOD"), Principal Collections otherwise allocable to the Invested Amount will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Security or, under certain circumstances and if so specified in the related Prospectus Supplement, will be paid to the holders of other Series of Securities issued by such Trust ("SHARED PRINCIPAL COLLECTIONS"), as described herein and in the related Prospectus Supplement. See "Description of the Securities--Pay Out Events" in this Prospectus and "Description of the Offered Securities--Pay Out Events" in the related Prospectus Supplement for a discussion of the events which might lead to early termination of the Revolving Period.

CONTROLLED AMORTIZATION PERIOD

     If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Securities of such Series or any Class thereof will have an amortization period (the "CONTROLLED AMORTIZATION PERIOD") during which Principal Collections allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in amounts determined in the manner specified in the related Prospectus Supplement to the Securityholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "CONTROLLED DISTRIBUTION AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED AMORTIZATION AMOUNT") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Securities, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Invested Amount of the Securities of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Termination Date with respect to such Series.

PRINCIPAL AMORTIZATION PERIOD

     If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Securities of such Series or any Class thereof will have an amortization period (the "PRINCIPAL AMORTIZATION PERIOD") during which Principal Collections allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in an amount specified in the Prospectus Supplement to the Securityholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Securities, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Invested Amount of the Securities of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Termination Date with respect to such Series.

ACCUMULATION PERIOD

     If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Securities of such Series or any Class thereof will have an accumulation period (the "ACCUMULATION PERIOD") during which Principal Collections allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus

Supplement) will be transferred on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each, a "TRANSFER DATE") from a Principal Account to a Principal Funding Account and used to make distributions of principal to the Securityholders of such Series or Class on the Expected Final Payment Date. If the Prospectus Supplement relating to a Series so specifies, the amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "CONTROLLED DEPOSIT AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED ACCUMULATION AMOUNT") plus any deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Securities, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, or, if the Accumulation Period is a controlled Accumulation Period and if so specified in the related Prospectus Supplement, the commencement of a rapid Accumulation Period, (b) payment in full of the Invested Amount of the Securities of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Termination Date with respect to such Series.

     Funds on deposit in any Principal Funding Account may be invested in Cash Equivalents or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Securities. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Securities, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

EARLY AMORTIZATION PERIOD

     During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Accumulation Period has commenced, to the earlier of (a) the date on which the Invested Amount of the Securities of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Termination Date (the "EARLY AMORTIZATION PERIOD"), Principal Collections allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Securityholders of such Series and, in certain circumstances, to the Enhancement provider, monthly on or before each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Early Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Securityholders of such Series or Class on the first Distribution Date in the Early Amortization Period. See "Description of the Securities--Pay Out Events" in this Prospectus and "Description of the Offered Securities--Pay Out Events" in the related Prospectus Supplement for a discussion of the events which might lead to commencement of the Early Amortization Period.

DISCOUNT OPTION

     The Transferor may designate a specified fixed or floating percentage (the "DISCOUNT PERCENTAGE") (initially zero percent) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "DISCOUNT OPTION RECEIVABLES"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the portfolio yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Securityholders, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 15 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (a) the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (b) the Transferor and the Trustee shall have received written notice from each Rating Agency that such change will not cause such Rating Agency to reduce or withdraw its then current rating of the Securities. After the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated on and after such date, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior date of processing, (ii) Principal Collections, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such date of processing, and (iii) a fraction the numerator of which is the aggregate amount of Principal Receivables arising on each date of processing falling on or after the date on which the Transferor exercises its discount option and the denominator of which is the aggregate Principal Receivables on such date of processing, will be deemed Collections of Finance Charge Receivables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the portfolio yield, a reduction in the amount of Principal Receivables in the Trust and a reduction in the Transferor Interest and therefore the effect on Securityholders will be to decrease the likelihood of a Pay Out Event based upon a reduction of the average portfolio yield for any designated period to a rate below the average base rate for such period while increasing the likelihood that the Transferor will be required to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of a Pay Out Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with respect thereto, are references to such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     On or about May 30, 1995 (the "INITIAL CLOSING DATE"), the Transferor transferred and assigned to the Trust all of its right, title, and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing ("TRUST PORTFOLIO"). Prior to such transfer and assignment and pursuant to the Amended and Restated Receivables Purchase Agreement dated as of July 30, 1998 between Metris and the Transferor (as amended from time to time in accordance with its terms and, if the context requires, the prior versions thereof, including the original Purchase Agreement dated as of May 26, 1995, the "PURCHASE AGREEMENT," and together with the Bank Purchase Agreement, the "PURCHASE AGREEMENTS"), FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement with respect to the Receivables. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement.

     Direct Merchants Bank for itself and as Servicer has identified in its computer files that the Receivables are Receivables as defined herein. Direct Merchants Bank, as initial Servicer, retains and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Direct Merchants Bank and the physical documentation relating to Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Securityholders. Direct Merchants Bank has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of FCI (as predecessor to Metris) in the Receivables and a UCC-3 financing statement reflecting FCI's assignment of such interest in the Receivables to Metris. FCI (as predecessor to Metris under the Purchase Agreement) has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables. The Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables. See "Certain Legal Aspects of the Receivables."

EXCHANGES

     The Pooling and Servicing Agreement and related Supplement provide for the Trustee to issue two types of securities: (i) one or more Series of securities, each of which may have one or more classes of securities of which one or more such classes may be transferable ("INVESTOR SECURITIES") and (ii) the Exchangeable Transferor Security. The Exchangeable Transferor Security evidences the Transferor Interest, is held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Security may tender the Exchangeable Transferor Security and the securities evidencing any Series of Securities to the Trustee in exchange (the "EXCHANGE") for one or more new Series and a reissued Exchangeable Transferor Security. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its interest rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of Investor Securities of such Series will amortize or accrue and the method for allocating Finance Charge Collections; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the securities of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to securityholders of such Series; (xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Security that have been transferred to the holders of such Series, if any; (xxi) the pool factor; (xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiv) whether such Series will be prefunded; and (xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "PRINCIPAL TERMS" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Securityholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Security will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series.

     The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Security may perform Exchanges and define the Principal Terms such that each Series issued under the Trust has a period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Security may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Security may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the securities, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Security also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its interest rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the securities of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes, and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series or result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes (a "TAX OPINION"), (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Transferor Security and, if applicable, the securities representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest and (b) the Retained Interest equals or exceeds the minimum Retained Interest. "RETAINED INTEREST" means, on any Determination Date, the sum of the Transferor Interest and the interest in the Trust represented by any class of Investor Securities retained by the Transferor. "DETERMINATION DATE" shall mean the second business day prior to any Distribution Date.

     Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Security for a newly issued Exchangeable Transferor Security and a second security the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, (ii) the Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable, (iii) the execution and delivery of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iv) each of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement constitutes a legal, valid and binding obligation of the Transferor, and (v) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement and related Supplement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables and the proceeds thereof and amounts in any of the accounts established for the benefit of securityholders free and clear of any lien of any person claiming through or under the Transferor or any of its affiliates (except for Permitted Liens and certain rights of the Transferor) or the grant of a first priority security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of securityholders). "PERMITTED LIEN" means with respect to the Receivables: (i) liens in favor of the Transferor created pursuant to the Purchase Agreement and assigned to the Trustee pursuant to the Pooling and Servicing Agreement; (ii) liens in favor of the Trustee pursuant to the Pooling and Servicing Agreement; and (iii) liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either
(a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established. In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of securities evidencing undivided interests in the Trust aggregating more than 50 percent of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Securityholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to Securityholders in connection with such reassignment will be equal to the invested amount for all Series of Securities other than Variable Funding Securities required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, and, with respect to the Variable Funding Securities, the invested amount as of the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such Securityholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such securities at the applicable interest rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such securities for the month ending on such last day of the Monthly

Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of securities required to be repurchased and will be distributed upon presentation and surrender of the Securities for each such Series. If the Trustee or the Securityholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the Securityholders with respect to any breach of the Transferor's representations and warranties. The "INTEREST ACCRUAL PERIOD," with respect to any Distribution Date, will be the period from and including the previous Distribution Date (or, in the case of the initial Distribution Date for a Series of Securities, from and including an initial date set forth in the related Prospectus Supplement) through the day preceding such Distribution Date.

     Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing (except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (ii) except as described in the Purchase Agreement, the Transferor and each prior owner of the Receivables has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Pooling and Servicing Agreement, the related Supplement and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or of the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the performance by the applicable Credit Card Originator in accordance with the terms of the Contract giving rise to such Receivable, (v) each Account classified as an Eligible Account in any document or report delivered pursuant to the Pooling and Servicing Agreement satisfies the definition of Eligible Account and the Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement and related Supplement, (vi) the Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") (or is exempt from all provisions of the Investment Company Act), (vii) the Transferor is not insolvent and (viii) the Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Trust by the Transferor pursuant to the Pooling and Servicing Agreement, and each such Receivable has been or will be transferred to the Trust free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to the Transferor. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the related Supplement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period, then the Trustee or 50 percent of the Securityholders' Interest of any Class may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Early Amortization Period;

provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

CERTAIN COVENANTS

     Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, general intangible, or chattel paper, except in connection with the enforcement or collection of a Receivable, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) in the event it receives a collection on any Receivable, it will deposit such collections to the Collection Account within two business days, (iv) it will notify the Trust promptly after becoming aware of any lien on any Receivable other than Permitted Liens, (v) it will take all actions necessary to enforce its rights and claims under the Purchase Agreement, (vi) it will promptly provide the Trustee any notices, reports or certificates given or delivered under the Purchase Agreement and (vii) except as permitted by the Pooling and Servicing Agreement, it will not commingle its assets with those of Direct Merchants Bank or Metris or any affiliate thereof.

ELIGIBLE ACCOUNTS

     As of the Initial Closing Date (or, with respect to Additional Accounts, on the date the Credit Card Originator acquires rights therein, or, with respect to Supplemental Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust), each revolving credit consumer credit card account owned by a Credit Card Originator and having the following characteristics shall be an Eligible Account (each, an "ELIGIBLE ACCOUNT"): (a) which is payable in United States dollars, (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address,
(c) which has not been identified by a Credit Card Originator in its computer files as stolen or lost, (d) which is not at the time of transfer to the Trust sold or pledged to any other party and which does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the Closing Date, but were repurchased free of all liens or where all liens were released prior to sale, shall not be disqualified under this clause (d)), and (e) the Receivables in which the Credit Card Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Initial Closing Date (or, with respect to Additional Accounts, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust) unless such Account is subsequently reinstated.

     "CREDIT CARD ORIGINATOR" means Direct Merchants Bank, including its predecessor in interest, Utah Bank, and its successors or assigns under the Bank Purchase Agreement and/or any transferee of the Accounts from Direct Merchants Bank or any other originator of accounts which enters into a receivables purchase agreement with Direct Merchants Bank or Metris (to the extent that rights therein are granted to the Transferor directly or indirectly) or the Transferor in accordance with the provisions of the Pooling and Servicing Agreement and who has been identified in a prior written notice to each Rating Agency.

ELIGIBLE RECEIVABLES

     Each Receivable that satisfies each of the following criteria shall be an Eligible Receivable (each, an "ELIGIBLE RECEIVABLE"): (a) it arises under an Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account," "chattel paper" or a "general intangible" as each is defined in
Article 9 of the UCC as then in effect in each Relevant UCC State, (d) it is at the time of its transfer to the Trust the legal, valid and binding obligation of, or is guaranteed by, a person who is competent to enter into a contract and incur debt and is enforceable against such person in accordance with its terms,
(e) it was created or acquired in compliance, in all material respects, with all requirements of law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all requirements of law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable and (g) immediately prior to giving effect to the sale, the Transferor or the Trust will have good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens). "RELEVANT UCC STATE" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee.

     "CONTRACT" means an agreement between a Credit Card Originator and another person for the extension of revolving credit, including pursuant to a credit card or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).

ADDITION OF TRUST ASSETS

     During the period from the Initial Closing Date through May 31, 1996 and during the period from June 7, 1996 through November 5, 1996 all accounts which met the definition of Additional Accounts were automatically included as Accounts (such accounts, "AUTOMATIC ADDITIONAL ACCOUNTS") from and after the date upon which such Automatic Additional Accounts were created and all Receivables in such Automatic Additional Accounts, whether such Receivables were then existing or thereafter created, were transferred automatically to the Trust upon purchase by the Transferor. The Transferor has elected to suspend the automatic inclusion in Accounts of Automatic Additional Accounts until a date (the "RESTART DATE") to be identified in writing by the Transferor, at its option, to the Trustee, the Servicer and each Rating Agency at least ten days prior to such Restart Date. On and prior to the Restart Date, the Transferor may, by giving ten business days' notice to the Trustee and each Rating Agency, but will not be obligated to, designate from time to time additional credit card accounts ("SUPPLEMENTAL ACCOUNTS") to be included as Accounts. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of

"Eligible Receivables." "MINIMUM TRANSFEROR INTEREST" for any period means the product of (a) the sum of (1) the aggregate Principal Receivables and (2) the amounts on deposit in the Excess Funding Account and (b) the highest Minimum Transferor Percentage for any Series. "MINIMUM TRANSFEROR PERCENTAGE" for any Series will have the meaning specified in the related Prospectus Supplement. "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Principal Collections for each Series then outstanding.

     "EXCLUDED ACCOUNTS" means, on any date of determination (a) during any period in which accounts are being automatically included as Accounts, any revolving credit consumer credit card account which has been excluded from addition to the Trust pursuant to the Pooling and Servicing Agreement or any revolving credit consumer credit card account which the Transferor has elected to exclude from the Trust and (b) during any period following the suspension of the automatic addition of accounts and prior to a Restart Date, all revolving credit consumer credit card accounts other than accounts that were Accounts on the automatic addition suspension date and Supplemental Accounts previously added during such period. "ADDITIONAL ACCOUNTS" means (a) for the period from the Initial Closing Date through the day preceding the Amendment Closing Date, each revolving credit consumer credit card account owned by a Credit Card Originator coming into existence after the Initial Closing Date which is an Approved Account that the Transferor has not elected to exclude from the Trust after June 7, 1996 and prior to July 30, 1998 (the "AMENDMENT CLOSING DATE") or
(b) on and after the Amendment Closing Date, each revolving credit consumer credit card account in which a Credit Card Originator acquires rights that is an Approved Account and is not an Excluded Account; provided, however, that a revolving credit consumer credit card account that does not satisfy the definition of Approved Account on the date of its creation shall be an Additional Account on the date that it satisfies the definition of Approved Account. Any such election will be made by the Transferor or the Servicer providing to the Trustee a written notice thereof clearly identifying such Excluded Accounts.

     An "APPROVED ACCOUNT" means (i) each Eligible Account that is a MasterCard(R) or VISA(R) account or (ii) any other revolving credit consumer credit card account the inclusion in the Trust of which would not cause a Ratings Event. "RATINGS EVENT" means, with respect to any Class of any outstanding Series rated by a Rating Agency, a reduction or withdrawal of the rating of any such Class by a Rating Agency.

     The Transferor has conveyed, and will continue to convey, to the Trust all Receivables arising under the Accounts, including all Supplemental Accounts and Automatic Additional Accounts, from time to time until the termination of the Trust.

     The Transferor agrees that any such transfer of Receivables from Supplemental Accounts will be subject to the satisfaction of the following conditions: (i) on or before the fifth business day prior to the date as of which Receivables under Additional Accounts or Supplemental Accounts are included in the Trust as Accounts pursuant to the Pooling and Servicing Agreement (each, an "ADDITION DATE") with respect to required additions and on or before the twentieth business day prior to the Addition Date with respect to optional additions (as applicable, the "NOTICE DATE"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice will specify the approximate aggregate amount of the Receivables to be transferred; (ii) on or before the applicable Addition Date, the Transferor will have delivered to the Trustee a written assignment (the "ASSIGNMENT") and the Transferor will have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and, within five business days thereafter, the Transferor will have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Principal Receivables in such Supplemental Accounts, as of the Addition Date, which computer file or microfiche list will be as of the date of such Assignment incorporated into and made a part of such Assignment; (iii) the Transferor will represent and warrant that (x) no selection procedure that is materially adverse to the interests of holders of the Investor Securities was used in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of Receivables to the Trust; (iv) the

Transferor will represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, and the proceeds thereof or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the then existing Receivables of the Supplemental Accounts and the proceeds thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date and the proceeds thereof upon such creation, and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, upon such creation, the Trust will have a first priority perfected security interest in such property, except for Permitted Liens; (v) the Transferor will deliver to the Trustee an officer's certificate confirming the items set forth in clause (ii) above; (vi) the Transferor will deliver to the Trustee an opinion of counsel with respect to the Trust's security interest in the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies); and (vii) the Transferor will have received written notice from each Rating Agency that the inclusion of such accounts as Supplemental Accounts will not result in the reduction or withdrawal of its then existing rating of any class of any Series of Investor Securities then issued and outstanding and will have delivered such notice to the Trustee.

     The Transferor expects that the Pooling and Servicing Agreement will be amended to change the definition of "Notice Date" to mean a date on or before the tenth business day prior to the Addition Date with respect to optional additions. Additionally, such amendment would provide that the Transferor shall not be required to meet condition (vii) above if the number of Supplemental Accounts, the Receivables of which have been transferred to the Trust, since (x) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added to the Trust since the first day of such eleventh preceding Monthly Period do not exceed 20 percent of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (y) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" which have been added to the Trust since the first day of such second preceding Monthly Period do not exceed 15 percent of the number of Accounts on the first day of such second preceding Monthly Period.

     On or after the Restart Date, Automatic Additional Accounts will be deemed to be Accounts the Receivables of which will be designated for inclusion in the Trust if, unless each Rating Agency otherwise consents, the following conditions are met: the number of Accounts the Receivables of which are automatically designated to be included in the Trust since (x) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such eleventh preceding Monthly Period will not exceed 20 percent of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (y) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such second preceding Monthly Period will not exceed 15 percent of the number of Accounts on the first day of such second preceding Monthly Period. The automatic addition of Receivables in new Accounts may be subject to additional conditions specified from time to time by the Rating Agencies.

     The Transferor may designate revolving credit consumer credit card accounts which would otherwise be Additional Accounts as Excluded Accounts by the Transferor delivering to the Trustee a written notice clearly identifying such excluded accounts. If such designation is made after the Trust acquires rights in such Accounts, such designation will only occur in accordance with the provisions for removals of accounts set forth in the Pooling and Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, enforcing and administering the Receivables and collecting payments due thereunder in accordance with its customary and usual servicing procedures and the Credit and Collection Policy. Unless otherwise specified in the Prospectus Supplement relating to the Trust, "CREDIT AND COLLECTION POLICY" means the written policies and procedures of the applicable Credit Card Originator relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time. Servicing functions to be performed by the Servicer with respect to the Receivables include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs." Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Securityholders," and causing a firm of independent certified public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

TRUST ACCOUNTS

     Unless otherwise specified in the Prospectus Supplement relating to the Trust, the Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Securityholders of each Series, at least three separate accounts, each in a segregated trust account, consisting of an "INTEREST FUNDING ACCOUNT," a "PRINCIPAL ACCOUNT," and an "EXCESS FUNDING ACCOUNT" (collectively, the "TRUST ACCOUNTS"). The Trustee has also established a "DISTRIBUTION ACCOUNT" for the benefit of the securityholders of each Series which is a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer has established and maintains, in the name of the Trust, for the benefit of securityholders of all Series, a "COLLECTION ACCOUNT," which is a segregated account established by and maintained by the Servicer with a Qualified Institution. A "QUALIFIED INSTITUTION" is a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term deposit rating of P-1 by Moody's Investors Service, Inc. ("MOODY'S") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of at least Aaa by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the Federal Deposit Insurance Corporation ("FDIC"), or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Securityholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Trust Accounts will be invested in (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depository institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) banker's acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by

Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be Metris or an affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Securityholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the United States federal bankruptcy code, as amended (the "BANKRUPTCY CODE"), provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or banker's acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corporation ("SIPC"), provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper of such entity or institution in subclauses (i) and
(ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Securities (such investments, "CASH EQUIVALENTS"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described below in "--Application of Collections" and in "Description of the Offered Securities--Application of Collections" in the related Prospectus Supplement. The agent making payments to the Securityholders (the "PAYING AGENT") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Securityholders. The Paying Agent initially will be the Trustee.

DEPOSITS IN COLLECTION ACCOUNT

     Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "TRANSFER DATE") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of Securities then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.

     If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     For each Trust, the Servicer will allocate between the Invested Amount of each Series issued by such Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Enhancement providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Enhancement providers (the "ENHANCEMENT PERCENTAGE") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and the Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of Principal Collections, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period and any Amortization Period. In addition, for each Series of Securities having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

     "INVESTOR PERCENTAGE" shall mean, (a) with respect to Finance Charge Collections, Receivables in Defaulted Accounts and Principal Collections, the percentage specified in the related Prospectus Supplement. The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

     Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, on each business day, (i) the amount of Finance Charge Collections available in the Collection Account allocable to each Series, (ii) the amount of Principal Collections available in the Collection Account allocable to each Series and (iii) the Receivables in Defaulted Accounts allocable to each Series shall be determined in accordance with the provisions of the related Supplement. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, cause the Trustee to withdraw the required amounts from the Collection Account and cause the Trustee to deposit such amounts into the applicable Principal Account, the applicable Interest Funding Account, the Excess Funding Account, or any other Trust Account or pay such amounts to the holder of the Exchangeable Transferor Security in accordance with the provisions of the Pooling and Servicing Agreement and the related Supplement.

     Throughout the existence of the Trust, unless otherwise stated in any Prospectus Supplement, on each business day the Servicer shall allocate to the holder of the Exchangeable Transferor Security an amount equal to the product of
(A) the Transferor Percentage as of the end of the preceding business day and
(B) the aggregate amount of Principal Collections and Finance Charge Collections available in the Collection Account. The Servicer shall pay such amount to the holder of the Exchangeable Transferor Security on each business day; provided, however, that amounts payable to the holder of the Exchangeable Transferor Security pursuant to the Pooling and Servicing Agreement and related Supplement shall instead be deposited in the Excess Funding Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

SHARED PRINCIPAL COLLECTIONS

     If specified in the related Prospectus Supplement, on each business day, Shared Principal Collections shall be allocated to each outstanding Series pro rata based on the Principal Shortfall, if any, for each such Series, and then, at the option of the Transferor, any remainder may be applied as principal with respect to the Variable Funding Securities. "PRINCIPAL SHORTFALL" shall mean, with respect to any business day and any outstanding Series, the amount which the related Prospectus Supplement specifies as the principal shortfall for such business day. The Servicer shall pay any remaining Shared Principal Collections on such business day to the Transferor; provided that if the Transferor Interest as determined on such business day does not exceed the Minimum Transferor Interest, then such remaining Shared Principal Collections shall be deposited in the Excess Funding Account to the extent necessary to increase the Transferor Interest above the Minimum Transferor Interest; provided, further, that if an Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such remaining Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

     In addition, if so specified in the related Prospectus Supplement, Principal Collections otherwise payable to the Transferor may be designated to be paid to the Securityholders of the applicable Series.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Finance Charge Collections on any business day in excess of the amounts necessary to make required payments on such business day will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. If so specified in the related Prospectus Supplement, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be paid to the Servicer to cover certain costs and expenses and then to the Transferor. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "EXCESS FINANCE CHARGE COLLECTIONS" for any Monthly Period shall mean any Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

     In addition, if so specified in the related Prospectus Supplement, Finance Charge Collections otherwise payable to the Transferor may be designated to be paid to the Securityholders of the applicable Series.

EXCESS FUNDING ACCOUNT

     The Trustee has established and will maintain in the name of the Trust, for the benefit of the securityholders of all Series, a segregated account with a Qualified Institution (the "EXCESS FUNDING ACCOUNT"). The Servicer has the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out the Servicer's or the Trustee's duties. At any time during which no Series is in an amortization period (including any accumulation period or early amortization period), or for a Series in amortization, the principal account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account may, at the option of the Transferor, be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis.

     Any funds on deposit in the Excess Funding Account at the beginning of an Amortization Period for any Series will be deposited in the Principal Account as part of principal for any Distribution Date. In the event that more than one Series begins its accumulation period or amortization period at the same time, amounts on deposit in the Excess Funding Account will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. In addition, no funds allocated to Investor Securities will be deposited in the Excess Funding Account during any amortization period (including any accumulation period or early amortization period) for any Series until the Principal Funding Account for such Series for such Distribution Date has been fully funded or the Investor Securities of such Series have been paid in full.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Finance Charge Collections.

PAIRED SERIES

     If so provided in the Prospectus Supplement relating to a Series, such Series may be subject to being paired with another Series or a portion of that Series (in each case, a "PAIRED SERIES"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series. Each Paired Series either will be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Securityholders. As amounts are deposited in the Principal Funding Account for the benefit of the Securityholders, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any pre-funding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described above under "--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder.

FUNDING PERIOD

     For any Series of Securities, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "FUNDING PERIOD"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Securities of such Series and that the amount of such deficiency (the "PRE-FUNDING AMOUNT") will be held in a trust account established with the Trustee for the benefit of the Securityholders of such Series (the "PRE-FUNDING ACCOUNT") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "FULL INVESTED AMOUNT") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Securities will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Securityholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Cash Equivalents or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Securities of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; DILUTION

     Each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible shall become a "DEFAULTED ACCOUNT" on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of consumer credit card revolving accounts. Notwithstanding any other provision hereof, any Receivables in an Account that are ineligible Receivables shall be treated as ineligible Receivables rather than Receivables in Defaulted Accounts. Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures and the Credit and Collection Policy (a "DEFAULTED RECEIVABLE"). See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in this Prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in the related Prospectus Supplement. On each business day, the Servicer will allocate to the Securityholders a portion of all Defaulted Receivables in an amount (the "SERIES DEFAULT AMOUNT") equal to (i) on any business day other than a Default Recognition Date, an amount equal to the product of (a) the Investor Percentage applicable to Defaulted Receivables on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date. To the extent that Finance Charge Collections and certain other amounts as more fully described in the related Prospectus Supplement for any Series are not sufficient to cover the Series Default Amount allocated to such Series, there will be an Investor Charge-Off. Unless otherwise specified in the related Prospectus Supplement, the "DEFAULT RECOGNITION DATE" for each Series shall be the last day of each calendar month; provided, however, that with respect to any Monthly Period the "related Default Recognition Date" will mean the Default Recognition Date occurring closest to the last day of such Monthly Period and any amounts allocated or applied on such Default Recognition Date will be deemed to apply to the related Monthly Period. "DEFAULT RECOGNITION PERCENTAGE" means, with respect to each Default Recognition Date, the percentage equivalent of a fraction, the numerator of which is the weighted average Invested Amount for the related Monthly Period and the denominator of which is the weighted average Principal Receivables in the Trust for the related Monthly Period.

     If on any business day the Servicer adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such downward adjustment, a "DILUTION"), then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the Dilution on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "ADJUSTMENT PAYMENT") out of its own funds or, to the extent not paid by the Transferor, out of Finance Charge Collections and other amounts designated for such purpose as more fully described in the related Prospectus Supplement for any Series. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to the related Series, there will be an Investor Charge-Off for such Series.

INVESTOR CHARGE-OFFS

     With respect to each Series of Securities, if the sum of the Series Default Amount and the portion of the unpaid Adjustment Payments allocated to such Series exceeds the Finance Charge Collections and other amounts allocated to cover such amounts on any Distribution Date, then the Invested Amount with respect to such Series will be reduced by the amount of such excess (an "INVESTOR CHARGE-OFF"). Investor Charge-Offs will be reimbursed on any subsequent Distribution Date to the extent of Finance Charge Collections and other amounts allocated and amounts available therefor. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Securities having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes.

DEFEASANCE

     The Transferor may, at its option, be discharged from its obligations with respect to any Series or all outstanding Series (each, a "DEFEASED SERIES") on the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited with the Trustee, pursuant to an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, Cash Equivalents which through the scheduled payment of principal and interest in respect thereof will provide, no later than the due date of payment thereon, a dollar amount sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding Securities of the Defeased Series on the dates scheduled for such payments and any amounts owing to any Enhancement providers with respect to the Defeased Series; (ii) prior to any exercise of its right to substitute Cash Equivalents for Receivables, the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that following such deposit, none of the Trust, the Accumulation Period Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation with respect to such deposit and termination of obligations and an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and (iv) a Ratings Effect will not occur. Subject to the foregoing, the Transferor may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Cash Equivalents, rather than additional Receivables.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each Series, the Securities will be subject to optional repurchase by the Transferor (so long as the Transferor is the Servicer or an affiliate thereof) on any Distribution Date if on such Distribution Date the Invested Amount of such Series would be reduced to an amount less than or equal to 10 percent of the initial Invested Amount (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the Pooling and Servicing Agreement and the related Supplement are satisfied including that all amounts owing to any Enhancement provider, together with interest thereon, have been paid. The repurchase price will be equal to the total Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus accrued and unpaid interest on the Securities, after giving effect to any payments on such date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

     The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Securities will be scheduled to be distributed (the "TERMINATION DATE"); provided, however that the Securities may be subject to prior termination as provided above. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the related Supplement, in an amount up to 110 percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs.

     Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date which shall not be later than May 26, 2095. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

     Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the dates specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

          (i) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris; or

          (ii) the Trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act.

     In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, unless otherwise specified in the related Prospectus Supplement, distributions of principal to the Securityholders of such Series will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Securities.

     In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Transferor or Metris voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor (an "INSOLVENCY EVENT"), the Transferor or Metris will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "TRIGGER EVENT"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by Securityholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor, the Trustee shall use its best efforts to sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the Trustee. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Securityholders and will be distributed to the applicable Securityholders as provided above in "--Application of Collections" and in the related Prospectus Supplement. "RETAINED PERCENTAGE" shall mean, on any Determination Date, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such Determination Date plus amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Securities, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a fee (the "MONTHLY SERVICING FEE") payable at the times and in the amounts specified in the related Prospectus Supplement. The Monthly Servicing Fee will be funded from Finance Charge Collections allocated to the Securityholders Interest and will be paid each month, or on such other specified periodic basis, from amounts allocated for such purpose. The remainder of the servicing fee will be allocable to the Transferor Interest, the Securityholders Interests of any other Series issued by such Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Securityholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the related Trust or the Securityholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement and related Supplement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Direct Merchants Bank may be substituted in all respects for Direct Merchants Bank as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement and related Supplement, (b) the Trust, the Securityholders, or the Security Owners for liabilities arising from actions taken by the Trustee at the request of Securityholders, (c) the Trust, the Securityholders, or the Security Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or Dilution, or (d) the Trust, the Securityholders, or the Security Owners for any liabilities, costs, or expenses of the Trust, the Securityholders, or the Security Owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Securityholders or the Security Owners in connection with the Pooling and Servicing Agreement and any Supplement to any taxing authority.

     In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Act in which the Transferor is a general partner.

     The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Securityholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

     The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in all or a portion of the Exchangeable Transferor Security, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a Ratings Event and (b) the Trustee receives an opinion of counsel that such transfer would not (i) adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of any Series of Investor Securities or
(ii) result in a taxable event to the holders of any such Series.

     Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Securities) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Securityholder for any such losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Securities) except to the extent that they arise from any action by any Securityholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or securityholders representing undivided interests aggregating more than 50 percent of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the securityholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. Except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the Servicer, if the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

     A "SERVICER DEFAULT" refers to any of the following events:

          (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

          (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the securityholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Securities evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the securityholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the securityholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Securities evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such securityholders for such period; or

          (iv) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the Servicer becoming aware of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor and the holders of Securities of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the securityholders from effecting a Service Transfer.

REPORTS TO SECURITYHOLDERS

     For each Series of Securities, on each Distribution Date, the Paying Agent will forward to each Securityholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Securities, (c) the amount of such distribution allocable to interest on the Securities, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Securities, (e) the amount of Finance Charge Collections processed during the preceding Monthly Period and allocated in respect of the Securities, (f) the aggregate amount of Principal Receivables, the Invested Amount and the Invested Amount as a percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the Record Date, (h) the aggregate Series Default Amount for the related Monthly Period for each Series, (i) the aggregate amount of Investor Charge-Offs for each Class of such Series, for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, and
(k) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date.

     The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Securityholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Securityholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder, together with, on or before January 31 of each year, beginning in 2002, such customary information (consistent with the treatment of the Securities as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year the Servicer will cause a firm of independent certified public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor, the Servicer or FDR which are used to prepare daily reports) which were the source of such amounts and percentages and that, on the basis of such comparison, such amounts and percentages are in agreement, except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Securityholder.

     The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year, the Servicer will cause a firm of nationally recognized independent certified public accountants to furnish a report to the effect that such firm has applied certain procedures, as agreed upon between such firm and the Servicer, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Accounts. Each report shall set forth the agreed upon procedures performed and the results of such procedures.

     The Pooling and Servicing Agreement also provides for delivery to the Trustee on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of such statement may be obtained by any Securityholder upon the submission of a written request therefor addressed to the Trustee's Corporate Trust Office.

AMENDMENTS

     The Pooling and Servicing Agreement and related Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement and the Supplement or of modifying in any manner the rights of such Securityholders, unless otherwise specified in the related Prospectus Supplement; provided that (i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect in any material respect the interests of such Securityholders, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto (other than the list of Receivables), the Rating Agencies shall have been notified of such amendment and shall have provided written confirmation that they would not lower the rating of the Securities, (iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences and (iv) such amendment will not cause a significant change in the permitted activities of the Trust, as defined in the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement and any Supplement may be amended from time to time by the Transferor, the Servicer and the Trustee, without the consent of Securityholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer securities issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer securities, to permit such bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations or to permit the issuance of uncertificated securities. Securityholders by purchase of their Securities will be deemed to have consented to a modification to the bankruptcy and insolvency Pay Out Event specified in the Pooling and Servicing Agreement such that it will be as specified in clause (i) in "--Pay Out Events" above.

     The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer, and the Trustee (a) with the consent of the holders of securities evidencing undivided interest aggregating not less than 50 percent of the investor interests of each and every Series, for the purpose of effectuating a significant change in the permitted activities of the Trust (as defined in the Pooling and Servicing Agreement) which is not adverse to the Securityholders, and (b) in all other cases, with the consent of the holders of securities evidencing undivided interests aggregating not less than 66 2/3 percent of the investor interests of each and every Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of Securityholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any securityholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all Securityholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Securityholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring securityholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

     Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion reasonably satisfactory to each of them, the Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the FASIT legislation (see "Income Tax Matters--FASIT Legislation"), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Securities and the Trust in the absence of the election.

     Promptly following the execution of any amendment to the Pooling and Servicing Agreement not requiring Securityholder consent, the Trustee will furnish written notice of the substance of such amendment to each Securityholder.

LIST OF SECURITYHOLDERS

     Upon written request of Securityholders representing undivided interests in the Trust aggregating not less than 10 percent of the Invested Amount, the Trustee after having been adequately indemnified by such Securityholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Securityholders access during business hours to the current list of Securityholders of the Trust for purposes of communicating with other Securityholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Securities."

THE TRUSTEE

     U.S. Bank National Association is the Trustee under the Pooling and Servicing Agreement. U.S. Bank National Association is a national banking corporation and its corporate trust offices are located at 180 East Fifth Street, St. Paul, MN 55101. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Securities in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. The Trustee at all times must not be a Related Person. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee. "RELATED PERSON" means an entity that is an affiliate of Metris, any holder of an Investor Security, any provider of Enhancement, or any person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act.

     If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a securityholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of Securities representing more than 50 percent of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                                  ENHANCEMENT

GENERAL

     For any Series, "ENHANCEMENT" may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Securities of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     The type, characteristics and amount of the Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series or Class.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Securityholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to any Enhancement provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) certain summary financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Securities of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "ENHANCEMENT INVESTED AMOUNT").

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of any Series, including Classes that are described as "COLLATERALIZED TRUST OBLIGATIONS" will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the senior Securities. The rights of the holders of any such subordinated Securities to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of senior Securities, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Securities will be distributed to holders of senior Securities. If collections of Receivables otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "CASH COLLATERAL GUARANTY") secured by the deposit of cash or Cash Equivalents in an account (the "CASH COLLATERAL ACCOUNT") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "COLLATERAL INTEREST") in an amount initially equal to a percentage of the Securities of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus

Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in such Prospectus Supplement, to apply Principal Collections allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent Principal Collections allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Securities and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Securities in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account intended to assist with subsequent distribution of interest and principal on the Securities of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "RESERVE ACCOUNT"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Securities, including the subordinated Securities, or the provision of a letter of credit, guaranty, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Securities of such Series or Class in the manner provided in the related Prospectus Supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

PURCHASES OF RECEIVABLES

     Bank Purchase Agreement. Pursuant to the Bank Purchase Agreement, Direct Merchants Bank sells to Metris, all of its right, title and interest in and to
(i) the Receivables existing on the date of such agreement and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper and other obligations of any Obligor with respect to the Receivables, then or thereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, but excluding any accounts that are designated as "excluded accounts" pursuant to the Bank

Purchase Agreement, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any recoveries) and (iii) all proceeds of such Receivables.

     Purchase Agreement. The Transferor purchases Receivables on an ongoing basis from Metris pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, the Transferor purchases from Metris all Receivables arising from time to time until the Purchase Termination Date (as defined below in "--Purchase Termination Date"). On each business day prior to the Purchase Termination Date, Metris will deliver all of its Receivables to the Transferor. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust, and the Transferor has assigned its rights in, to and under the Purchase Agreement and the Bank Purchase Agreement with respect to such Receivables to the Trust.

REPRESENTATIONS AND WARRANTIES

     Bank Purchase Agreement. In the Bank Purchase Agreement, Direct Merchants Bank represents and warrants to Metris that, among other things, (a) Direct Merchants Bank is a national banking association validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank Purchase Agreement, (b) the Bank Purchase Agreement constitutes a valid and binding obligation of Direct Merchants Bank, enforceable against Direct Merchants Bank in accordance with its terms, subject to customary bankruptcy- and equity-related exceptions, (c) Direct Merchants Bank is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to Metris pursuant to the Bank Purchase Agreement, and each such Receivable has been or will be transferred to Metris free and clear of any lien other than Permitted Liens, (d) Direct Merchants Bank has the full right, power and authority to transfer the Receivables pursuant to the Bank Purchase Agreement, (e) the Bank Purchase Agreement constitutes a valid transfer and assignment to Metris of all right, title and interest of Direct Merchants Bank in and to the Receivables, all monies due or to become due and all proceeds related thereto, or an absolute sale of such property and the proceeds thereof and (f) each Account classified as an "Eligible Account" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable.

     Purchase Agreement. Pursuant to the Purchase Agreement, Metris represents and warrants to the Transferor that, among other things, subject to specified exceptions and limitations, Metris is duly organized, validly existing, and in good standing under the laws of Delaware, Metris is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and Metris has the requisite corporate power and authority to perform its obligations under the Purchase Agreement.

     Pursuant to the Purchase Agreement, Metris additionally represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by Metris by all necessary corporate action on its part,
(ii) the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene Metris' charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) except as described in the Purchase Agreement, Metris has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from Metris or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iv) there are no proceedings or investigations pending or, to the best knowledge of Metris, threatened against Metris before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, seeking any determination or ruling that would materially and adversely affect the performance by Metris of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, (v) Metris has no knowledge of any fact that should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by Metris in any document or report delivered under the Purchase Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Purchase Agreement, (vi) the Purchase Agreement constitutes the legal, valid, and binding obligation of Metris, (vii) Metris is not insolvent, (viii) Metris is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (ix) Metris is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Transferor by Metris pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to Metris and (x) the transfer of Receivables by it to the Transferor under the Purchase Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of Metris in and to the Receivables whether existing as of the Initial Closing Date or thereafter created (except for Permitted Liens).

     If certain of the representations or warranties described above are not true with respect to any Receivable at the time such representation or warranty was made or any Receivable becomes an ineligible Receivable, then Metris will be obligated to pay to the Transferor an amount equal to the principal amount of such Receivable.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, the Pooling and Servicing Agreement (i) requires the Transferor to make a demand on Metris to repurchase Receivables in such cases where the Transferor is required under the Pooling and Servicing Agreement to repurchase Receivables from the Trust and (ii) permits the Transferor to consent to the sale of Receivables to a third party only in such circumstances where the Transferor may remove Receivables from the Trust under the Pooling and Servicing Agreement and related Supplement.

CERTAIN COVENANTS

     Bank Purchase Agreement. It is the intention of Direct Merchants Bank and Metris that the conveyance of the Receivables by Direct Merchants Bank to Metris contemplated by the Bank Purchase Agreement be construed as an absolute sale of the Receivables by Direct Merchants Bank to Metris. It is not intended that such conveyance be deemed a pledge of the Receivables by Direct Merchants Bank to Metris to secure a debt or other obligation of Direct Merchants Bank, but the Bank Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Bank Purchase Agreement shall be deemed to be a grant by Direct Merchants Bank to Metris of a "security interest" within the meaning of Article 9 of the UCC in all of Direct Merchants Bank's right, title and interest in and to the Receivables.

     In the Bank Purchase Agreement, Direct Merchants Bank covenants that, among other things, except as required by law or as Direct Merchants Bank may determine to be appropriate and subject to specified exceptions and limitations,
(i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Bank Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the

Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the Securityholders, and that it will not enter into any amendment to the Purchase Agreement that would cause a Ratings Event to occur so long as any Securities under any Series are outstanding, and (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable.

     Purchase Agreement. It is the intention of Metris and the Transferor that the conveyance of the Receivables by Metris be construed as an absolute sale of the Receivables by Metris to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables by Metris to the Transferor to secure a debt or other obligation of Metris, but the Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Purchase Agreement shall be deemed to be a grant by Metris to the Transferor of a "security interest" within the meaning of Article 9 of the UCC in all of Metris' right, title and interest in and to the Receivables. Pursuant to the Purchase Agreement, Metris covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the Securityholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any Securities under any Series are outstanding, (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable, (vi) it will not convey or transfer any Receivable, except as otherwise provided in the Purchase Agreement, and (vii) it will take all actions reasonably necessary to maintain its rights under all Contracts to which it is a party.

PURCHASE TERMINATION DATE

     Bank Purchase Agreement. If Direct Merchants Bank becomes insolvent, Metris' obligations under the Bank Purchase Agreement will automatically be terminated. In addition, if Metris becomes insolvent, or shall become unable for any reason to purchase Receivables from Direct Merchants Bank in accordance with the provisions of the Bank Purchase Agreement, Metris' obligations under the Bank Purchase Agreement as to Direct Merchants Bank will automatically be terminated.

     Purchase Agreement. If Metris becomes insolvent, the Transferor's obligations under the Purchase Agreement will automatically be terminated. In addition, if the Transferor becomes insolvent or shall become unable for any reason to purchase Receivables from Metris in accordance with the provisions of the Purchase Agreement, the Transferor's obligations under the Purchase Agreement as to Metris will automatically be terminated. The date of any such termination will be the "PURCHASE TERMINATION DATE."

                                SECURITY RATINGS

     Any rating of the Securities by a Rating Agency will indicate:

     - its view on the likelihood that Securityholders will receive required interest and principal payments; and

     - its evaluation of the Receivables and the availability of any Enhancement for the Securities.

     Among the things a rating will not indicate are:

     - the likelihood that principal payments will be paid on a scheduled date;

     - the likelihood that a Pay Out Event will occur;

     - the likelihood that a United States withholding tax will be imposed on non-U.S. Securityholders;

     - the marketability of the Securities;

     - the market price of the Securities; or

     - whether the Securities are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the Securities. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The Transferor will request a rating of the Securities offered by this Prospectus and the Prospectus Supplement from at least one Rating Agency. It will be a condition to the issuance of the Securities of each Series or Class offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "RATING AGENCY"). The rating or ratings applicable to the Securities of each Series or Class offered hereby will be set forth in the related Prospectus Supplement. Rating agencies other than those requested could assign a rating to the Securities and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Security and any other Investor Security of any Series then held by the Transferor, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the Relevant UCC State, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for Permitted Liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Securities--Representations and Warranties."

     The Transferor has represented that the Receivables are "accounts" or "general intangibles" or "chattel paper" for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are treated under
Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, however, the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Nevertheless, some other action under applicable state law may be required in order to perfect such a sale against the interests of third parties.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in the Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party, other than Permitted Liens. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable (or any interest therein) other than to the Trust and certain other Permitted Liens. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against Metris or the Transferor under the Bankruptcy Code or after the appointment of a receiver or conservator with respect to Direct Merchants Bank. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against Metris or the Transferor under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to Direct Merchants Bank and will be able to make payments in respect of principal and interest on the Securities, although there can be no assurance that any of such payments would be timely. Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in the Receivables, which is dependent upon Metris' or Direct Merchants Bank's interest in the Receivables, any adverse change in the priority or perfection of the Transferor's or Metris' security interest would correspondingly affect the Trust's interest in the affected Receivables. In addition, if a receiver or conservator were appointed for Direct Merchants Bank, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While Direct Merchants Bank is the Servicer, certain cash collections on the Receivables may be held by Direct Merchants Bank and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP

     The Transferor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the Transferor under the Bankruptcy Code or similar laws or (ii) the substantive consolidation of the assets and liabilities of the Transferor with those of Metris is unlikely. The Transferor is a separate, limited purpose corporation, and its certificate of incorporation contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. Nevertheless, if a bankruptcy trustee for Metris, Metris as debtor-in-possession, or a creditor of Metris were to take the view that Metris and the Transferor should be substantively consolidated or that the transfer of the Receivables from Metris to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Securities or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Securities could result. In addition, if the Transferor otherwise were to become a debtor in a bankruptcy case, and if a bankruptcy trustee for the Transferor or a creditor of the Transferor or the Transferor itself were to take the position that the transfer of Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Securities or (should the bankruptcy court rule in favor of any such trustee, creditor or debtor-in-possession) reductions in such payments on such Securities could result.

     Direct Merchants Bank is chartered as a national banking association and is subject to regulation and supervision by the Comptroller. If Direct Merchants Bank becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

     To the extent that (i) Direct Merchant Bank's grant of a security interest in the receivables and the transaction documents related to this transfer comply with the regulatory requirements of the FDIA, (ii) the security interest was perfected before the FDIC is appointed as conservator or receiver for Direct

Merchants Bank, and (iii) the security interest was not taken in contemplation of Direct Merchant Bank's insolvency or with the intent to hinder, delay or defraud Direct Merchant Bank or its creditors, the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by Direct Merchants Bank in the receivables. Nevertheless, if the FDIC were to assert a contrary position, or were to require the Trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the Securities, or were to request a stay of any actions by the Trustee to enforce the security interest, the transaction documents or the Securities against Direct Merchants Bank, delays in payments on the Securities and possible reductions in the amount of those payments could occur.

     In addition, the FDIC as conservator or receiver for Direct Merchants Bank could repudiate the transaction documents related to its transfer of the receivables. The FDIA would limit the damages for any such repudiation to the Trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to repudiate the transaction documents to which Direct Merchants Bank is a party for a reasonable period following its appointment as conservator or receiver. If the FDIC were to take any of these actions, the amount payable on the Securities could be lower than the outstanding principal and accrued interest on the Securities.

     The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a conservator or receiver for the Transferor, Direct Merchants Bank or Metris, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series will occur, and under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust. Pursuant to the Pooling and Servicing Agreement and related Supplement, newly created Principal Receivables will not be transferred to the Trust on and after such appointment or bankruptcy, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by the Securityholders representing undivided interests aggregating more than 50 percent of the aggregate invested amount of each Series (or if any Series has more than one Class, of each Class, and any other person specified in a related Supplement). Under the Pooling and Servicing Agreement and related Supplement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Securityholders. Nevertheless, if a conservator or receiver were appointed for Direct Merchants Bank, or if Metris or the Transferor were to become a debtor in a case under the Bankruptcy Code or similar laws, the conservator or receiver or the bankruptcy court may have the power to prevent or cause the beginning of an Early Amortization Period, to prevent or cause the early sale of the receivables and termination of the Trust, or to require or prohibit the transfer of new principal receivables to the Trust. In addition, the conservator or receiver for the Servicer may have the power to prevent either the Trustee and the Securityholders from appointing a successor Servicer. See "Description of the Securities--Pay Out Events."

     Direct Merchants Bank has represented and warranted to Metris and Metris has represented and warranted to the Transferor, in the Purchase Agreements, respectively, that the sale of the Receivables to Metris or the Transferor, respectively, is a valid sale of the Receivables to Metris or the Transferor, respectively. In addition, Direct Merchants Bank, Metris and the Transferor have treated and will treat the transaction described in the Purchase Agreements as sales of the Receivables to Metris and the Transferor, respectively, and Direct Merchants Bank and Metris have taken or will take all actions that are required under the UCC to perfect Metris' and the Transferor's ownership interest, respectively, in the Receivables. Notwithstanding the foregoing, if Metris were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from Metris to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments from Collections on Receivables to the Transferor (and therefore to the Trust and to Securityholders) could occur and (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitute a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Metris or the Transferor were to become subject to a bankruptcy proceeding or if Direct Merchants Bank were to become subject to a conservatorship or receivership and a court were to follow the 10th Circuit's reasoning, Securityholders might experience delays in payment or possibly losses in their investment in the Securities.

     The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, could result in a Pay Out Event. If no other Servicer Default other than the commencement of an insolvency related event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Securityholders from appointing a successor Servicer.

CONSUMER PROTECTION LAWS

     The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by a Credit Card Originator or the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect the full amount of the Receivables. The United States Congress and the states may enact laws and amendments to existing laws to further regulate consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of collections.

     The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Direct Merchants Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Bank Act. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor has warranted and will warrant in the Pooling and Servicing Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Securities--Representations and Warranties."

     Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Early Amortization Period would commence.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Securityholders if such laws result in any Receivables of the Trust being written off as uncollectible when the amount available under any Enhancement is equal to zero. See "Description of the Securities--Defaulted Receivables; Dilution."

INDUSTRY LITIGATION

     The United States Department of Justice (the "DOJ") is currently litigating an antitrust lawsuit in Federal court in Manhattan against VISA USA, Incorporated, Visa International Inc. (together, "VISA") and MasterCard International Inc. ("MASTERCARD INTERNATIONAL") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks, as well as the rules adopted by the two associations prohibiting members from offering credit cards of competitors. Both VISA and MasterCard International are contesting the DOJ's allegations. The Bank is unable to predict what the effect of such lawsuit may ultimately be on the Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and may result in adverse consequences for members of the two associations, such as the Bank.

CLAIMS AND DEFENSES OF OBLIGORS AGAINST THE TRUST

     The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Credit Card Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Credit Card Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Credit Card Originator until (i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the Obligors on the Accounts in connection with the transfer of the Receivables to the Trust.

                               INCOME TAX MATTERS

GENERAL

     The following is a discussion of material federal income tax consequences relating to the investment in a Security offered hereunder. Additional federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Security Owner in light of that Security Owner's circumstances, and some Security Owners may be subject to special tax rules and limitations not discussed below. Each prospective Security Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Security.

     For purposes of this discussion, "U.S. person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term

"U.S. Security Owner" means any U.S. person and any other person to the extent that the income attributable to its interest in a Security is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE SECURITIES AS DEBT

     Except as provided in the related Supplement, the Transferor expresses in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Securities will be debt secured by the Receivables. Except as provided in the related Supplement, the Transferor, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Security, will agree to treat the Securities as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, except as provided in the related Supplement, the Transferor will treat the Pooling and Servicing Agreement and related Supplement, for financial accounting purposes and certain other non-tax purposes, as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a transfer of an interest in property is a sale or is instead a loan secured by the transferred property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the Transferor, is of the opinion that, under current law as in effect on the Series closing date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Securities offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Securities offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of Securities and certain other interests (including certain Collateral Interests) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Securities and other interests in the Trust (other than the Exchangeable Transferor Security) were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferor (or other holder of the Exchangeable Transferor Security). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Securities and other interests in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferor or other holders of the Exchangeable Transferor Security and any other holders of equity interests in the Trust. However, special federal income tax counsel is of the opinion that, under the current law as in effect on the date of issuance of a Series of Securities, any entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, special federal income tax counsel is of the opinion that the Securities will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the Internal Revenue Service and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the Internal Revenue Service were to contend successfully that some or all of the Exchangeable Transferor Security, the Securities or any other interests in the Trust were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because special federal income tax counsel is of the opinion that the Securities will be characterized as debt for federal income tax purposes and because any holder of any other interest in the Trust (other than the Exchangeable Transferor Security) generally will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Securities were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, applicable Treasury regulations (the "publicly traded partnership regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Securities are treated as holding debt. The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of then-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is unclear whether the Trust would qualify for this grandfather provision. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Securities as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

     Under the Internal Revenue Code of 1986, as amended (the "CODE") and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Securities. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferor. As a result, there can be no assurance that the measures the Transferor intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

     If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferor (or the holder of the Exchangeable Transferor Security) and any Security Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Security Owners treated as partners would likely differ from that reportable by such Security Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Security Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Security Owner. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered securities and other interests in the Trust treated as partners equaled or exceeded 100, the Transferor may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Security Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Securities were treated as debt of the corporation and distributions to the related Security Owners were treated as payments of interest thereon. In addition, distributions to Security Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and security owners may not be entitled to any dividends received deduction in respect of such income).

TREATMENT OF THE TRUST AS A FASIT

     The Code generally provides that certain arrangements similar to the Trust may elect to be treated as a new type of entity for federal income tax purposes called a "financial asset securitization investment Trust" or "FASIT." Under the FASIT provisions of the Code, a FASIT will generally avoid federal income taxation and could issue securities substantially similar to the Securities, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions, the Transferor will be permitted to amend the Pooling and Servicing Agreement and any Supplement in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling and Servicing Agreement and any Supplement as may be permitted by reason of the making of such election. See "Description of the Securities--Amendments" in this prospectus. However, there can be no assurance that the Transferor will or will not cause any permissible FASIT election to be made with respect to the Trust or amend the Pooling and Servicing Agreement or any Supplement in connection with any election. Further, although the Transferor is required to deliver a Tax Opinion with respect to any such election, such election and any related amendments to the Pooling and Servicing Agreement and any Supplement may have tax and non-tax consequences to Security Owners. Accordingly, prospective Security Owners should consult their tax advisors with regard to the effects of any such election and permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. SECURITY OWNERS

     General. Stated interest on a beneficial interest in a Security will be includible in gross income in accordance with a U.S. Security Owner's method of accounting.

     Original Issue Discount. If the Securities are issued with original issue discount, the provisions of sections 1271 through 1273 and 1275 of the Code will apply to the Securities. Under those provisions, a U.S. Security Owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a Security in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a security will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the security (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Securities is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a security is

"unconditionally payable" and hence that all of such interest should be included in the security's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Security Owners, but prospective U.S. Security Owners should consult their own tax advisers concerning the impact to them in their particular circumstances. Except where indicated to the contrary, this discussion assumes that interest payable on a Security is unconditionally payable.

     Market Discount. A U.S. Security Owner who purchases an interest in a Security at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a security and partial principal payments on a security are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a security that has market discount.

     Market Premium. A U.S. Security Owner who purchases an interest in a Security at a premium may elect to offset the premium against interest income over the remaining term of the Security in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF SECURITIES

     Upon a disposition of an interest in a Security, a U.S. Security Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Security Owner's adjusted basis in its interest in the Security. A taxable exchange of a Security could also occur as a result of the Transferor's substitution of money or investments for Receivables. See "Description of the Securities--Defeasance" in this prospectus. The adjusted basis in the interest in the Security will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Security prior to its sale and reduced by any principal payments previously received with respect to the interest in the Security and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Security was held as a capital asset. Capital losses generally may be used only to offset capital gains.

FOREIGN SECURITY OWNERS

     In general, a non-U.S. Security Owner who, for United States federal income tax purposes, is a non resident alien individual or a foreign corporation (a "FOREIGN PERSON"), generally will not be subject to U.S. federal income tax on interest (including original issue discount) on a beneficial interest in a Security unless (i) the Foreign Person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Transferor (or of a profits or capital interest in the Trust if characterized as a partnership), (ii) the Foreign Person is a controlled foreign corporation that is related to the Transferor (or the Trust if treated as a partnership) through stock ownership, (iii) the Foreign Person is a bank receiving interest described in Code section 881(c)(3)(A), (iv) such interest is contingent interest described in Code section 871(h)(4), or (v) the Foreign Person bears certain relationships to any holder of either the Exchangeable Transferor Security other than the Transferor or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. person in the chain of payment prior to payment to a Foreign Person (the "WITHHOLDING AGENT") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the Foreign Person under penalties of perjury,
(ii) certifies that the Foreign Person is not a U.S. person and (iii) provides the name, address of, and certain additional information concerning the Foreign Person. The statement may generally be made on an Internal Revenue Service form W-8BEN or substantially similar substitute form, and the Foreign Person must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement generally must be accompanied by a form W-8BEN or substitute form provided by the Foreign Person to the organization or institution holding the Security on behalf of the Foreign Person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Generally, any gain or income realized by a Foreign Person upon retirement or disposition of an interest in a Security will not be subject to U.S. federal income tax, provided that (i) in the case of a Security Owner that is an individual, such Security Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual Foreign Person should consult a tax adviser.

     If the Securities were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Security Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Security Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Securities were treated as stock in a corporation, any related dividend distributions to a non-U.S. Security Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

     The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Security Owners should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a Security, may be subject to "backup withholding" tax under the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Security Owners should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

STATE AND LOCAL TAXATION

     General. Except as is set forth below, the discussion herein does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Securities under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

     Florida. A rule under the Florida Income Tax Code (the "LOAN RULE") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. The Loan Rule is not exclusive. For example, the Florida Income Tax Code may also subject financial organizations to corporate income tax if they earn or receive interest from loans secured by intangible property located in Florida. If the Loan Rule were to apply to the Securities, then a financial organization investing in the Securities would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. There are federal constitutional issues that may undermine the State of Florida's ability to enforce this tax rule in cases where the lender does not have any ties to Florida other than ownership of the Securities; however, this position has not been judicially tested. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on those employee benefit plans to which they apply ("PLANS") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Securities, a Plan fiduciary should determine whether such an investment (a) is permitted under the governing Plan instruments; (b) is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and (c) is prudent considering the factors discussed in this Prospectus.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code ("PARTIES IN INTEREST")). Prohibited transactions may generate excise taxes and other liabilities. Thus, a Plan fiduciary considering an investment in the Securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     For example, regardless of whether the Trust assets are deemed to be "plan assets" of Plans that are Security Owners (as discussed below), the purchase of Securities by a Plan with respect to which the Transferor, the Trustee or any underwriters, or any of their affiliates, is a Party in Interest could result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is applicable. Accordingly, fiduciaries of a Plan with respect to which the Transferor, the Trustee or any underwriter, or any of their affiliates, is a Party in Interest should consult their own counsel concerning the propriety of the investment prior to making the purchase.

     Certain transactions involved in the operation of the Trust might also be deemed to result in prohibited transactions under ERISA and Section 4975 of the Code if any Trust assets were deemed to be assets of an investing Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "PLAN ASSET REGULATION") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If the Trust assets are deemed to be "plan assets" of an investing Plan, any person who is a "fiduciary" with respect to Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and
Section 4975 of the Code. If Plans invest in the Trust, the Trust could be deemed to hold "plan assets" unless one of the exceptions contained in the Plan Asset Regulation applies to the Trust.

     The Plan Asset Regulation contains an exception which provides that, if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold "plan assets" solely by reason of such acquisition. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors who are independent of the issuer and of one another at the conclusion of the initial public offering, and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although it is anticipated that the conditions of this exception may be met with respect to certain Classes of Securities, no assurance can be given, and no monitoring or other measures will be taken to ensure that the exception will be met with respect to any such Class.

     The Regulation also states that an entity's assets will not be deemed to be "plan assets" if equity participation in the entity by "benefit plan investors" (e.g., employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, plans described in Section 4975 of the Code, and any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Transferor, the Trustee or any of their affiliates) is held by benefit plan investors. No assurance can be given as to whether the value of any class of equity interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

     If interests in the Securities of a Series fail to meet the criteria of publicly-offered securities and investment by benefit plan investors becomes significant and the Trust's assets are deemed to include "plan assets" of Plans that are Securityholders, transactions involving the Trust and Parties in Interest with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code. In addition, the Transferor, the Trustee or any underwriter of such Series may be considered to be a Party in Interest or a fiduciary with respect to an investing Plan. Accordingly, a Plan's investment in Securities may result in a prohibited transaction under ERISA and Section 4975 of the Code. Thus, for example, if a Plan participant is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Securities by such Plan could constitute a prohibited transaction. Such transactions may, however, be subject to statutory or administrative exemptions from the penalties normally associated with prohibited transactions. Five class exemptions issued by DOL that could apply in such event are DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     In light of the foregoing, Plan fiduciaries considering the purchase of interests in Securities of any Series with "plan assets" of any Plan should consult their own counsel as to whether the assets of the Trust would be considered "plan assets," and whether, under ERISA's general fiduciary standards of investment prudence and diversification, an investment in Securities of any Series is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In addition, Plan fiduciaries should consider the consequences that would apply if the Trust's assets were considered "plan assets," the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

     In particular, insurance companies considering the purchase of Securities of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993) ("JOHN HANCOCK"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" of Plans that were issued policies supported by such general account under certain circumstances; however, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.
Section 401(c) provides that assets underlying general account policies issued before December 31, 1998 will not be considered "plan assets" to the extent criteria set forth in DOL regulations are satisfied. Section 401(c) also required the DOL to issue regulations establishing such criteria. The DOL issued final regulations (the "GENERAL

ACCOUNT REGULATIONS") for this purpose, which become effective on July 5, 2001. The General Account Regulations provide that when a Plan acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the Plan's assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the General Account Regulations are satisfied. The General Account Regulations also require an independent fiduciary who has the authority to manage the plan's assets to expressly authorize the acquisition of such a transition policy. The General Account Regulations do not apply to any general account policies issued after December 31, 1998. Accordingly, insurance company general account investors should analyze whether John Hancock, Section 401(c) and the General Account Regulations may have an impact with respect to their purchase of the Securities of any Series.

                              PLAN OF DISTRIBUTION

     The Transferor may sell Securities (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Securities offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Securities and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Securities of a Series offered hereby, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Securities will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

     Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities will be passed upon for Metris, the Transferor and Direct Merchants Bank by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain legal matters relating to the issuance of the Securities under the laws of the State of Delaware will be passed upon for Metris, the Transferor and Direct Merchants Bank by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the issuance of the Securities will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood (formerly Sidley & Austin) provides legal services to Metris Companies Inc. on other matters from time to time. Sidley & Austin and Brown & Wood LLP combined on May 1, 2001.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Securities are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. as nominee of DTC and registered holder of the related Securities, pursuant to the Pooling and Servicing Agreement. See "Description of the Securities--Book-Entry Registration," "--Reports to Securityholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of Metris Receivables, Inc. or Direct Merchants Bank to Securityholders or to the Security Owners. The Servicer will file with the SEC such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the SEC thereunder.

                               OTHER INFORMATION

     Upon receipt of a request by an investor who has received an electronic Prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

     The distribution of this Prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the underwriters to inform themselves about and to observe any such restrictions.

     The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility accordingly.

     As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed herein under the captions "Direct Merchants Credit Card Bank, N.A. Activities," "The Receivables" and "Maturity Considerations" may constitute forward-looking statements within the meaning of
Section 27A of the Securities Act. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Trust and the Receivables to be materially different from future results or performance expressed or implied by such statements. Among others, factors that could adversely affect actual results and performance include economic conditions, the ability of Direct Merchants Bank to change payment terms and collection policies and potential changes in consumers' attitudes toward financing purchases with debt. See "Risk Factors" in the attached Prospectus Supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the Securities with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

     The Servicer will file, or will cause to be filed, with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Securities.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Metris Receivables, Inc., 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, (952) 417-5645.

                         INDEX OF TERMS FOR PROSPECTUS

                TERM                    PAGE
                ----                    -----
Accounts............................        4
Accumulation Period.................       18
Addition Date.......................       27
Additional Accounts.................       27
Adjustment Payment..................       35
Amendment Closing Date..............       27
Amortization Period.................        9
Approved Account....................       27
Assignment..........................       27
Automatic Additional Accounts.......       26
Bank................................        4
Bank Purchase Agreement.............        8
Bankruptcy Code.....................       30
Cash Collateral Account.............       44
Cash Collateral Guaranty............       44
Cash Equivalents....................       30
Change of Control...................       10
Class...............................       12
Clearstream.........................       14
Clearstream Customers...............       14
Code................................       55
Collateral Interest.................       44
Collateralized Trust Obligations....       44
Collection Account..................       29
Collections.........................        8
Contract............................       26
Controlled Accumulation Amount......       19
Controlled Amortization Amount......       18
Controlled Amortization Period......       18
Controlled Deposit Amount...........       19
Controlled Distribution Amount......       18
Credit and Collection Policy........       29
Credit Card Originator..............       25
Default Recognition Date............       34
Default Recognition Percentage......       35
Defaulted Account...................       34
Defaulted Receivable................       34
Defeased Series.....................       35
Definitive Securities...............       16
Depositaries........................       13
Depository..........................       12
Determination Date..................       22
Dilution............................       35
Direct Merchants Bank...............        4
Direct Merchants Bank Portfolio.....        4
Discount Option Receivables.........       19
Discount Percentage.................       19
Distribution Account................       29
Distribution Date...................       17

                TERM                    PAGE
                ----                    -----
DOJ.................................       53
DOL.................................       59
DTC.................................    A-I-1
DTC Participants....................       13
Early Amortization Period...........       19
Eligible Account....................       25
Eligible Receivable.................       26
Enhancement.........................       43
Enhancement Invested Amount.........       44
Enhancement Percentage..............       31
ERISA...............................       59
Euroclear...........................       15
Euroclear Operator..................       15
Euroclear Participants..............       15
Euroclear System....................       15
Excess Finance Charge Collections...       32
Excess Funding Account..............    29,33
Exchange............................       21
Exchange Act........................       13
Exchangeable Transferor Security....        4
Excluded Accounts...................       27
Expected Final Payment Date.........        9
FCI.................................       10
FDIC................................       29
FDR.................................        5
Finance Charge Collections..........        4
Finance Charge Receivables..........        8
Fingerhut...........................        5
Fingerhut Database..................        5
Foreign Person......................       57
Full Invested Amount................       34
Funding Period......................       34
General Account Regulations.........       60
Global Securities...................    A-I-1
Indirect Participants...............       13
Initial Closing Date................       20
Insolvency Event....................       37
Interest Accrual Period.............       24
Interest Funding Account............    17,29
Invested Amount.....................       11
Investment Company Act..............       24
Investor Charge-Off.................       35
Investor Percentage.................       31
Investor Securities.................       21
John Hancock........................       60
Loan Rule...........................       58
MasterCard International............       53
Metris..............................       10
Metris Direct.......................       10

                TERM                    PAGE
                ----                    -----
Minimum Aggregate Principal
  Receivables.......................       27
Minimum Transferor Interest.........       27
Minimum Transferor Percentage.......       27
Monthly Period......................       17
Monthly Servicing Fee...............       37
Moody's.............................       29
Notice Date.........................       27
Obligors............................        8
Paired Series.......................       33
Participants........................       12
Parties in Interest.................       59
Pay by Date.........................        7
Pay Out Event.......................       36
Paying Agent........................       30
Periodic Finance Charges............        7
Permitted Lien......................       23
Plan Asset Regulation...............       59
Plans...............................       59
Pooling and Servicing Agreement.....        4
Pre-Funding Account.................       34
Pre-Funding Amount..................       34
Principal Account...................       29
Principal Amortization Period.......       18
Principal Collections...............        4
Principal Funding Account...........       17
Principal Receivables...............        8
Principal Shortfall.................       32
Principal Terms.....................       21
Prospectus Supplement...............        4
Purchase Agreement..................       20
Purchase Agreements.................     8,20
Purchase Termination Date...........       48
Qualified Institution...............       29
Rating Agency.......................       49
Ratings Event.......................       27
Receivables.........................        4
Record Date.........................       12
Recoveries..........................        8
Related Person......................       43
Relevant UCC State..................       26

                TERM                    PAGE
                ----                    -----
Reserve Account.....................       45
Restart Date........................       26
Retained Interest...................       22
Retained Percentage.................       37
Revolving Period....................       18
SEC.................................       13
Securities..........................        4
Securities Act......................       22
Security Owner......................       12
Security Rate.......................       17
Securityholders.....................       16
Securityholders' Interest...........       11
Series..............................        4
Series Default Amount...............       34
Service Transfer....................       39
Servicer............................        4
Servicer Default....................       39
Shared Principal Collections........       18
SIPC................................       30
Standard & Poor's...................       29
Supplement..........................       11
Supplemental Accounts...............       26
Tax Opinion.........................       22
Termination Date....................       36
Terms and Conditions................       15
Transfer Agent and Registrar........       16
Transfer Date.......................    19,31
Transferor..........................        4
Transferor Amount...................       11
Transferor Interest.................       11
Trigger Event.......................       37
Trust...............................        4
Trust Accounts......................       29
Trust Portfolio.....................       20
Trustee.............................        4
UCC.................................       49
Utah Bank...........................       11
Variable Funding Securities.........       12
VISA................................       53
Waiver Agreement....................       10
Withholding Agent...................       57

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Metris Master Trust Asset Backed Trust Securities (the "GLOBAL SECURITIES"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

  Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card security issues in same-day funds.

     Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream Customer or Euroclear Participant. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement.

                                      A-I-1

Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                      A-I-2

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30 percent U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Income Tax Matters" in the prospectus for additional information.

                                      A-I-3

                              PRINCIPAL OFFICE OF

                            METRIS RECEIVABLES, INC.
                       10900 Wayzata Boulevard, Room 723
                          Minnetonka, Minnesota 55305

                                    SERVICER
                                 for the Trust
            Direct Merchants Credit Card Bank, National Association
                          17600 North Perimeter Drive
                           Scottsdale, Arizona 85255

                                    TRUSTEE
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                       PAYING AGENTS AND TRANSFER AGENTS
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                                 LISTING AGENT
                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                        LEGAL ADVISOR TO THE TRANSFEROR
                            as to United States Law
                       Orrick, Herrington & Sutcliffe LLP
                              3050 K Street, N.W.
                                   Suite 200
                             Washington, D.C. 20007

                       LEGAL ADVISOR TO THE UNDERWRITERS
                         Sidley Austin Brown & Wood LLP
                             One World Trade Center
                         New York, New York 10048-0557

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                                    KPMG LLP
                            4200 Wells Fargo Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

                             Prospectus Supplement

                            [METRIS COMPANIES LOGO]

                              METRIS MASTER TRUST
                                     Issuer

                                 SERIES 2001-2

                                  $559,392,000
                             CLASS A FLOATING RATE
                            ASSET BACKED SECURITIES

                                  $99,448,000
                             CLASS B FLOATING RATE
                            ASSET BACKED SECURITIES

                            METRIS RECEIVABLES, INC.
                                   Transferor

                                DIRECT MERCHANTS
                     CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    Servicer

                     UNDERWRITERS OF THE CLASS A SECURITIES
                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC
                                BARCLAYS CAPITAL
                           CREDIT SUISSE FIRST BOSTON
                                    JPMORGAN

                     UNDERWRITERS OF THE CLASS B SECURITIES
                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these securities in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a
prospectus supplement and prospectus until          , 2001.